SCHEDULE 14C and SCHEDULE 14F-1
(Rule 14c-101 and Rule 14f-1)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Information Statement Pursuant to Section 14(f) of the
Securities Exchange Act of 1934
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(Amendment No. 1)

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CDSI HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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CDSI HOLDINGS INC.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000

INFORMATION STATEMENT PURSUANT TO SECTION 14C AND SECTION 14(F) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-1 AND RULE 14F-1 THEREUNDER

September __, 2011

No vote or other action by our stockholders is required in response to this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

This information statement is being furnished to holders of record of the common stock of CDSI Holdings Inc., a Delaware corporation (the “Company”), at the close of business on July 29, 2011 in accordance with the requirements of Sections 14(c) and 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules 14c-1 and 14f-1 promulgated under the Exchange Act. This also notifies the Company’s stockholders that on or about July 27, 2011, the Company received a written consent in lieu of a meeting of stockholders from the holders of a majority of the Company’s common stock for the following:

•	Approving the change in the majority of the Company’s board of directors (the “Change of Control”) that will result from the consummation of the transactions contemplated by the Merger Agreement and Plan of Reorganization, as amended (“Merger Agreement”), entered into among the Company, CDSI Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), SG Blocks Inc. (“SG Blocks”) and certain stockholders of SG Blocks.
•	Approving amendments to the Company’s certificate of incorporation to change the Company’s name to “SG Blocks Inc.” and increasing the Company’s authorized shares of common stock from 25,000,000 to 100,000,000 (the “Charter Amendments”).
•	Approving the Company’s 2011 Incentive Stock Plan (the “Stock Plan”).

The Change of Control, Charter Amendments and Stock Plan are further described under the heading “Description of Stockholder Matters” below.

As of July 29, 2011, the Company had issued and outstanding 3,270,000 shares of common stock, the Company’s only class of securities that would be entitled to vote for directors at a stockholders’ meeting if one were to be held. Each share of common stock is entitled to one vote.

Please read this information statement carefully. It describes the Change of Control, Charter Amendments and Stock Plan in detail and contains certain biographical and other information concerning the Company’s current and proposed executive officers and directors.

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

•	The Company has entered into the Merger Agreement with Merger Sub, SG Blocks and certain stockholders of SG Blocks. Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of the Company. See the section titled “The Merger — Structure of the Merger” for more information on the structure of the merger.
•	SG Blocks is a provider of code engineered cargo shipping containers that it modifies and delivers to meet the growing demand for safe and green construction. Rather than consuming new steel and lumber, SG Blocks capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building.
•	Upon consummation of the merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of the Company’s common stock. Additionally, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) will receive in the merger 408,750 shares of the Company’s common stock pursuant to contractual obligations between SG Blocks and Ladenburg. Upon consummation of the merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of the Company’s common stock. See the section titled “The Merger — Structure of the Merger” for more information on the merger consideration and the ownership of the Company’s common stock following the merger.
•	All of the officers and directors of SG Blocks and each stockholder of SG Blocks currently owning in excess of 20% of the SG Blocks common stock have agreed not to sell their shares until the 12-month anniversary of the consummation of the merger, subject to certain exceptions.
•	Upon consummation of the merger, (i) Robert Lundgren and Glenn Halpryn will resign from their Board positions with the Company and (ii) Paul M. Galvin, SG Blocks’ Chief Executive Officer, Joseph Tacopina, a director of SG Blocks, Stevan Armstrong, SG Blocks’ President and Chief Operating Officer, J. Scott Magrane and Christopher Melton will be appointed to the Company’s Board. See the section titled “Executive Officers, Directors and Key Employees” for more information on the board of directors of the Company following the merger.
•	Upon consummation of the merger, (i) each of Richard J. Lampen and J. Bryant Kirkland III will resign from their positions as officers of the Company and (ii) Paul Galvin will become the Chief Executive Officer of the Company, Brian Wasserman will become the Chief Financial Officer of the Company, Stevan Armstrong will become the President and Chief Operating Officer of the Company and Jennifer Strumingher will become the Chief Administrative Officer of the Company. These four individuals currently hold these positions at SG Blocks and will continue to do so after the merger. See the section titled “Executive Officers, Directors and Key Employees” for more information on the management of the Company following the merger.
•	As a result of the foregoing, the Change of Control will occur with respect to the Company’s stock ownership and management upon consummation of the merger with SG Blocks.
•	To provide a fund for payment to the Company with respect to its post-closing rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent) 817,500 shares of the Company’s common stock to be received by the holders of SG Blocks common stock. This escrow fund will be the sole remedy for the Company for its rights to indemnification under the Merger Agreement. See the section titled “The Merger — Indemnification” for more information on the Company’s rights to indemnification under the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of July 29, 2011 by (i) those persons or groups known to beneficially own more than 5% of the Company’s common stock, (ii) each current director and executive officer of the Company and (iii) all executive officers and directors as a group. The information presented does not reflect the ownership interests of such individuals as a result of the merger transaction described above.

The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares. Except as otherwise indicated in the table below, the business address of each individual or entity is 100 S.E. Second Street, Miami, Florida 33131.

Name of Beneficial Owner	Number of Shares	Percent of Class
Vector Group Ltd.(1)	1,490,000	45.6%
T. Baulch(2)	200,583	6.1%
Glenn L. Halpryn(3)	150,000	4.6%
J. Bryant Kirkland III	—	—
Richard J. Lampen	—	—
Robert Lundgren(4)	—	—
All executive officers and directors as a group (4 persons)	150,000	4.6%

(1)	Richard J. Lampen, an executive officer and a director of the Company, and J. Bryant Kirkland III, an executive officer and a director of the Company, serve as Executive Vice President and Vice President, respectively, of Vector Group Ltd. (“Vector”). Neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the securities owned by Vector. The other executive officers of Vector are Howard M. Lorber, President and Chief Executive Officer, Marc N. Bell, Vice President and General Counsel, and Ronald J. Bernstein, the President of Vector’s Liggett Group LLC subsidiary. The directors of Vector are Mr. Lorber, Bennett S. LeBow, Henry C. Beinstein, Mr. Bernstein, Robert J. Eide, Jeffrey S. Podell and Jean E. Sharpe.
(2)	The business address for T. Baulch is 5315-B FM 1960 West, #239, Houston, Texas 77069. Information is based on a Schedule 13G filed on February 16, 2010.
(3)	The business address for Mr. Halpryn is 4400 Biscayne Boulevard, #950, Miami, Florida 33137.
(4)	The business address for Mr. Lundgren is 14545 SW 79th Court, Miami, Florida 33158.

Security Ownership of Proposed Board Members

The following table sets forth the number of shares of common stock owned by each person who is expected to serve as an officer and/or director of the Company following the Change of Control. For purposes of presentation, the information relating to the ownership interests of such individuals is provided after giving effect to the merger transaction described above (and as such, is based on 39,729,491 shares being issued and outstanding).

Name of Beneficial Owner	Number of Shares	Percent of Class
Paul Galvin(1)(2)	4,571,480	11.5%
Joseph Tacopina(1)(2)	4,571,480	11.5%
Stevan Armstrong(1)(3)	3,327,265	8.4%
J. Scott Magrane(1)(4)	381,137	1.0%
Christopher Melton(1)(5)	194,909	*
J. Bryant Kirkland III(6)(7)	—	—
Richard J. Lampen(6)(7)	1,453,333	3.7%
Brian Wasserman(1)	—	—
Jennifer Strumingher(1)(5)	—	—
All executive officers and directors as a group (9 persons)	9,928,124	25.0%

*	Less than 1%.

(1)	Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton will be appointed as directors upon consummation of the transactions contemplated by the Merger Agreement. Additionally, Mr. Galvin will be appointed as Chief Executive Officer, Mr. Armstrong will be appointed as President and Chief Operating Officer, Brian Wasserman will be appointed as Chief Financial Officer and Ms. Strumingher will be appointed as Chief Administrative Officer, all upon consummation of the transactions contemplated by the Merger Agreement.
(2)	Such shares are held by Tag Partners, LLC, an investment partnership formed for the purpose of investing in SG Blocks (other partners include employees of SG Blocks). Paul Galvin and Joseph Tacopina have a controlling interest in Tag Partners, LLC. Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of common stock owned by Tag Partners, LLC. Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of common stock held by Tag Partners, LLC, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of common stock.
(3)	Such shares are held by SMA Development Group, LLC., an entity controlled by Mr. Armstrong. Mr. Armstrong specifically disclaims beneficial ownership of the shares of common stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of common stock.
(4)	Such shares are held by Two Lake, LLC, an entity controlled by Mr. Magrane. Mr. Magrane specifically disclaims beneficial ownership of the shares held by Two Lake, LLC except to the extent of his pecuniary interest therein, and this shall not be deemed an admission that Mr. Magrane is the beneficial owner of such shares of stock.
(5)	Does not include shares held by Tag Partners, LLC. Mr. Melton and Ms. Strumingher each has a membership interest in Tag Partners, LLC. Mr. Melton and Ms. Strumingher each specifically disclaims beneficial ownership of the shares of common stock held by Tag Partners, LLC, except to the extent of their pecuniary interest therein, and this shall not be deemed to be an admission that either Mr. Melton or Ms. Strumingher is a beneficial owner of such shares of common stock.
(6)	Does not include shares of common stock held by Vector, as neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the securities owned by Vector.
(7)	Includes (i) 408,750 shares of common stock held by Ladenburg and (ii) 1,044,583 shares of common stock issuable upon exercise of presently exercisable warrants held by Ladenburg. Mr. Lampen is the president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent company and sole owner of Ladenburg. Accordingly, Mr. Lampen may be deemed to have investment authority and voting control over the securities owned by Ladenburg. Mr. Lampen specifically disclaims beneficial ownership of the shares of common stock held by Ladenburg, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Lampen is the beneficial owner of such shares of stock.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following sets forth information regarding (i) the Company’s current executive officers and directors and (ii) the Company’s executive officers and directors following the Change of Control. Except with respect to the Merger Agreement, there is no agreement or understanding between the Company and each current or proposed director or executive officer pursuant to which he was selected as an officer or director.

Name	Age	Current Position	Position following Change of Control
Richard J. Lampen	57	President, Chief Executive Officer and Director	Director
J. Bryant Kirkland III	45	Vice President, Chief Financial Officer, Secretary, Treasurer and Director	Director
Robert M. Lundgren	52	Director	None
Glenn L. Halpryn	50	Director	None
Paul Galvin	48	None	Chief Executive Officer and Director
Stevan Armstrong	63	None	President, Chief Operating Officer and Director
Joseph Tacopina	45	None	Director
J. Scott Magrane	64	None	Director
Christopher Melton	39	None	Director
Brian Wasserman	45	None	Chief Financial Officer
Jennifer Strumingher	36	None	Chief Administrative Officer

Richard J. Lampen has served as President and Chief Executive Officer of the Company since November 1998 and as a director since January 1997. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Lampen will resign from his positions as an officer of the Company but will remain a director of the Company. Mr. Lampen has also served as Executive Vice President of Vector (NYSE:VGR) since July 1996. Mr. Lampen has also served as President and Chief Executive Officer of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX:LTS), an entity in which Vector owns an approximate 8% equity interest, since September 2006. Since October 2008, Mr. Lampen has served as President and Chief Executive Officer of Castle Brands Inc. (NYSE AMEX:ROX), a publicly traded developer and importer of premium branded spirits in which Vector held an approximate 10.7% equity interest at July 27, 2011. From October 1995 to December 2005, Mr. Lampen served as the Executive Vice President and General Counsel of New Valley Corporation, where he also served as a director. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen is also a director of Ladenburg Thalmann Financial Services and Castle Brands Inc. Mr. Lampen received a Bachelor of Arts degree from The Johns Hopkins University in 1975 and received a Juris Doctorate degree in 1978 from Columbia Law School. Mr. Lampen’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained through his service as a director of publicly-traded corporations.

J. Bryant Kirkland III has served as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer since January 1998 and as a director since November 1998. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Kirkland will resign from his positions as an officer of the Company but will remain a director of the Company. Mr. Kirkland has served as a Vice President of Vector since 2001 and became Vice President, Treasurer and Chief Financial Officer of Vector on April 1, 2006. From November 1994 to December 2005, Mr. Kirkland served in various financial capacities with New Valley Corporation, the predecessor to New Valley LLC. Mr. Kirkland served as Vice President, Treasurer and Chief Financial Officer from January 1998 to December 2005. Mr. Kirkland also served as Chief Financial Officer of Ladenburg Thalmann Financial Services Inc. from June 2001 to October 2002. Mr. Kirkland received a Bachelor of Science in Business Administration from the University of North Carolina in 1987 and a Masters of Business Administration from Barry University in December 2006. Mr. Kirkland’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise.

Robert M. Lundgren has served as a director since January 1997. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Lundgren will resign from his positions as a director of the Company. He also served as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer from January 1997 through January 14, 1998. Mr. Lundgren has served as Chief Financial Officer of Westminster Christian School in Palmetto Bay, Florida since January 2010. He previously served as Director of Finance and Operations of Palmer Trinity School in Miami, Florida from July 2002 to December 2009. Mr. Lundgren was an independent consultant from October 2001 until July 2002. From January 14, 1998 to October 2001, Mr. Lundgren was employed by Solar Cosmetic Labs, Inc. as Chief Financial Officer. From November 1994 through January 14, 1998, Mr. Lundgren was employed by New Valley Corporation where he served as Vice President and Chief Financial Officer from May 1996 to January 14, 1998. From November 1992 through November 1994, Mr. Lundgren worked for Deloitte & Touche as a Senior Manager in the audit practice. Mr. Lundgren has been a certified public accountant since 1981 and holds a Bachelor of Science in Accounting from Wake Forest University. Mr. Lundgren’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise.

Glenn L. Halpryn has served as a director since April 2010. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Mr. Halpryn will resign from his positions as a director of the Company. Since August 2010 Mr. Halpryn has served as a Director of ChromaDex Corporation (OTCBB: CDXC.OB). ChromaDex Corporation and its subsidiaries supply phytochemical reference standards and reference materials, related contract services, and products for the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and cosmetic markets. Mr. Halpryn has been the Chief Executive Officer and a Director of Transworld Investment Corporation, a private investment company, since June 2001. Mr. Halpryn currently serves as a Director of Sorrento Therapeutics (OTCBB: SRNE.OB), a biopharmaceutical company, Castle Brands Inc. (NYSE AMEX:ROX), a developer and international marketer of premium branded spirits, and SearchMedia Holdings Limited (NYSE AMEX:IDI), a China-based billboard and in-elevator advertising company. From September 2008 until May 2010, Mr. Halpryn served as a Director of Winston Pharmaceuticals, Inc. (OTCBB: WPHM.OB), a pharmaceutical company specializing in skin creams and pain medications. From October 2002 to September 2008, Mr. Halpryn served as a Director of Ivax Diagnostics, Inc. (NYSE AMEX:IVD). Mr. Halpryn served as Chairman of the board of directors and Chief Executive Officer of Orthodontix, Inc. (now Protalix Bio Therapeutics, Inc.) (NYSE AMEX:PLX) from April 2001 to December 2006. From April 1988 to June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and a beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA. Mr. Halpryn's pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his services as a director of publicly-traded corporations.

Paul M. Galvin has been the Chief Executive Officer of SG Blocks and its predecessor entity, SG Blocks, LLC (“SG LLC”), since April 2009 and a board member of SG Blocks and its predecessor entity since January 2007. Mr. Galvin is a founder of SG LLC. Mr. Galvin brings to SG Blocks 20 years of experience developing and managing real estate including residential condominiums, luxury sales, market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, and where he served for over a decade in a leadership position. During that period Mr. Galvin designed, developed, and managed emergency food and shelter programs through New York City’s Human Resources Administration and other Federal and State entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of Yucaipa Investments where he worked with religious institutions that needed to monetize underperforming assets. There he designed and managed systems that produced highest and best use analysis for hundreds of religious assets and used them to acquire and re-develop properties across the United States. Mr. Galvin holds a B.S. in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin is currently a Board Member of SentiCare, Inc. He previously served for ten years on the Sisters of Charity Healthcare System Advisory Board. Mr. Galvin’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained in real estate industry.

Stevan Armstrong has been the President and Chief Operating Officer of SG Blocks and its predecessor entity since April 2009 and a board member of SG Blocks and its predecessor entity since January 2007. Mr. Armstrong is a founder of SG LLC. Prior to joining SG Blocks, he was a minority partner (owner) and Chief Construction Officer for Stratford Companies, a large Senior Housing development group, from 2003 until fully phasing out in March 2010, where he had complete responsibility for all engineering, design construction and commissioning of over $250,000,000 of facilities over a three year period. Prior to that, he was Executive Vice President for Operations of Hospital Affiliates Development Corp., a proprietary health care company specializing in the development of healthcare and senior care projects both domestically and internationally. Mr. Armstrong managed the design and construction of healthcare and elderly care housing projects in 40 states and 16 foreign countries with overall responsibility for operations. His background includes structural design engineering for large-scale healthcare projects, project scheduling and management of developmental of construction budgets. He spent much of his early career working on site as a field engineer and construction specialist. Mr. Armstrong served 30 years on active and reserve duty as a Civil Engineering Corps Officer for the United States Navy, retiring as Assistant Chief of Staff for Operations for the Atlantic Seabees (Navy Construction Battalions) both Active and Reserve based out of Norfolk Virginia with 8000 engineering and construction troops reporting to headquarters. Mr. Armstrong was responsible for their operations both in the United States and worldwide. Mr. Armstrong holds a Bachelor of Architectural Engineering from Penn State University and an M.S. in Engineering from George Washington University. Mr. Armstrong brings extensive design, construction experience and engineering expertise to SG Blocks and his pertinent experience, qualifications, attributes and skills include real estate and development expertise.

Joseph Tacopina has been a director of SG Blocks and its predecessor entity since January 2008. Mr. Tacopina founded the Law Offices of Joseph Tacopina, P.C. in 1994 and continues to practice law at his firm. Since September 2009, he has also led the Talent Representation practice at Madison Avenue Sports and Entertainment, a talent representation, marketing and advising firm. Mr. Tacopina is a member of the Federal Bar Council, the New York Counsel of Defense Lawyers, and the Judicial Committee for the Association of the Bar of the City of New York. He also serves on the Legislative Committee for the National Association of Criminal Defense Lawyers. Additionally, Mr. Tacopina volunteers his time as an adjunct professor at Fordham Law School and lectures nationwide on a variety of legal issues. Mr. Tacopina is a graduate of Skidmore College and the University of Bridgeport Law School. Mr. Tacopina’s pertinent experience, qualifications, attributes and skills include legal and securities compliance.

J. Scott Magrane is a Managing Director at Coady Diemar Partners, an investment banking firm he co-founded in 2004. Prior to co-founding Coady Diemar Partners, Mr. Magrane spent 15 years with Goldman Sachs & Co. where his responsibilities encompassed all manner of corporate finance and strategic advisory activities. While at Goldman, he started the firm's Energy Technology effort. Mr. Magrane began his career and spent 10 years with Blyth Eastman Dillon & Co. and Paine Webber where he specialized in energy and power project finance. Mr. Magrane holds a BA from the College of Wooster and an MBA from Wharton. Mr. Magrane has spent over 26 years advising power related enterprises including energy technology companies, utilities, independent power companies, rural electric cooperatives and governments. Mr. Magrane’s pertinent experience, qualifications, attributes and skills include corporate finance and strategic advisory expertise.

Christopher Melton has served on the board of directors of World Education and Development Fund, a non-profit organization that focuses on education for underprivileged children in Latin America, since 2008 and as a director of Bestival Ltd, a music festival on the Isle of Wight UK, since 2004. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JP Morgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds (“RREEF”) in Chicago from 1995 to 1997. RREEF is the real estate investment management business of Deutsche Bank's Asset Management division. Mr. Melton earned a BA in Political Economy of Industrial Societies from UC Berkeley in 1995. Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his services as a director of various companies and through his personal real estate investment and development activities.

Brian Wasserman, CPA, has, pursuant to a consulting agreement, served as the Chief Financial Officer of SG Blocks since June 2011. Mr. Wasserman has been a Partner and a Director of Forensic Services at Janover, LLC, a public accounting firm since January 2010 and the Chief Executive Officer of BAW Holding Corp., a financial consulting business, since September 2005. Mr. Wasserman was a founder, the Chief Financial Officer and Treasurer of Newtek Business Services, Inc. (“Newtek” — NASDAQ Symbol “NEWT”) from September 1997 through July 2005. Newtek is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek brand. Newtek serves as a “one-stop-shop” provider of business services to the small- and medium-sized business market. From 1992 thru 1997, Mr. Wasserman was the Chief Financial Officer for a Wall Street investment banking firm, the General Partner of various investment limited partnerships and the Treasurer of Engex, Inc., a publicly traded closed end mutual fund. Mr. Wasserman is a licensed New York State Certified Public Accountant and holds a BS in Accounting from Lehigh University. From 1987 thru 1992, Brian worked for Coopers & Lybrand (now PricewatershouseCoopers) and earned the title of Manager.

Jennifer Strumingher has been with SG Blocks and its predecessor entity since February 2008, and has served as its Chief Administrative Officer since March 2010 and as a board member since April 2009. From May 2007 to February 2008, Ms. Strumingher was involved in private real estate renovations. From November 2005 to May 2007, Ms. Strumingher worked for a boutique contemporary knitwear company in brand positioning, sales and product marketing. Prior to that Ms. Strumingher was an Equity Sales Manager for PaineWebber, Inc. from July 1996 to December 2000 where she communicated and marketed PaineWebber’s equity research to a select group of clients. Additionally, Ms. Strumingher conducted verbal and written client portfolio reviews using sector analysis to maximize profits, minimize risk and diversify holdings. Ms. Strumingher holds a B.S. in Management and Marketing from Binghamton University (State University of New York) School of Management.

Director Independence and Board Committees

The Company’s board currently consists of Messrs. Lampen, Kirkland, Halpryn and Lundgren. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, Messrs. Halpryn and Lundren will resign and Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton will be appointed to the board. The Company currently utilizes the definition of “independent” set forth in the NASDAQ Stock Market’s listing standards. The Company believes that Messrs. Kirkland, Tacopina, Magrane and Melton will be considered independent upon the Change of Control.

The Company currently has an audit committee consisting of Messrs. Lundgren and Halpryn. Mr. Lundgren is an “audit committee financial expert.” During the fiscal year ending December 31, 2010, the audit committee met on four occasions. The audit committee has also met on three occasions and acted by unanimous written consent on one occasion thus far in 2011. Upon consummation of the transactions contemplated by the Merger Agreement and the Change of Control, the audit committee will consist of J. Bryant Kirkland III, J. Scott Magrane and Christopher Melton each of whom is an independent director. Mr. Kirkland will be an “audit committee financial expert.”

Since the Company is not a “listed company” under SEC rules, the Company is not required to have a compensation committee. Furthermore, the Company does not believe it is necessary for the Board to appoint such committee, or have a separately designated lead director, because the volume of matters that came before the Board for consideration permits all directors to give sufficient time and attention to such matters to be involved in all decision making.

The Board is responsible for overseeing risk management, and receives reports from management periodically.

Nominating Committee and Shareholder-Director Communications

The Company’s board does not have a nominating committee because the board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time. Given the limited scope of the Company’s operations, the board believes a specific nominating policy would be premature and of little assistance until the Company’s business operations are at a more advanced level.

Currently, the entire board decides on nominees, on the recommendation of any member of the board, followed by the board’s review of the candidates’ resumes and interviews of candidates. There has not been any defined policy or procedural requirements for stockholders to submit recommendations or nomination for directors. However, the board will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders should communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the Board believes that persons should be actively engaged in business endeavors, have a financial background, be familiar with acquisition strategies and money management and be able to promote a diversity of views based on the person’s education, experience and professional employment. Based on the information gathered, the board then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Family Relationships

There are no family relationships among the Company’s existing or incoming directors or officers.

Involvement in Certain Legal Proceedings

During the past ten years, no existing or incoming officer or director of the Company has:

(1) Petitioned for bankruptcy under the federal bankruptcy laws or had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent or similar officer appointed by a court, any business of which such person was a general partner or executive officer either at the time of the bankruptcy or proceeding or within two years prior to that time;

(2) Been convicted in a criminal proceeding or is a named subject of any pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Been subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement the following activities

(a)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor brokerage, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing to conduct or practice in connection with such activity;
(b)	Engaging in any type of business practice; or
(c)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

(4) Been subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days his right to engage in any type of activity described in 3(a) above, or to be associated with persons engaged in any such activity;

(5) Been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6) Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated a federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(7) Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or fining, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(a)	Any federal or state securities or commodities law or regulation; or
(b)	Any law or regulation respecting financing institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(c)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors’ Meetings

During the fiscal year ending December 31, 2010, the board of directors acted by unanimous written consent on one occasion. The board has also met on three occasions and acted by unanimous written consent on one occasion thus far in 2011.

The board does not have a formal policy of attendance of directors at the annual meeting. It does encourage such attendance. The Company did not have an annual meeting of stockholders in 2009 or 2010.

Compliance with Section 16(a) of the Exchange Act

Each director and executive officer of the Company and each beneficial owner of 10% or more of the Company’s common stock is required to report his or her transactions in shares of the Company’s common stock to the SEC within a specified period following a transaction. Based on the Company’s review of filings with the SEC and written representations furnished to the Company during the fiscal year ended December 31, 2010, the directors, executive officers, and 10% beneficial owners filed all such reports within the specified time period.

EXECUTIVE AND DIRECTOR COMPENSATION

Current Executive Compensation

Richard J. Lampen and J. Bryant Kirkland III, who serve as the Company’s sole executive officers, did not receive any salary or other compensation from the Company in 2010 or 2009, other than normal compensation paid to directors (as described below).

The Company is not party to any employment agreements or other compensation plans.

Directors’ Compensation

The Company pays each director an annual retainer of $5,000, payable quarterly, and reimburses the directors for reasonable travel expenses incurred in connection with their activities on the Company’s behalf. For the fiscal year ended December 31, 2010, each of Messrs. Lampen, Kirkland and Lundgren received the full $5,000 and Mr. Halpryn received $2,500 (as he was not a director for the full fiscal year).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain accounting and related finance functions are performed on behalf of the Company by employees of Vector, the Company’s principal stockholder. Expenses incurred relating to these functions are allocated to the Company and paid as incurred to Vector based on management’s best estimate of the cost involved. The amounts allocated were immaterial for the fiscal years ended December 31, 2009 and 2010.

On March 26, 2009, the Company entered into a $50,000 Revolving Credit Promissory Note (the “Revolver”) with Vector due December 31, 2012. The loan bears interest at 11% per annum. There was a balance $37,500 outstanding under the Revolver at December 31, 2010. On January 26, 2011, the Company and Vector entered into an amendment to the Revolver increasing the amount that we may borrow thereunder from $50,000 to $100,000. The Revolver had a balance of $53,500 at March 31, 2011. Accrued interest on the Revolver was $6,640 as of March 31, 2011. On April 11, 2011, the Company borrowed an additional $5,000 under the Revolver.

Transaction Relationships

Vector, the Company’s principal stockholder, is also a stockholder of SG Blocks and as such, will receive 2,018,518 additional shares of common stock of the Company upon consummation of the merger. Messrs. Lampen and Kirkland are each executive officers of Vector.

In October and December 2010, Ladenburg acted as placement agent for SG Blocks in a private placement and raised aggregate gross proceeds of $2,875,000. Ladenburg was paid an aggregate cash fee of $201,250 for its services in the private placement and was also issued warrants to purchase shares of common stock of SG Blocks, which will represent the right to purchase an aggregate of 1,044,583 shares of the Company’s common stock upon consummation of the merger. SG Blocks also agreed that if Ladenburg introduced it to an existing publicly traded company with which to consummate a merger, it would cause Ladenburg to be issued shares of common stock of the combined merger entity equal to 1% of the outstanding shares of such entity on a fully diluted basis. Ladenburg introduced the Company to SG Blocks and accordingly, will be issued an aggregate of 408,750 shares of the Company’s common stock (representing 1% of the Company’s stock on a fully diluted basis) upon consummation of the merger. Vector invested $500,000 in SG Blocks as part of the private placement.

Mr. Lampen is the president and chief executive officer of Ladenburg’s parent company. Additionally, Vector, through a wholly-owned subsidiary, owns approximately 8% of the outstanding common stock of Ladenburg.

From March 2011 to July 2011, William Walters, a senior advisor to, and a registered representative at, Ladenburg, received consulting fees from SG Blocks in the total amount of $100,000 and in the future may receive additional consideration based on business generated by him, if any. Any potential fees will be determined on a case by case basis and will be dependent on the margins of the project. Additionally, Mr. Walters’ wife is a consultant to SG Blocks and in the future may receive consideration of between 5% and 7% of gross sales on business generated by her, if any.

DESCRIPTION OF STOCKHOLDER MATTERS

On July 27, 2011, the Company obtained the written consent of a majority of its outstanding common stock approving (i) the Change of Control, (ii) an increase in the number of authorized shares of the Company’s common stock from 25,000,000 shares to 100,000,000 shares, (iii) the change of the name of the Company to “SG Blocks, Inc.” and (iii) the adoption of a 2011 Incentive Stock Plan to be effective upon consummation of the merger. The foregoing eliminated the need for a special stockholder meeting to approve such items. The Company’s board of directors had previously approved each of the foregoing items.

Each of the Change of Control, Charter Amendments and the Stock Plan will be effective upon consummation of the merger with SG Blocks, which is anticipated to take place in September 2011 after the satisfaction by the Company and SG Blocks of certain closing conditions; provided, however, that in no event will such actions be effective earlier than at least 20 days after the mailing of this information to the Company’s stockholders.

The following is a description of the actions taken by majority written consent:

Change of Control

On July 27, 2011, the Company entered into the Merger Agreement with Merger Sub, SG Blocks and certain stockholders of SG Blocks. A copy of the Merger Agreement is attached to this information statement as Annex A. Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of the Company.

Upon consummation of the merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of the Company’s common stock. Additionally, Ladenburg will receive in the merger 408,750 shares of the Company’s common stock pursuant to contractual obligations between SG Blocks and Ladenburg. Upon consummation of the merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of the Company’s common stock. As a result of the foregoing, the current holders of common stock of the Company will own an aggregate of 8% of the common stock of the Company on a fully diluted basis, the stockholders and warrantholders of SG Blocks will beneficially own an aggregate of 91% of the common stock of the Company on a fully diluted basis and Ladenburg will own an aggregate of 1% of the common stock of the Company on a fully diluted basis (not including warrants to purchase shares of the Company’s stock it will receive in the merger as a result of it currently holding warrants to purchase shares of SG Blocks common stock).

Upon consummation of the merger, (i) Robert Lundgren and Glenn Halpryn will resign from their Board positions with the Company and (ii) Paul M. Galvin, SG Blocks’ Chief Executive Officer, Joseph Tacopina, a director of SG Blocks, Stevan Armstrong, SG Blocks’ President and Chief Operating Officer, J. Scott Magrane and Christopher Melton will be appointed to the Company’s Board.

Additionally, upon consummation of the merger, (i) each of Richard J. Lampen and J. Bryant Kirkland III will resign from their positions as officers of the Company and (ii) Paul Galvin will become the Chief Executive Officer of the Company, Brian Wasserman will become the Chief Financial Officer of the Company, Stevan Armstrong will become the President and Chief Operating Officer of the Company and Jennifer Strumingher will become the Chief Administrative Officer of the Company.

As a result of the foregoing, the Change of Control will occur with respect to the Company’s stock ownership and management upon consummation of the merger with SG Blocks.

The merger and the Merger Agreement are described in more detail below in the section titled “The Merger.”

Charter Amendments

In connection with the Merger Agreement, the Company will change its name to “SG Blocks, Inc.” and increase its authorized shares of common stock from 25,000,000 shares to 100,000,000 shares. Since the Company’s business operations will be conducted through SG Blocks upon consummation of the merger, the Company believes that the name “SG Blocks, Inc.” better describes its business model.

The increase in the authorized number of shares of common stock is necessary for the Company to have sufficient stock to issue to the holders of common stock of SG Blocks to complete the merger and have additional authorized shares of common stock for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock for such purposes. Notwithstanding the foregoing, authorized but unissued shares of common stock may enable the Company’s board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Company’s common stock. If in the due exercise of its fiduciary obligations, for example, the Company’s board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise.

To effect the foregoing changes, the Company will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. Concurrently with the filing of the amended and restated certificate of incorporation, the Company plans to notify the Financial Industry Regulatory Authority of the proposed name change and to work with FINRA to obtain a new trading symbol for its common stock.

It is not mandatory for the Company’s stockholders to surrender their stock certificates as a result of the Charter Amendments. The Company’s transfer agent will adjust the record books of the Company to reflect the name change. New certificates will not be mailed to stockholders; however, new certificates will be issued during the ordinary course of business.

Stock Plan

In connection with the Merger Agreement, the Company adopted the 2011 Incentive Stock Plan. A copy of the Stock Plan is attached to this information statement as Annex B. The Stock Plan is designed to enable the Company to offer its employees, officers, directors, consultants and advisors whose services are considered valuable, to encourage a sense of proprietorship in the Company and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The various types of incentive awards that may be provided under the Stock Plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All of the Company’s officers, directors, employees, consultants and advisors, as well as those of its subsidiaries, are eligible to be granted awards under the Stock Plan. An incentive stock option may be granted under the Stock Plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries. No awards have been granted under the Stock Plan as of the date of this information statement. All awards will be subject to and approval by the board of directors.

Administration

The Stock Plan is administered by the Company’s board of directors. Subject to the provisions of the Stock Plan, the board of directors determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Stock Plan

The Stock Plan reserves 8,000,000 shares of common stock for issuance in accordance with the Stock Plan’s terms. Shares of stock subject to other awards that are forfeited or terminated will no longer be available for future award grants under the Stock Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then, such shares shall no longer be available for future award grants under the Stock Plan.

Under the Stock Plan, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend or similar type of corporate restructuring affecting the Company’s stock, the board shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Stock Plan and in the terms of outstanding awards under the Stock Plan.

Types of Awards

Options.  The Stock Plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the Stock Plan. The board determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the Code or the regulations thereunder. An incentive stock option may only be granted within a ten-year period commencing on July 25, 2011 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock. Subject to any limitations or conditions the board may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in the Company’s securities or in combination of the two.

Generally, stock options granted under the Stock Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’ s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the board, may transfer a non-qualified stock option to (i) a trust for the benefit of the optionee or (ii) a member of the optionee’s immediate family (or a trust for his or her benefit).

Generally, if the holder is an employee, no stock options granted under the Stock Plan may be exercised by the holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 60 days from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of 60 days from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated without cause or for good reason by the employee, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of 30 days after termination of employment or the balance of the stock option’s term.

Stock Appreciation Rights.  A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the stock appreciation right on the date of grant, multiplied by the number of shares subject to the stock appreciation rights.

Restricted Stock.  Under the Stock Plan, shares of restricted stock may be awarded either alone or in addition to other awards granted under the Stock Plan. The board determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the Stock Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to the Company, during the applicable restriction period. In order to enforce these restrictions, the Stock Plan requires that all shares of restricted stock awarded to the holder remain in the Company’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Other Equity Incentives and Stock-Based Awards.  Under the Stock Plan, the board may grant equity incentives and other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the Stock Plan. These other stock-based awards may entail the transfer of actual shares of common stock or payment in cash or otherwise of amounts based on the value of shares of common stock. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Stock Plan.

Accelerated Vesting and Exercisability.  If a change of control of the Company occurs (defined under the Stock Plan as (i) a tender offer for more than 50% or more of the outstanding voting securities of the Company unless the Company’s stockholders continue to own more than 50% of the outstanding voting securities of the surviving or resulting company, (ii) a merger or consolidation of the Company unless the Company’s stockholders continue to own more than 50% of the outstanding voting securities of the surviving or resulting company, (iii) a sale of substantially all of the Company’s assets unless the Company’s stockholders continue to own more than 50% of the assets or (iv) the acquisition by any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the outstanding voting securities of the Company), and the Company’s board of directors does not authorize or otherwise approve such acquisition, then each outstanding option shall terminate within a specified number of days after notice to the optionee thereunder, and each optionee shall receive, with respect to each share of common stock subject to such option, an amount equal to the excess of the fair market value of such shares immediately prior to such change of control over the exercise price per share of such option.

Notwithstanding any provisions of the Stock Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Stock Plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Award Limitation.  The maximum number of shares of stock that may be subject to options and stock appreciation rights granted under the Stock Plan to any individual in any calendar year shall not exceed 2,000,000.

Other Limitations.  The board may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award having a higher exercise price.

Federal Income Tax Consequences

The United States federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Stock Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and United States income tax consequences that may have applied in prior years are not discussed, and may vary from locality to locality.

Incentive stock options

There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Non-incentive Stock Options

There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-incentive stock option under the Stock Plan. When the optionee exercises a non-incentive stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Stock Appreciation Rights

A participant receiving a stock appreciation right under the Stock Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Other Stock-Based Awards

The federal income tax treatment of other stock-based awards will depend on the nature of and restrictions applicable to, the award.

Code Section 409A

The Stock Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Internal Revenue Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights that comply with the terms of the Stock Plan are designed to be exempt from the application of Section 409A. It is the Company’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

Tax Withholding

The Company has the right to make such provisions as it may deem appropriate, consistent with applicable law, in connection with any stock option, stock appreciation right, restricted stock or equity incentive award granted under the Stock Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

New Plan Benefits

The selection of employees to receive awards under the Stock Plan will be determined by the board in its discretion. Therefore, the actual value of benefits under the Stock Plan that will be received by any individual or group is not determinable.

THE MERGER

The discussion in this information statement of the merger and the principal terms of the Merger Agreement by and among the Company, Merger Sub, SG Blocks and certain of the stockholders of SG Blocks is subject to, and is qualified in its entirety by reference to, the Merger Agreement. A copy of the Merger Agreement is attached to this information statement as Annex A.

The Parties

The parties to the Merger Agreement are the Company, Merger Sub, SG Blocks and certain of the stockholders of SG Blocks. The mailing address of each of the Company and Merger Sub is 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 and the telephone number of each is 305-579-8000. The mailing address of SG Blocks is 350 Madison Avenue, 14th Floor, New York, New York 10016 and its telephone number is 646-747-2424.

Structure of the Merger

The Merger Agreement provides for the merger of Merger Sub with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly owned subsidiary of the Company. Thereafter, the Company will operate under the name “SG Blocks, Inc.”

Upon consummation of the merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of the Company’s common stock. Additionally, Ladenburg will receive in the merger 408,750 shares of the Company’s common stock pursuant to contractual obligations between SG Blocks and Ladenburg. Upon consummation of the merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of the Company’s common stock.

As a result of the foregoing, the current holders of common stock of the Company will own an aggregate of 8% of the common stock of the Company on a fully diluted basis, the stockholders and warrantholders of SG Blocks will beneficially own an aggregate of 91% of the common stock of the Company on a fully diluted basis and Ladenburg will own an aggregate of 1% of the common stock of the Company on a fully diluted basis (not including warrants to purchase shares of the Company’s stock it will receive in the merger as a result of it currently holding warrants to purchase shares of SG Blocks common stock).

Indemnification

To provide a fund for payment to the Company with respect to its post-closing rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent) 817,500 shares of the Company’s common stock to be received by the holders of SG Blocks common stock. This escrow fund will be the sole remedy for the Company for its rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the escrow fund by the Company once its damages exceed a $500,000 deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the escrow fund. Claims for indemnification may be asserted until the 5th business day after the Company has filed with the SEC its Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

Lock-up Agreements

All of the officers and directors of SG Blocks and each stockholder of SG Blocks currently owning in excess of 20% of the SG Blocks common stock have agreed not to sell their shares for the 12-month period commencing on the consummation of the merger, subject to certain exceptions.

Background of the Merger

The terms of the Merger Agreement are the result of arms’-length negotiations between representatives of the Company and SG Blocks. The following is a brief discussion of the background of these negotiations, the Merger Agreement and related transactions.

In October and December 2010, Ladenburg acted as placement agent for SG Blocks in a private placement and raised aggregate gross proceeds of $2,875,000. In connection with the private placement, SG Blocks agreed that if Ladenburg introduced it to an existing publicly traded company with which to consummate a merger, it would cause Ladenburg to be issued shares of common stock of the combined merger entity equal to 1% of the outstanding shares of such entity on a fully diluted basis. Ladenburg thereafter introduced the Company to SG Blocks.

From December 2010 to February 2011, representatives of the Company and SG Blocks discussed the terms of a potential transaction between the two entities. On February 25, 2011, Graubard Miller, counsel for the Company, sent a draft of a non-binding letter of intent setting forth the proposed terms of the potential transaction to representatives of SG Blocks and its counsel. Between February 25, 2011 and March 21, 2011, the parties negotiated various aspects of the letter of intent. On March 21, 2011, Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for SG Blocks, sent a revised draft of the non-binding letter of intent to representatives of the Company.

On March 22, 2011, a meeting of the Company’s board of directors was held. All directors attended, as did, by invitation, Jeffrey M. Gallant of Graubard Miller. Prior to the meeting, a draft of the non-binding letter of intent was delivered to the directors. The board discussed the specific terms of the non-binding letter of intent and the proposed transaction with SG Blocks. The board then determined to move forward with the proposed transaction with SG Blocks and authorized management to execute the non-binding letter of intent. Accordingly, later in the day on March 22, 2011, the parties executed the non-binding letter of intent. The parties then commenced work on the Merger Agreement and related transaction agreements.

On April 4, 2011, counsel for the Company circulated a draft of the Merger Agreement to SG Blocks and its counsel. From April 4, 2011 and proceeding through July 27, 2011, the Company and SG Blocks and their respective counsel negotiated various terms of the transaction and the Merger Agreement.

On July 27, 2011, a meeting of the Company’s board of directors was held to consider approval of the transactions. All directors attended, as did, by invitation, Jeffrey M. Gallant of Graubard Miller. Prior to the meeting, information summarizing the terms and structure of the merger and the Merger Agreement were delivered to the directors, along with the latest draft of the Merger Agreement and other related materials, as well as a draft of the Stock Plan. After considerable review and discussion between the directors, the Merger Agreement and related transactions, including the increase in the number of authorized shares of the Company’s common stock from 25,000,000 shares to 100,000,000 shares, the change of the name of the Company to “SG Blocks, Inc.” and the adoption of the Stock Plan, were unanimously approved by the board.

The Merger Agreement was signed on July 27, 2011. The terms of the Merger Agreement did not differ materially from the terms of the executed non-binding letter of intent. After the close of the markets on July 28, 2011, the Company issued a press release and subsequently filed a Current Report on Form 8-K on August 2, 2011 announcing the execution of the Merger Agreement and discussing the terms of the merger.

On September 8, 2011, the parties amended the Merger Agreement to extend the date on which either party may terminate the agreement if the merger is not consummated by November 30, 2011.

Reasons for the Merger

The Company’s board of directors concluded that the Merger Agreement with SG Blocks was in the best interests of the Company and its stockholders. The following are material factors that were considered by the Company’s board of directors:

•	SG Blocks’ potential for future growth;
•	Experience and skills of SG Blocks’ management and availability of additional personnel;
•	SG Blocks’ competitive position and barriers to entry; and
•	Costs associated with effecting the transaction.

Appraisal Rights

Under Delaware law, the Company’s stockholders do not have appraisal rights in connection with the merger or the Change of Control.

Anticipated Accounting Treatment

The merger will be accounted for as a “reverse merger” and recapitalization since immediately following the completion of the transaction, the stockholders of SG Blocks immediately prior to the merger will have effective control of the Company through its 91% fully diluted stockholder interest in the combined entity. In addition, through SG Blocks’ 91% fully diluted stockholder interest, SG Blocks will maintain effective control of the combined entity through control of a substantial proportion of the board of directors by maintaining four of the seven board seats. Additionally, all of SG Blocks’ senior executive positions will continue on as management of the combined entity after consummation of the merger. For accounting purposes, SG Blocks will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of SG Blocks. Accordingly, SG Blocks’ assets, liabilities and results of operations will become the historical financial statements of the Company, and the Company’s assets, liabilities and results of operations will be consolidated with SG Blocks effective as of the merger date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

Regulatory Matters

The merger and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval except for filings with the State of Delaware necessary to effectuate the merger.

Required Vote

Under Delaware law, the Company’s stockholders were not required to vote to approve the Merger Agreement. However, on July 27, 2011, the Company obtained the written consent of a majority of its outstanding common stock approving (i) the Change of Control, (ii) an increase in the number of authorized shares of the Company’s common stock from 25,000,000 shares to 100,000,000 shares, (iii) the change of the name of the Company to “SG Blocks, Inc.” and (iii) the adoption of a 2011 Incentive Stock Plan to be effective upon consummation of the merger. The foregoing eliminated the need for a special stockholder meeting to approve such items.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this information statement. Such summary is qualified by reference to the complete text of the Merger Agreement and is incorporated herein by reference. For a discussion of the merger structure, the merger consideration indemnification and lock-up provisions of the Merger Agreement, see the section titled “The Merger” above.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of the Company, Merger Sub, SG Blocks and the signing stockholders of SG Blocks relating to, among other things,:

•	proper organization and similar corporate matters;
•	capital structure of each constituent company;
•	the authorization, performance and enforceability of the Merger Agreement;
•	taxes;
•	financial statements, off balance sheet arrangements and absence of undisclosed liabilities;
•	holding of leases and ownership of other properties, including intellectual property;
•	contracts;
•	title to, and condition of, properties and assets and environmental and other conditions thereof;
•	absence of certain changes;
•	employee matters;
•	compliance with laws;
•	litigation; and
•	regulatory matters.

Covenants

The Company and SG Blocks have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•	the parties to use commercially reasonable best efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;
•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;
•	SG Blocks to obtain the approval of its stockholders of the transactions contemplated by the Merger Agreement;
•	SG Blocks to, on a best efforts basis, deliver its audited financial statements for the fiscal years ended December 31, 2010 and 2009 by July 29, 2011;
•	the Company to prepare and file this information statement with the SEC advising non-consenting stockholders of the actions taken by the consenting stockholders, as well as the Change of Control; and
•	SG Blocks to provide periodic financial information to the Company through the closing.

Conditions to Closing

General Conditions

Consummation of the merger is conditioned on SG Blocks’ stockholders approving the Merger Agreement and related transactions (which has already been obtained) and less than 10% of such stockholders seeking appraisal rights under the Delaware General Corporation Law. In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•	no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;
•	the execution by and delivery to each party of each of the various transaction documents;
•	the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the merger agreement have been materially complied with by each party;
•	the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings in compliance with the rules and regulations of each jurisdiction having jurisdiction over the subject matters; and
•	the lock-up agreements and the escrow agreement shall have been executed and delivered by the parties thereto.

CDSI’s and Merger Sub’s Conditions to Closing

The obligations of the Company and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change in the business or financial condition of SG Blocks since the date of the Merger Agreement;
•	repayment of all outstanding indebtedness owed by SG Blocks’ insiders;
•	receipt of SG Blocks’ audited financial statements and them not being materially different from the drafts of such audited financial statements previously received by CDSI;
•	SG Blocks’ unaudited financial statements for the quarter ended June 30, 2011 will reflect that SG Blocks will have at least $1,000,000 of total revenues; and
•	receipt by the Company of a legal opinion from SG Blocks’ counsel.

SG Blocks’ and Signing Stockholders’ Conditions to Closing

The obligations of SG Blocks and the signing stockholders of SG Blocks to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there being no material adverse change in the business or financial condition of the Company since the date of the Merger Agreement;
•	specified officers and directors of the Company shall have resigned from their positions;
•	receipt by SG Blocks of a legal opinion from the Company’s counsel; and
•	the Company being in compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended.

Waivers

If permitted under applicable law, either the Company or SG Blocks may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of the Company and SG Blocks;
•	by either the Company or SG Blocks if the merger is not consummated by November 30, 2011, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the merger agreement;
•	by either the Company or SG Blocks if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable; and
•	by either the Company or SG Blocks if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach.

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated; provided, however, that the fees and expenses incurred by the Company shall not exceed $150,000.

Confidentiality; Access to Information

The Company and SG Blocks will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the merger reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and key personnel to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel, as each party may reasonably request. The Company and SG Blocks will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Merger Agreement.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

Public Announcements

The parties have agreed that until the closing or termination of the Merger Agreement, the parties will:

•	cooperate in good faith to jointly prepare and mutually agree upon all press releases and public announcements pertaining to the Merger Agreement and the transactions governed by it; and
•	not issue or otherwise make any public announcement or communications pertaining to the Merger Agreement or the transactions contemplated thereby without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable law, rule or regulation.

PRO FORMA INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the proposed merger between the Company and SG Blocks and certain other transactions between the Company and SG Blocks as provided for in the Merger Agreement.

On July 27, 2011, the Company and SG Blocks signed the Merger Agreement whereby at the closing 100% of the shares of SG Blocks will be canceled and extinguished and converted into 36,050,741 shares of the Company’s common stock. As a result of the transaction, the former owners of SG Blocks will become the controlling stockholders of the Company. Accordingly, the merger of the Company and SG Blocks is a reverse merger that will be accounted for as a recapitalization of SG Blocks. Upon completion of the merger, the Company will change its name to SG Blocks, Inc. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2011 combines the balance sheets of the Company and SG Blocks and gives pro forma effect to: (i) the reverse merger between the Company and SG Blocks in which SG Blocks is deemed to be the acquiring entity for accounting purposes, (ii) 408,750 shares of the Company’s common stock issued to Ladenburg and (iii) certain other transactions completed at the time of the merger as if the Company and SG Blocks completed such transactions as of June 30, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and six months ended June 30, 2011 combine the statement of operations of the Company and SG Blocks for each of those periods and give pro forma effect to these transactions as if they were completed on January 1, 2010 and January 1, 2011, respectively.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of the Company and SG Blocks appearing elsewhere herein. These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Substance of the transaction

At the closing of the merger:

•	The Company will issue 36,050,741 shares of common stock with a par value of $0.01 to the shareholders of SG Blocks in exchange for all outstanding shares of SG Blocks common stock.
•	The Company will issue 408,750 shares of common stock to Ladenburg for merger related consulting fees. The value of these shares was based on valuation models developed by the Company.
•	All outstanding SG Blocks warrants will be cancelled and substituted with warrants of similar tenor to purchase an aggregate 1,145,509 shares of the Company’s common stock.
•	The current holders of the Company’s common stock will own an aggregate of 8% of the Company’s common stock on a fully diluted basis, the stockholders and warrant holders of SG Blocks will beneficially own an aggregate of 91% of the common stock of the Company on a fully diluted bases and Ladenburg will own an aggregate of 1% of the common stock of the Company on a fully diluted basis (not including warrants to purchase shares of SG Blocks stock it will receive in the merger as a result of it currently holding warrants to purchase shares of SG Blocks common stock). The accumulated deficit of the Company will be eliminated to reflect the legal capitalization of the combined entity upon the completion of the merger.

SG BLOCKS, INC.

Proforma Balance Sheet
(Unaudited)

June 30, 2011	Note:	CDSI Holdings Inc.(1)	SG Blocks, Inc.(2)	Proforma Adj. – Debit	Proforma Adj. – Credit	Proforma As Adjusted
Assets
Current assets:
Cash and cash equivalents		$13,430	$1,542,998			$1,556,428
Accounts receivable, net		—	170,163			170,163
Costs and estimated earnings in excess of billings on uncompleted contracts		—	—			—
Inventory		—	344,923			344,923
Prepaid expenses and other current assets		—	11,111			11,111
Total current assets		13,430	2,069,195	—	—	2,082,625
Equipment, net			8,084			8,084
Totals		$13,430	$2,077,279	$—	$—	$2,090,709
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses		$37,962	$426,159			$464,121
Accrued compensation and related costs		—	—			—
Accrued interest		8,253	2,588			10,841
Related party accrued expenses		—	25,109			25,109
Short-term notes payable		—	51,247			51,247
Related party notes payable		—	—			—
Billings in excess of costs and estimated earnings on uncompleted contracts		—	—			—
Deferred revenue		—	406,660			406,660
Convertible promissory notes, net of discount of $90,989		—	—			—
Derivative conversion option liabilities		—	—			—
Warrant liabilities			110,420			110,420
Total current liabilities		46,215	1,022,183	—	—	1,068,398
Revolving credit promissory note from related party		68,500				68,500
Stockholders' equity (deficit):
Preferred stock		—	—	—	—	—
Common stock	3	32,700	1,781	1,781	364,595	397,295
Additional paid-in capital	3	8,223,444	4,999,600	8,720,243		4,502,801
Accumulated deficit	3	(8,357,429)	(3,946,285)	—	8,357,429	(3,946,285)
Total stockholders' equity (deficit)		(101,285)	1,055,096	8,722,024	8,722,024	953,811
Totals		$13,430	$2,077,279	$8,722,024	$8,722,024	$2,090,709

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

(1)	Derived from the historical balance sheet of CDSI Holdings, Inc. appearing elsewhere in this form 14C.
(2)	Derived from the historical balance sheet of SG Blocks Inc. appearing elsewhere in this form 14C.
(3)	To record effect of reorganization and merger pursuant to the Merger Agreement dated July 27, 2011 including:
a.	Cancelation and extinguishment of all issued and outstanding SG Blocks, Inc. common stock
b.	Issuance of 36,050,741 CDSI, Inc. common stock to the SG Blocks, Inc. shareholders
c.	Issuance of 408,750 CDSI, Inc. common stock to Ladenburg Thalmann & Co., Inc.

SG BLOCKS, INC.

Proforma Statement of Operations
(Unaudited)

Six Months Ended June 30, 2011	Note:	CDSI Holdings Inc.(1)	SG Blocks, Inc.(2)	Proforma Adj. – Debit	Proforma Adj. – Credit	Proforma As Adjusted
Revenue:
SG block sales		$—	$2,523,599			$2,523,599
Engineering services		—	4,190			4,190
Project management		—	64,894			64,894
		—	2,592,683	—	—	2,592,683
Cost of revenue:
SG block sales		—	2,178,696			2,178,696
Engineering services		—	713			713
Project management		—	37,904			37,904
		—	2,217,313	—	—	2,217,313
Gross profit		—	375,370	—	—	375,370
Operating expenses:
Payroll and related expenses		—	468,597			468,597
General and administrative expenses	3	52,042	311,537		52,042	311,537
Marketing and business development expense	4	—	165,600	92,610		258,210
Pre-project expenses		—	45,165			45,165
Total		52,042	990,899	92,610	52,042	1,083,509
Operating loss		(52,042)	(615,529)	(92,610)	(52,042)	(708,139)
Other income (expense):
Interest expense	3	(4,323)	(2,034)	(4,323)		(2,034)
Interest income		—	27			27
Change in fair value of derivative liabilities		—	1,929			1,929
Cancellation of trade liabiliites and unpaid interest		—	30,498			30,498
Total		(4,323)	30,420	(4,323)	—	30,420
Net loss		$(56,365)	$(585,109)	$(96,933)	$(52,042)	$(677,719)
Net loss per share – basic and diluted: Basic and diluted		$(0.02)				$(0.02)
Weighted average shares outstanding: Basic and diluted		3,270,000				37,944,887

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

(1)	Derived from the historical statement of operations of CDSI Holdings Inc. appearing elsewhere in this form 14C.
(2)	Derived from the historical statement of operations of SG Blocks Inc. appearing elsewhere in this form 14C.
(3)	Reflects elimination of operations of CDSI.
(4)	Reflects a merger expense calculated based on the enterprise value of SG Blocks, Inc. divided by the shares outstanding immediately after the merger.

SG BLOCKS, INC.

Proforma Statement of Operations
(Unaudited)

Year Ended December 31, 2010	Note:	CDSI Holdings Inc.(1)	SG Blocks, Inc.(2)	Proforma Adj. – Debit	Proforma Adj. – Credit	Proforma As Adjusted
Revenue:
SG block sales		$—	$1,190,004			$1,190,004
Engineering services		—	181,312			181,312
Project management		—	545,249			545,249
		—	1,916,565	—	—	1,916,565
Cost of revenue:
SG block sales		—	803,453			803,453
Engineering services		—	104,369			104,369
Project management		—	431,337			431,337
		—	1,339,159	—	—	1,339,159
Gross profit		—	577,406	—	—	577,406
Operating expenses:
Payroll and related expenses		—	963,075			963,075
General and administrative expenses	3	35,520	351,006		35,520	351,006
Marketing and business development expense		—	161,425			161,425
Pre-project expenses		—	35,758			35,758
Total		35,520	1,511,264	—	35,520	1,511,264
Operating loss		(35,520)	(933,858)	—	(35,520)	(933,858)
Other income (expense):
Interest expense	3	(2,510)	(396,155)	(2,510)		(396,155)
Interest income	3	1	37	1		37
Change in fair value of derivative liabilities		—	9,275			9,275
Cancellation of trade liabiliites and unpaid interest		—	73,057			73,057
Recovery of unclaimed property	3	2,825	—	2,825		—
Total		316	(313,786)	316	—	(313,786)
Net loss		$(35,204)	$(1,247,644)	$316	$(35,520)	$(1,247,644)
Net loss per share – basic and diluted: Basic and diluted		$(0.01)				$(0.05)
Weighted average shares outstanding: Basic and diluted		3,223,562				23,497,814

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

(1)	Derived from the historical statement of operations of CDSI Holdings Inc. appearing elsewhere in this form 14C.
(2)	Derived from the historical statement of operations of SG Blocks Inc. appearing elsewhere in this form 14C.
(3)	Reflects elimination of operations of CDSI.

OTHER INFORMATION ABOUT THE COMPANY

Business of the Company

The Company is a shell company as defined in Rule 12b-2 of the Exchange Act and holds limited amounts of cash.

The Company was incorporated in Delaware in December 1993 under the name PC411, Inc. In January 1999, the Company changed its name to CDSI Holdings Inc. to reflect the change in its principal business.

The Company was originally formed to develop an on-line service that transmits name, address, telephone number and other related information digitally to users of personal computers. In November 1998, the Company transferred substantially all of the non-cash assets and certain liabilities used in its on-line data distribution business to ThinkDirectMarketing Inc. (“TDMI”) in exchange for an initial 42.5% interest in that company. The other investors of TDMI included Acxiom Corporation, Cater Barnard plc and TDMI’s management and employees. In January 2002, Dialog Group Inc. (“Dialog”) acquired all the stock of TDMI that it did not already own. In April 2007, the Company sold its remaining 2,800 shares of Dialog Common Stock for $204.

In May 1998, the Company acquired Controlled Distribution Systems, Inc. (“CDS”), which was primarily engaged in marketing and leasing a prepaid, wireless, remote-operated retail inventory control and dispensing system for tobacco products called the Coinexx Star 10. In December 1998, CDS acquired substantially all of the assets of TD Rowe Corporation’s New York cigarette vending route. In February 2000, the Company terminated all operations relating to marketing and leasing the Coinexx Star 10 system. In October 2000, CDS sold the assets of its cigarette vending route, including vending machines and a van.

In November 2003, the Company and its wholly-owned subsidiary CDS merged with CDSI Holdings Inc. as the surviving corporation. Since such date, the Company has been seeking new business opportunites.

Facilities

The Company’s corporate offices are located in the executive offices of Vector at 100 S.E. Second Street, Miami, Florida 33131. The Company believes that its current facilities are adequate for the foreseeable future.

Legal Proceedings

There are no legal proceedings pending against the Company.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Company’s financial statements and related notes thereto included elsewhere in this information statement.

Results of Operations

Revenues

The Company did not generate revenues from operations for the three and six months ended June 30, 2011 and 2010, respectively.

Expenses

Expenses associated with corporate activities were $41,210 and $52,042 for the three and six months ended June 30, 2011, as compared to $9,352 and $17,270 for the same periods in the prior year. The expenses in 2011 consisted of legal expenses associated with the merger with SG Blocks, and other expenses associated with costs necessary to maintain a public company, which consist primarily of directors’ fees, accounting fees, and stock transfer fees. The expenses in 2010 were primarily associated with costs necessary to maintain a public company, which consist primarily of directors’ fees, accounting fees, and stock transfer fees.

Other income (expenses)

Interest expense was $1,613 and $4,323 for the three and six months ended June 30, 2011, compared to interest expense of $624 and $1,245 for the same periods in the prior year. Included in the increase in interest expense for the six months ended June 30, 2011 was the impact of an error identified by the Company, which resulted in an out-of-period adjustment of approximately $1,390. The error was a mathematical error made in the fourth quarter of 2010. The Company assessed the materiality of this error on the 2010 financial statements in accordance with ASC 250-10-S99-1 and concluded that the error was immaterial to such financial statements. The Company does not believe the impact of correcting the error in the current year will be material to the Company’s 2011 financial statements. This adjustment was recognized within interest expense in the condensed statement of operations. In addition, interest expense increased due to additional borrowings from the Company’s revolving credit promissory note entered into in March 2009.

The recovery of unclaimed property relates to refunds receivable for unclaimed property in a state where the Company previously conducted business. In December 2009, the Company filed for refunds of approximately $2,800 and in July 2010 was notified that the refund claims had been approved for payment.

Liquidity and Capital Resources

At June 30, 2011, the Company had an accumulated deficit of approximately $8.4 million. The Company has reported an operating loss in each of its fiscal quarters since inception and the Company expects to continue to incur operating losses in the immediate future. The Company has reduced operating expenses and has been seeking acquisition and investment opportunities. No assurance can be given that the Company will not continue to incur operating losses.

The Company has limited available cash, limited cash flow, and limited liquid assets. The Company has not been able to generate sufficient cash from operations and, as a consequence, financing has been required to fund ongoing operations. Since completion of the Company’s initial public offering of its common stock (the “IPO”) in May 1997, the Company has primarily financed its operations with the net proceeds of the IPO. The funds were used to complete the introduction of the PC411 Service over the Internet, to expand marketing, sales and advertising, to develop or acquire new services or databases, to acquire CDS and for general corporate purposes.

Cash used for operations for the six months ended June 30, 2011 and 2010 was $23,156 and $21,194, respectively. The increase is associated with the timing of payments of accounts payable and accrued liabilities. The Company evaluates its accruals on a quarterly basis and makes adjustments when appropriate.

Cash provided from financing activities was $31,000 and $30,000 for the six months ended June 30, 2011 and 2010, respectively. In the first six months of 2011, cash provided from financing activities was from borrowings under the revolving credit agreement of $31,000. In the first six months of 2010, cash provided from financing activities was from the proceeds from the sale of common stock of $15,000 and borrowings under the revolving credit agreement of $15,000.

The Company does not expect significant capital expenditures during the year ended December 31, 2011.

At June 30, 2011, the Company had cash and cash equivalents of $13,430.

Inflation and changing prices had no material impact on revenues or the results of operations for the periods ended June 30, 2011 and 2010.

In March 2009, the Company entered into a revolving credit promissory note where its principal stockholder, Vector, agreed to lend the Company $50,000 to meet its liquidity requirements over the next twelve months. The facility bears interest at 11% per annum and is due on December 31, 2012. On January 26, 2011, the Company and Vector entered into an amendment to the revolving credit promissory note increasing the amount that the Company may borrow thereunder from $50,000 to $100,000. The facility had a balance of $68,500 at June 30, 2011. Accrued interest on the revolving credit promissory note was $8,253 as of June 30, 2011. Interest expense on the facility was $1,613 and $4,323 for the three and six months ended June 30, 2011, compared to interest expense of $624 and $1,245 for the same periods in the prior year.

Although there can be no assurance, the Company believes that it will be able to continue as a going concern for the next twelve months.

The Company or its affiliates, including Vector, may, from time to time, based upon present market conditions, purchase shares of the Company’s common stock in the open market or in privately negotiated transactions.

Price Range of Securities and Dividends

The Company’s common stock is currently traded on the OTC Bulletin Board under the symbol “CDSI”. The following table sets forth for the periods indicated, the reported high and low closing bid quotations per share for the Company’s common stock. The sale prices set forth below reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily represent actual transactions.

	High	Low
2010
Fourth Quarter	$0.30	$0.14
Third Quarter	0.20	0.18
Second Quarter	0.30	0.07
First Quarter	0.14	0.07
2009
Fourth Quarter	$0.12	$0.07
Third Quarter	0.10	0.06
Second Quarter	0.13	0.05
First Quarter	0.13	0.10

As of January 14, 2011, there were 24 holders of record of the Company’s common stock.

The Company has never declared or paid dividends on its common stock and does not expect to pay any dividends in the foreseeable future.

BUSINESS OF SG BLOCKS

Overview

On October 25, 2010, SG LLC, a Missouri limited liability company, merged with and into SG Blocks, which now continues the business of SG LLC (the “Conversion Merger”). SG LLC was formed on January 23, 2007 and SG Blocks was formed on August 16, 2010. SG Blocks was not engaged in any business prior to the Conversion Merger.

The principal business of SG Blocks is to provide code engineered cargo shipping containers. SG Blocks modifies and delivers containers to meet the growing demand for safe and green construction. Rather than consuming new steel and lumber, SG Blocks capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. Offering a product that typically exceeds building code requirements, SG Blocks seeks to enable developers, architects, builders and owners to achieve greener construction, faster execution and stronger buildings of higher value. Since its inception in 2007, SG Blocks has developed and implemented the technology to break away from standardized container-construction while maintaining reduced costs. Committed to providing a construction methodology that will lessen the global carbon footprint, SG Blocks does not simply recycle (which requires additional energy consumption to break down material and then reform it for another purposes) — it utilizes existing steel material and repurposes it into modules that can be put to a higher and better use with significantly less energy input. In addition to providing code engineered cargo shipping containers for construction use, SG Blocks also continues to advance a patent pending structural steel framing system and the use thereof.

SG Blocks’ products have been featured in reports by several leading media outlets including USA Today, CNN, Washington Post, ABC World News, NBC Nightly News and Bob Vila. In addition, Popular Mechanics selected one of SG Blocks’ buildings as a “best green design” in its April 2009 edition.

Description of Business

SG Blocks first selects shipping containers appropriate for the project, often that have reached the end of their useful life. These durable steel containers are then designed, proprietarily engineered and manufactured into a modified structure which is referred to in this “Description of Business” section as “SG BlocksTM”. A combination of engineering and architecture are used to make the containers adaptable for a wide variety of uses including housing, office buildings, barracks, hotels, schools, dormitories, hospitals, clinics and institutional facilities.

From a design perspective, SG BlocksTM can be used to build virtually any style of construction, from traditional to modern. SG BlocksTM can be delivered with a highly durable surface finish or ready to be clad with any type of standard or green technology friendly building skin.

SG BlocksTM have a particular application in meeting safe and sustainable housing needs in the United States and globally. The building system is designed to meet the needs of builders, developers, government officials, urban planners, architects, and engineers looking for fast and affordable alternatives that meet safe housing needs and standards, particularly in hurricane and earthquake prone areas. Criteria and testing processes have been developed to evaluate each container. Conversion and assembly is subjected to quality control, making the containers “code-ready.” Conformance with International Code Council requirements is an ongoing objective as this standard is used by a vast majority of governmental jurisdictions in the United States.

SG Blocks is a hands-off supplier. Partners, affiliates and customers carry the responsibility for container storage, modification, transportation and welding, leaving SG Blocks to manage the logistical task of coordinating the efforts of its strategic partners. These alliances help SG Blocks maintain a steady supply of containers available around the world. SG Blocks is actively exploring international opportunities, including in Brazil where it has formed a subsidiary.

Green Building

There is a worldwide movement toward green and carbon neutrality. Sustainable or “green” building is the practice of designing, constructing, operating, maintaining and removing buildings in ways that conserve natural resources and reduce their impact on climate change. Builders are increasingly incorporating “green” components in all projects as they adopt the LEED system, a third-party certification program and the nationally accepted benchmark for the design, construction and operation of high performance green buildings. SG Blocks believes its structural system contributes significantly towards LEED certification, and help minimize the wasteful practices of traditional construction methods.

Description of the Product

SG Blocks’ structural building system represents a change from the way buildings have typically been built in the past. It also represents a contribution to the greening of the building industry with the advancement of new technology. Of great importance to the technology is the recycling of standard shipping containers. Intermodal containers generally come in either 40 foot or 20 foot long units that are either 8’6” (standard cube) or 9’6” (high cube).

The payload rating in a shipping configuration for a 40 foot container is roughly 60,000 pounds. The payload rating normally associated with residential or commercial structures is in most cases half of that amount. These units are designed for 9-high stacking aboard ships. The structures in this condition need to be able to withstand 15 long tons of load transversely and 7.5 long tons longitudinally. This far exceeds any gravity or lateral loads a normal residential or commercial building will ever experience.

This strong structure is the beginning of the SG Blocks building system. Various combinations as desired of siding, brick, and stucco can be added and the interior finished as any conventional structure would be. Upon completion, structures look and feel as if they were erected using traditional construction methods. However, the SG Blocks product is generally stronger, more durable, environmentally sensitive, and finished in less time than traditional construction methods.

The Process of the SG Blocks Conversion

Containers are selected, tested and evaluated against SG Blocks’ engineering, environmental, and utilization criteria and standards. The used containers are then certified as SG Blocks, ready for the manufacturing and fabrication processes. SG Blocks then provides specific and detailed engineering and fabrication details and modifies the containers in various configurations which often require structural changes, wall reconfigurations, the creation of window and door openings, and ceiling alterations to allow sheetrock hanging. The exterior walls and roof structure are then insulated with a high tech waterproof ceramic insulation. The SG Blocks are then shipped directly to the building site or are run through a modular factory and then delivered to the site. The builder places them into position on their foundation and connects them together by welding. The builder may then add roof trusses or other roof systems, and quickly the builder has an insulated structure under roof. The potential for savings in building time can be significant, particularly if interior pre-finish modularization is introduced at this step.

Historical Use of Shipping Containers in Construction

Although shipping containers have been reused as building structures since their introduction in the 1950s, such applications have been limited. Typically, shipping containers have been reused to provide temporary shelter or storage. However, the idea of fabricating containers in large quantities for the building sector market is a relatively novel idea.

Over the past few years, several companies and individuals have been touting the use of shipping containers for construction purposes. Very few, however, have actually designed and built structures to meet building code requirements. In contrast, SG Blocks has already completed projects for the US Military, municipalities and Fortune 500 companies. As a result, SG Blocks believes it is positioned as the leader in this new technology industry.

SG Blocks believes it has debunked the architectural notion that structures built with containers look as if they were built with containers. Through concentrated education and promotion, SG Blocks believes that it has already begun to position its concept into the vocabulary of the architecture and building industries.

Competition

The building industry is highly competitive. SG Blocks competes against numerous local, regional, national and international builders and others in the real estate business around the world. Going forward SG Blocks is committed to further educating the building community on the benefits of its technology to illustrate SG Blocks is more of a complement to than competition for builders. SG Blocks may compete for investment opportunities, financing, available land, raw materials and skilled labor with entities that possess greater financial, marketing and other resources than it does. Competition may increase if there is future consolidation in the land development and building industry or from new building technologies that could arise. Additionally, many of those working with containers focus on the architecture and design element. As they are not fabricators, SG Blocks can provide the final product.

SG Blocks believes that it can distinguish itself from its competitors on the basis of cost and construction time. SG Blocks’ construction method is typically 10% to 20% less expensive than traditional construction methods, particularly in urban locations and multi-story projects. Construction time is typically reduced by 30 – 40% using SG Blocks’ construction method, reducing construction and soft costs substantially. The SG Blocks are designed to be hurricane, tornado and blast resistant, able to withstand harsh climate conditions and their flexibility of construction allows architects, developers, and owners to design the product to meet their needs.

Having already worked with regulatory agencies and obtained jurisdictional approvals from building departments, SG Blocks has gained practical experience needed to complement its engineering, architectural and technological knowledge. Standard permit approvals at the municipal level is the principal compliance and approval requirement for SG Blocks.

Intellectual Property

The creation of a proprietary, patentable intellectual property platform, driven by technological innovation, is a central strategy and a key differentiator for SG Blocks. This use of advanced technology is positioning SG Blocks as a primary resource for container based structure information and support. Such advanced application of technology creates a valuable marketing and closing tool for leads, a barrier to competitive entry, and is a cornerstone in the strategic development of SG Blocks’ global, scalable business platform. SG Blocks is now routinely called upon to provide the product for innovative architects who design container based systems. SG Blocks relies primarily on trade secrets to protect its intellectual property and proprietary technology at this time.

The SGB Network

Two of SG Blocks’ most important affiliates are also shareholders:

•	ConGlobal Industries, Inc. (“ConGlobal”), one of the largest depot operators in the United States, operates 17 container repair and storage depots in 14 U.S. cities, Costa Rica and Mexico, catering to major shipping, leasing and freight movement companies around the world. With a national capacity of over 600 acres, the ConGlobal network of maintenance depots currently handles over 6,500 containers per week and can accommodate at least 170,000 TEU’s (twenty-foot equivalent unit). SG Blocks’ currently has an exclusive 10 year contract with ConGlobal. Each depot is equipped with the resources to modify used shipping containers into SG Blocks’ green building material.
•	Lawrence Group is a architectural, interior design and planning firm. It has over 200 employees in six states and China, with over 100 designers, 39 interior designers and 28 LEED accredited professionals. Lawrence Group acts as an in-house architectural resource for SG Blocks.

SG Blocks has nine employees, not including Brian Wasserman who is serving as the Chief Financial Officer of SG Blocks pursuant to a consulting agreement. SG Blocks also hires independent contractors on an as-needed basis.

SG BLOCKS’ MANAGEMENT’S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction and Certain Cautionary Statements

The following discussion and analysis of our financial condition and results of operations is intended to assist in the understanding and assessment of significant changes and trends related to the results of operations and financial position of SG Blocks. This discussion and analysis should be read in conjunction with the condensed consolidated financial statements and the accompanying notes appearing elsewhere in this information statement.

The statements in this information statement may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results to differ materially from the anticipated results expressed in the forward-looking statements such as intensified competition and/or operating problems in its operating business projects and their impact on revenues and profit margins or additional factors.

General

SG Blocks is a Delaware corporation, which offers the building industry a safer, greener, faster, longer lasting and more economical alternative to conventional construction methods. SG Blocks redesigns, repurposes, and converts heavy-gauge steel cargo shipping containers into safe green building blocks for commercial, industrial, and residential building construction.

On July 27, 2011, the Company entered into the Merger Agreement by and among Merger Sub, a Delaware corporation and a wholly-owned subsidiary of the Company, SG Blocks, a Delaware corporation, and certain stockholders of SG Blocks. The Merger Agreement provides for the merger of Merger Sub with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of the Company. Upon consummation of the merger, the Company will be renamed SG Blocks.

SG Blocks is a provider of code engineered cargo shipping containers that it modifies and delivers to meet the growing demand for safe and green construction. Rather than consuming new steel and lumber, SG Blocks capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building.

The following summaries of the merger and related transactions, the Merger Agreement and the other agreements entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Upon consummation of the merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of the Company’s common stock. Additionally, Ladenburg will receive in the merger 408,750 shares of the Company’s common stock. Upon consummation of the merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of the Company’s common stock.

The merger of the Company and SG Blocks is a reverse merger that will be accounted for as a recapitalization of SG Blocks.

Results of Operations

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009:

Year Ended December 31

	2010	2009	Change
Loss from operations	(933,858)	(218,137)	(715,721)
Other expenses:	(313,786)	(80,982)	(232,804)
Net Loss	(1,247,644)	(299,119)	(948,525)

Revenue

Revenue for the year ended December 31, 2010 was $1,916,565 compared to $478,340 for the year ended December 31, 2009. This increase of $1,438,225 results from significantly increased block “green steel” sales to a single customer (2010 sales of approximately $990,000 vs 2009 sales of approximately 285,000) and an increase in new engineering and project management jobs during 2010.

Cost of Revenue and Gross Profit

Cost of revenue increased by $1,049,466 to $1,339,159 for the year ended December 31, 2010 from $289,693 for the year ended December 31, 2009. The increase in cost of revenue results from an increase in sales offset by a decrease in the gross profit percentage. Gross profit increased to $577,406 for the year ended December 31, 2010 from a gross profit of $188,647 for the year ended December 31, 2009. The gross profit percentage was 30.1% for the year ended December 31, 2010 as compared to a gross profit percentage of 39.4% for the year ended December 31, 2009. This decrease in gross profit percentage results from an increase in the gross profit percent in block “green steel” sales (from 29.6% in 2009 to 32.5% in 2010) offset by a decrease in gross profit percent in engineering (from 58.9% in 2009 to 42.4% in 2010) and project management (from 49.1% in 2009 to 20.1 % in 2010) projects.

Compensation

Compensation expense for the year ended December 31, 2010 was $963,075 compared to $172,537 for the year ended December 31, 2009. The increase of $790,538 results from an increase in sales, marketing and administrative personnel.

Other Operating Expenses

Other operating expense for the year ended December 31, 2010 was $548,189 compared to $234,247 for the year ended December 31, 2009. The increase of $313,942 results from an increase of approximately (i) $81,000 in consulting and professional fees, (ii) $65,000 in marketing costs, (iii) $25,000 in travel and entertainment expenses, (iv) 64,000 in insurance costs and (v) $78,000 other general and administrative expenses.

Interest Expense

Interest expense for the year ended December 31, 2010 was $ 396,155 compared to $81,083 for the year ended December 31, 2009. This increase results from the beneficial conversion feature embedded in the convertible notes and related debt discount and contractual interest on increased borrowings.

Other income (expense)

During 2010 there was other income recognized from a cancellation of trade liabilities and accrued interest of $73,057 while there were no such debt cancellations during 2009. Additionally in 2010 there was other income of $9,275 recognized due to a change in fair value of derivative conversion option liabilities.

Income Tax Benefit

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and accordingly no income tax benefit was provided.

Six Months Ended June 30, 2011 Compared to the Six Months ended June 30, 2010:

Six months ended June 30

	2011	2010	Change
Loss from operations	(615,529)	(275,179)	(340,350)
Other income (expenses):	30,420	(67,448)	97,868
Net Loss	(585,109)	(342,627)	(242,482)

Revenue

Revenue for the six months ended June 30, 2011 was $2,592,683 compared to $1,256,042 for the six months ended June 30, 2010. This increase of $1,336,641 results from an increase of $1,805,004 in block “green steel” sales reduced by $468,363 of lower sales in engineering and project management jobs.

Cost of Revenue and Gross Profit

Cost of revenue increased by $1,365,504 to $2,217,313 for the six months ended June 30, 2011 from $851,809 for the six months ended June 20, 2010. The increase in cost of revenue results from an increase in sales offset by a decrease in the gross profit percentage. Gross profit decreased to $375,370 for the six months ended June 20, 2011 from a gross profit of $404,233 for the six months ended June 30, 2010. The gross profit percentage was 14.5% for the six months ended June 30, 2011 as compared to a gross profit percentage of 32.2% for the six months ended June 30, 2010. This decrease in gross profit percentage results from a decrease in the gross profit percent in block “green steel” sales (from 32.5% during the period in 2010 compared to 13.7% during the period in 2011) offset by an increase in gross profit percent in project management (from 28.8% during the period in 2010 to 41.6% during the period in 2011) and engineering (from 50.6% during the period in 2010 to 83.0% during the period in 2011).

Compensation

Compensation expense was relatively unchanged for the six months ended June 30, 2011 ($468,597) compared to compensation expense for the six months ended June 30, 2010 ($465,648).

Other Operating Expenses

Other operating expense for the six months ended June 30, 2011 was $522,302 compared to $213,764 for the six months ended June 30, 2010. The increase of $308,538 results from an increase of approximately (i) $58,000 in consulting and professional fees, (ii) $78,000 in marketing costs, (iii) $44,000 in travel and entertainment expenses, and (iv) $130,000 of general and administrative expenses.

Interest Expense

Interest expense for the six months ended June 30, 2011 was $2,034 compared to $94,905 for the six months ended June 30, 2010. This decrease results from the maturity and payment or conversion of outstanding interest bearing debts.

Other income (expense)

During the six months ended June 30, 2011 and June 30, 2010 there was other income recognized from (1) cancellation of trade liabilities and unpaid interest of $30,498 and $41,982, respectively and (2) a change in the fair value of the warrant liability of $1,929 and $0, respectively.

Income Tax Benefit

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and accordingly no income tax benefit was provided.

Impact of Inflation

The impact of inflation upon SG Blocks’ revenue and income/(loss) from continuing operations during each of the past two fiscal years has not been material to its financial position or results of operations for those years because SG Blocks does not maintain any inventories whose costs are affected by inflation.

Liquidity and Capital Resources

Since SG Blocks’ inception in 2008, SG Blocks has generated losses from operations and it anticipates that it will continue to generate losses from operations for the foreseeable future. As of December 31, 2010 and December 31, 2009, SG Blocks’ stockholders’ equity/(deficit) was approximately $440,200 and ($1,191,200), respectively. SG Blocks’ net loss from operations for the years ended December 31, 2010 and 2009 was $ 933,858 and $218,137, respectively. Net cash used in operating activities was $804,405 and $745,906 for the years ended December 31, 2010 and December 31, 2009, respectively. Operations since inception have been funded with the proceeds from equity and debt financings and sales activity. As of December 31, 2010, SG Blocks had cash, cash equivalents of $1,038,661. SG Blocks anticipates that its existing capital resources will enable it to continue operations through at least July 1, 2012.

SG Blocks incurred a net loss of $1,247,644 for the year ended December 31, 2010. SG Blocks’ cash balance as of December 31, 2010 was $1,038,661 and SG Blocks had working capital as of that date of $435,793. Cash used in SG Blocks’ operating activities amounted to $804,405 for the year ended December 31, 2010.

SG Blocks has funded its working capital needs primarily by the issuance of debt and common stock. During 2009, SG Blocks generated net cash proceeds of $1,027,858 from the issuance of notes payable and capital contributions. During 2009, SG Blocks paid off $124,834 of outstanding notes payable. During 2010, SG Blocks generated net cash proceeds of $2,739,797 from the issuance of notes payable and issuance of common stock. During 2010, SG Blocks paid off $999,224 of outstanding notes payable. Also, from January 1, 2011 to June 14, 2011 SG Blocks generated net cash proceeds of $1,200,000 from the issuance of common stock.

Based on the recent progress SG Blocks made in the execution of its business plan, SG Blocks believes that its currently available cash, which includes funds it expects to generate from operations, will enable it to operate its business through at least July 1, 2012. However, SG Blocks will require additional capital in order to execute the longer term aspects of its business plan. If SG Blocks is unable to raise additional capital or encounter unforeseen circumstances that place constraints on its capital resources, SG Blocks will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its business development activities or suspending the pursuit of its business plan. SG Blocks cannot provide any assurance that it will raise additional capital. SG Blocks has not secured any commitments for new financing at this time, nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all.

Off-Balance Sheet Arrangements

As of December, 2010 and June 30, 2011, SG Blocks had no material off-balance sheet arrangements other than operating leases.

In the ordinary course of business, SG Blocks enters into agreements with third parties that include indemnification provisions which, in its judgment, are normal and customary for companies in its industry sector. These agreements are typically with consultants and certain vendors. Pursuant to these agreements, SG Blocks generally agrees to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to actions taken or omitted by SG Blocks. The maximum potential amount of future payments SG Blocks could be required to make under these indemnification provisions is unlimited. SG Blocks has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, SG Blocks has no liabilities recorded for these provisions as of December 31, 2010.

Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The preparation of financial statements in accordance with accounting principals generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, and changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operations or financial condition.

Share-Based Payments.  SG Blocks adopted authoritative accounting guidance which establishes standards for share-based transactions in which it receives employee's services in exchange for equity instruments, such as common stock. These authoritative accounting standards require that SG Blocks expense the fair value of stock options and similar awards, as measured on the awards' grant date.

SG Blocks estimates the value of stock awards using valuation models developed by it. The determination of the fair value of share-based payment awards on the date of grant is affected by SG Blocks’ stock price as determined by the valuation model and the assumptions used regarding a number of complex and subjective variables.

If factors change and SG Blocks employs different assumptions in the application of the relevant accounting guidance in future periods, the compensation expense that it records may differ significantly from what it has recorded in the current period. There is a high degree of subjectivity involved when using determining the fair value of our stock to estimate share-based compensation. Consequently, there is a risk that SG Blocks’ estimates of the fair values of its share-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments. Employee stock grants may be forfeited as worthless or otherwise result in zero value as compared to the fair values originally estimated on the grant date and reported in SG Blocks’ financial statements. Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in SG Blocks’ financial statements.

Derivative Instruments.  Since inception, SG Blocks has issued warrants to purchase its common stock and convertible notes. In accordance with current accounting guidelines, SG Blocks has treated these derivative financial instruments as liabilities on its balance sheet, measured at fair value at issuance date, and re-measured at fair value on each reporting date. SG Blocks records changes in the fair value of these derivative liabilities in income or loss on each balance sheet date. SG Blocks uses both a Black-Scholes option and lattice pricing model, which uses the underlying price of its common stock as one of the inputs to determine the fair value at issuance date and at each subsequent reporting period. As a result, the fair value of the derivative instruments is impacted by changes in the market price of its common stock. The market price of its common stock can be volatile and is subject to factors beyond SG Blocks’ control. These factors include, but are not limited to, trends in the industry in which SG Blocks operates, the market of OTC Bulletin Board quoted stocks in general and sales of SG Blocks’ common stock. As a result, the value of its common stock may change from measurement date to measurement date, thereby resulting in f1uctuations in the fair value of the derivative instruments, which can materially impact its operating results.

Revenue Recognition.  SG Blocks accounts for its long-term contracts associated with the design, engineering, manufacture and project management of building projects and related services, using the percentage-of-completion accounting method. Under this method, revenue is recognized based on the extent of progress towards completion of the long-term contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs, marketing and business development expenses and pre-project expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated earnings in excess of billing on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billing in excess of revenue recognized.

SG Blocks offers a one-year warranty on completed contracts. SG Blocks has not incurred any losses to date and nor does it anticipate incurring any losses for warranties that are currently outstanding. Accordingly no warranty reserve is considered necessary for any of the periods presented.

SG Blocks also supplies repurposed containers to its customers. In these cases, SG Blocks serves as a supplier to its customers for standard and made to order products that it sells at fixed prices. Revenue from these contracts is generally recognized when the products have been delivered to the customer, accepted by the customer and collection is reasonably assured. Revenue is recognized upon completion of the following: an order for product is received from a customer; written approval for the payment schedule is received from the customer and the corresponding required deposit or payments are received; a common carrier signs documentation accepting responsibility for the unit as agent for the customer; and the unit is delivered to the customer’s shipping point.

Amounts billed to customers in a sales transaction for shipping and handling are classified as revenue. Products sold are generally paid for based on schedules provided for in each individual customer contract including upfront deposits and progress payments as products are being manufactured.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue when they are earned.

New Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06 — Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2 fair value measurements. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The adoption of this guidance did not have a material impact on SG Blocks’ consolidated financial statements.

In February 2010, FASB issued ASU No. 2010-9 — Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures and removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The adoption of this ASU did not have a material impact on SG Blocks’ consolidated financial statements.

In March 2010, FASB issued ASU No. 2010-11 — Scope Exception Related to Embedded Credit Derivatives. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting as clarified by recently issued FASB guidance. Other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. This update provides guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations (CDOs) and synthetic CDOs are subject to bifurcation and separate accounting. The guidance is effective at the beginning of a company’s first fiscal quarter beginning after June 15, 2010. SG Blocks does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-13, Compensation — Stock Compensation: Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early adoption permitted. SG Blocks is currently evaluating the potential impact of this standard.

In May 2011, FASB issued ASU No. 2011.04, “Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU addresses fair value measurement and disclosure requirements within Accounting Standards Codification Topic 820 for the purpose of providing consistency and common meaning between U.S. GAAP and IFRSs. Generally, this ASU is not intended to change the application of the requirements in Topic 820. Rather, this ASU primarily changes the wording to describe many of the requirements in U.S. GAAP for measuring fair value or for disclosing information about fair value measurements. This ASU is effective for periods beginning after December 15, 2011. It is not expected to have any material impact on SG Blocks’ consolidated financial statements or disclosures.

Related Party Transactions

ConGlobal Industries, Inc. is a minority stockholder of SG Blocks and provides containers and labor on domestic projects. SG Blocks recognized Cost of Goods Sold of $845,692, $254,251 and $1,851,782, for services ConGlobal Industries, Inc. rendered during the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011, respectively. For the year ended December 31, 2010 and for the six months ended June 30, 2011, $36,622 and $1,750, respectively, of such expenses are included in accounts payable and accrued expenses in the accompanying balance sheet.

The Lawrence Group is a minority stockholder of SG Blocks and is a building design, development and project delivery firm. SG Blocks recognized Pre-project Expenses of $5,483 and $7,527 for consulting services The Lawrence Group rendered during the years ended December 31, 2010 and 2009, respectively. For the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011, $103,782, $98,300, and $103,782, respectively, of such expenses are included in accounts payable and accrued expenses in the accompanying balance sheets.

SG Blocks has accrued certain reimbursable expenses of owners of SG Blocks. Such expenses amounted to $47,363, $35,226 and $25,109, for the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011, respectively.

OTHER INFORMATION

The Company is subject to the information requirements of the Exchange Act and files annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings, including the information statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

CDSI HOLDINGS INC.

Dated: September _, 2011

CDSI HOLDINGS INC.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
CDSI Holdings Inc.:

We have audited the accompanying balance sheets of CDSI Holdings Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the CDSI Holdings, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United State of America.

/s/ Becher Della Torre Gitto & Company PC

Becher Della Torre Gitto & Company PC
Ridgewood, NJ

January 31, 2011

CDSI HOLDINGS INC.

Balance Sheets

	December 31, 2010	December 31, 2009
Assets:
Current assets:
Cash and cash equivalents	$5,586	$9,004
Total assets	$5,586	$9,004
Liabilities and Stockholders’ Deficiency:
Current liabilities:
Accounts payable and accrued expenses	$9,076	$9,798
Accrued interest on revolving credit promissory note	3,930	1,422
Total current liabilities	13,006	11,220
Revolving credit promissory note from related party	37,500	22,500
Commitments and contingencies	—	—
Stockholders’ deficiency:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 25,000,000 shares; 3,270,000 and 3,120,000 shares issued and outstanding	32,700	31,200
Additional paid-in capital	8,223,444	8,209,944
Accumulated deficit	(8,301,064)	(8,265,860)
Accumulated other comprehensive income	—	—
Total stockholders’ deficiency	(44,920)	(24,716)
Total liabilities and stockholders’ deficiency	$5,586	$9,004

See accompanying notes to financial statements.

CDSI HOLDINGS INC.

Statements of Operations

	Years Ended December 31,
	2010	2009
Revenues	$—	$—
Cost and expenses:
General and administrative	35,520	31,343
	35,520	31,343
Operating loss	(35,520)	(31,343)
Other income (expense):
Interest income	1	1
Interest expense	(2,510)	(1,422)
Recovery of unclaimed property	2,825	—
Total other income (expense)	316	(1,421)
Net loss	$(35,204)	$(32,764)
Net loss per share (basic and diluted)	$(0.01)	$(0.01)
Shares used in computing net loss Per share	3,223,562	3,120,000

See accompanying notes to financial statements.

CDSI HOLDINGS INC.

Statements of Stockholders’ Equity (Deficiency)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity (Deficiency)
	Shares	Amount
Balance at January 1, 2009	3,120,000	$31,200	$8,209,944	$(8,233,096)	$—	$8,048
Net loss	—	—	—	(32,764)	—	(32,764)
Balance at January 1, 2010	3,120,000	$31,200	$8,209,944	$(8,265,860)	$—	$(24,716)
Issuance of common stock	150,000	1,500	13,500	—	—	15,000
Net loss	—	—	—	(35,204)	—	(35,204)
Balance at December 31, 2010	3,270,000	$32,700	$8,223,444	$(8,301,064)	$—	$(44,920)

See accompanying notes to financial statements.

CDSI HOLDINGS INC.

Statements of Cash Flows

	Years Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(35,204)	$(32,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Decrease in accounts payable and accrued expenses	(722)	(1,852)
Increase in accrued interest on revolving credit promissory note	2,508	1,422
Net cash used in operating activities	(33,418)	(33,194)
Net cash from investing activities	—	—
Net cash from financing activities:
Borrowings under revolving credit promissory note	15,000	22,500
Proceeds from issuance of common stock	15,000	—
Net cash provided by financing activities	30,000	22,500
Net decrease in cash	(3,418)	(10,694)
Cash and cash equivalents at beginning of period	9,004	19,698
Cash and cash equivalents at end of period	$5,586	$9,004
Supplemental cash flow information:
Cash paid during year for:
Interest	—	—
Income taxes	—	—

See accompanying notes to financial statements.

CDSI HOLDINGS INC.

Notes to Financial Statements

(1) Business and Organization

CDSI Holdings Inc. (the “Company” or “CDSI”) was incorporated in Delaware on December 29, 1993 and is a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. On January 12, 1999, the Company’s stockholders voted to change the corporate name of the Company from PC411, Inc. to CDSI Holdings Inc. Prior to May 1998, the Company’s principal business was an on-line electronic delivery information service that transmits name, address, telephone number and other related information digitally to users of personal computers (the “PC411 Service”). In May 1998, the Company acquired Controlled Distribution Systems, Inc. (“CDS”), a company engaged in the marketing and leasing of an inventory control system for tobacco products. In February 2000, CDSI announced CDS will no longer actively engage in the business of marketing and leasing the inventory control system. In November 2003, the Company and its wholly-owned subsidiary CDS merged with the Company as the surviving corporation.

At December 31, 2010, the Company had an accumulated deficit of approximately $8,301,064. The Company has reported an operating loss in each of its fiscal quarters since inception and it expects to continue to incur operating losses in the immediate future. The Company has reduced operating expenses and is seeking acquisition and investment opportunities. There is a risk the Company will continue to incur operating losses.

CDSI intends to seek new business opportunities. As CDSI has only limited cash resources, CDSI’s ability to complete any acquisition or investment opportunities it may identify will depend on its ability to raise additional financing, as to which there can be no assurance. There can be no assurance that the Company will successfully identify, complete or integrate any future acquisition or investment, or that acquisitions or investments, if completed, will contribute favorably to its operations and future financial condition.

(2) Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include money market funds with a maturity of three months or less.

Fair Value of Financial Instruments

The fair values of the Company’s cash and cash equivalents and accrued expenses approximate their carrying values due to the relatively short maturities of these instruments. The carrying value of the Revolving Credit Promissory Note is estimated to approximate fair value as the stated note approximates its fair value.

Income Taxes

The Company utilizes the liability method of accounting for deferred income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Computation of Basic and Diluted Net Loss per Share

Basic net loss per share of common stock has been computed by dividing the net loss applicable to common shareholders by the weighted average number of shares of common stock outstanding during the year. Diluted loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding, increased by the assumed conversion of other potentially dilutive securities during the period.

CDSI HOLDINGS INC.

Notes to Financial Statements – Continued

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Presentation

Certain reclassifications have been made to the 2009 financial information to conform to the 2010 presentation.

Concentrations of Risks

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash held in overnight money market accounts. The Company has no formal policy requiring collateral to support the financial instruments subject to credit risk.

Subsequent Events

On March 26, 2009, the Company and Vector entered into a $50,000 Revolving Credit Promissory Note (the “Revolver”) due December 31, 2012. The loan bears interest at 11% per annum and is due on December 31, 2012. On January 26, 2011, The Company and Vector entered into an amendment to the Revolver increasing the amount that we may borrow thereunder from $50,000 to $100,000.

The Company has evaluated subsequent events through January 31, 2011, the date which the financial statements were available to be issued.

(3) Investments and Fair Value Measurements

The Company utilizes a three-tier framework for assets and liabilities required to be measured at fair value. In addition, the Company uses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost) to value these assets and liabilities as appropriate. The Company uses an exit price when determining the fair value. The exit price represents amounts that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

The Company utilizes a three-tier fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	Inputs other than quoted prices that are observable for the assets or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
Level 3	Unobservable inputs in which there is little market data, which requires the reporting entity to develop their own assumptions

This hierarchy requires the use of observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The Company’s population of recurring financial assets and liabilities subject to fair value measurements and the necessary disclosures consists of approximately $0 and $7,096 of cash invested in a money market fund as of December 31, 2010 and 2009, respectively.

CDSI HOLDINGS INC.

Notes to Financial Statements – Continued

(3) Investments and Fair Value Measurements – (continued)

The fair value determination of the money market fund is a Level 1 asset under the fair value hierarchy. The money market fund is invested in Treasury Funds with quoted prices in active markets.

(4) Related Party Transactions

Certain accounting and related finance functions are performed on behalf of the Company by employees of the Company’s principal stockholder, Vector Group Ltd. (“Vector”). Expenses incurred relating to these functions are allocated to the Company and paid as incurred to Vector based on management’s best estimate of the cost involved. The amounts allocated were immaterial for all periods presented herein.

On March 26, 2009, the Company and Vector entered into a $50,000 Revolving Credit Promissory Note (the “Revolver”) due December 31, 2012. The loan bears interest at 11% per annum and is due on December 31, 2012. There was a balance $37,500 outstanding under the Revolver at December 31, 2010. Interest expense on the Revolver was $2,510 and $1,422 for the years ended December 31, 2010 and 2009, respectively. On January 26, 2011, The Company and Vector entered into an amendment to the Revolver increasing the amount that we may borrow thereunder from $50,000 to $100,000.

(5) Issuance of Common Stock

On April 23, 2010, the Company entered into a stock purchase agreement pursuant to which the Company sold 150,000 shares of the Company’s common stock (the “Shares”) for an aggregate purchase price of $15,000, or $0.10 per Share. The Shares are restricted securities and no registration rights have been granted. The issuance of the Shares was exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because the transaction did not involve a public offering.

(6) Stock Options

The Company granted equity compensation under its 1997 Stock Option Plan (the “1997 Plan”), which expired on January 29, 2007 and provided for the grant of options to purchase the Company’s stock to the employees and directors of the Company. The term of the options granted under the 1997 Plan was limited to 10 years from the date of grant.

The Company accounts for stock options by estimating at the date of grant using the Black-Scholes option pricing model.

The final outstanding 9,000 options granted under the 1997 Plan to acquire shares of common stock expired during 2009.

A summary of the Company’s stock option activity is as follows:

	Shares		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2009	9,000		$0.44	0.03	$—
Granted	—		—	—	—
Exercised	—		—	—	—
Forfeited or expired	(9,000	)(1)	0.44	—	—
Outstanding at December 31, 2009 and 2010	—		$—	—	$—
Exercisable at December 31, 2009 and 2010	—				$—
Options vested during period	—				$—

(1)	These options expired on January 12, 2009.

CDSI HOLDINGS INC.

Notes to Financial Statements – Continued

(7) Preferred Stock

The Company has the authority to issue 5,000,000 shares of Preferred Stock, which may be issued from time to time in one or more series.

(8) Income Taxes

During the years ended December 31, 2010 and 2009, the Company had no income and therefore made no provision for Federal and state income taxes.

At December 31, 2010 and 2009, the Company had approximately $7,093,000 and $7,060,000, respectively, of net operating loss carryforwards for federal and state tax reporting purposes available to offset future taxable income, if any; such carryforwards expire between 2011 and 2030 (federal) and 2011 and 2030 (state). Deferred tax assets and liabilities principally relate to net operating loss carryforwards and aggregate approximately $2,500,000 before valuation allowance. In assessing the realizability of the net deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. As of December 31, 2010, the Company has provided a full valuation allowance against net deferred tax assets due to the Company’s uncertainty of future taxable income against which the deferred tax asset may be utilized. Accordingly, no deferred tax asset has been recorded on the accompanying balance sheet.

CDSI HOLDINGS INC.

CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2011	December 31, 2010
Assets:
Current assets:
Cash and cash equivalents	$13,430	$5,586
Total assets	$13,430	$5,586
Liabilities and Stockholders’ Deficiency:
Current liabilities:
Accounts payable and accrued expenses	$37,962	$9,076
Accrued interest on revolving credit promissory note	8,253	3,930
Total current liabilities	46,215	13,006
Revolving credit promissory note from related party	68,500	37,500
Commitments and contingencies	—	—
Stockholders’ deficiency:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 25,000,000 shares; 3,270,000 shares issued and outstanding	32,700	32,700
Additional paid-in capital	8,223,444	8,223,444
Accumulated deficit	(8,357,429)	(8,301,064)
Accumulated other comprehensive income	—	—
Total stockholders’ deficiency	(101,285)	(44,920)
Total liabilities and stockholders’ deficiency	$13,430	$5,586

See accompanying Notes to Condensed Financial Statements.

CDSI HOLDINGS INC.

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues	$—	$—	$—	$—
Cost and expenses:
General and administrative	41,210	9,352	52,042	17,270
	41,210	9,352	52,042	17,270
Operating loss	(41,210)	(9,352)	(52,042)	(17,270)
Other income (expense):
Interest expense	(1,613)	(624)	(4,323)	(1,245)
Recovery of unclaimed property	—	2,825	—	2,825
Total other income (expense)	(1,613)	2,201	(4,323)	1,580
Net loss	$(42,823)	$(7,151)	$(56,365)	$(15,690)
Net loss per share (basic and diluted)	$(0.01)	$(0.00)	$(0.02)	$(0.00)
Shares used in computing net loss per share	3,270,000	3,232,087	3,270,000	3,176,353

See accompanying Notes to Condensed Financial Statements.

CDSI HOLDINGS INC.

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net loss	$(56,365)	$(15,690)
Changes in assets and liabilities:
Increase in other receivable	—	(2,825)
Increase (decrease) in accounts payable and accrued expenses	28,886	(3,924)
Increase in accrued interest on revolving credit promissory note	4,323	1,245
Net cash used in operating activities	(23,156)	(21,194)
Net cash from investing activities	—	—
Net cash from financing activities
Borrowings under revolving credit promissory note	31,000	15,000
Proceeds from issuance of common stock	—	15,000
Net cash provided by financing activities	31,000	30,000
Net increase in cash and cash equivalents	7,844	8,806
Cash and cash equivalents at beginning of period	5,586	9,004
Cash and cash equivalents at end of period	$13,430	$17,810

See accompanying Notes to Condensed Financial Statements.

CDSI HOLDINGS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

(1) Business and Organization

CDSI Holdings Inc. (the “Company” or “CDSI”) was incorporated in Delaware on December 29, 1993 and is a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. On January 12, 1999, the Company’s stockholders voted to change the corporate name of the Company from PC411, Inc. to CDSI Holdings Inc. Prior to May 1998, the Company’s principal business was an on-line electronic delivery information service that transmitted name, address, telephone number and other related information digitally to users of personal computers (the “PC411 Service”). In May 1998, the Company acquired Controlled Distribution Systems, Inc. (“CDS”), a company engaged in the marketing and leasing of an inventory control system for tobacco products. In February 2000, CDSI announced CDS would no longer actively engage in the business of marketing and leasing the inventory control system. In November 2003, the Company and its wholly-owned subsidiary CDS merged with the Company as the surviving corporation.

At June 30, 2011, the Company had an accumulated deficit of $8,357,429. The Company has reported an operating loss in each of its fiscal quarters since inception and it expects to continue to incur operating losses in the immediate future. There is a risk the Company will continue to incur operating losses.

Through June 30, 2011, CDSI was seeking acquisition and investment opportunities. On July 27, 2011, CDSI entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among CDSI, CDSI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CDSI (“Merger Sub”), SG Blocks, Inc., a Delaware corporation (“SG Blocks”), and certain stockholders of SG Blocks (“Signing Stockholders”). See Note 6. Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of CDSI. As CDSI has only limited cash resources, CDSI’s ability to complete the transactions contemplated by the Merger Agreement or any other acquisition or investment opportunities it may identify will depend on its ability to raise additional financing, as to which there can be no assurance. There can be no assurance that the Company will successfully complete or integrate any acquisition or investment, or that acquisitions or investments, if completed, will contribute favorably to its operations and future financial condition.

(2) Principles of Reporting

The condensed financial statements of the Company as of June 30, 2011 presented herein have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position as of June 30, 2011 and the results of operations and cash flows for all periods presented, have been made. Results for the interim periods are not necessarily indicative of the results for the entire year.

These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (Commission File No. 000-22563).

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CDSI HOLDINGS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

(3) Other Income

The Company recorded other income of $2,825 for the three and six months ended June 30, 2010 due to the recovery of unclaimed property.

(4) Comprehensive Loss

The Company's comprehensive loss was $42,823 and $56,365 for the three and six months ended June 30, 2011, respectively. The Company's comprehensive loss was $7,151 and $15,690 for the three and six months ended June 30, 2010, respectively.

(5) Related Party Transactions

There was a balance of $68,500 and $37,500 outstanding under the 11% Revolving Credit Promissory Note (the “Revolver”) due 2012 at June 30, 2011 and December 31, 2010, respectively. Accrued interest on the Revolver was $8,253 as of June 30, 2011. Interest expense on the Revolver was $1,613 and $624 for the three months ended June 30, 2011 and 2010, respectively. Interest on the Revolver was $4,323 and $1,245 for the six months ended June 30, 2011 and 2010, respectively. Included in the increase in interest expense in the 2011 six-month period was the impact of an error identified by the Company, which resulted in an out-of-period adjustment of approximately $1,390. The error was a mathematical error made in the fourth quarter of 2010. The Company assessed the materiality of this error on the 2010 financial statements in accordance with ASC 250-10-S99-1 and concluded that the error was immaterial to such financial statements. The impact of correcting this error in the current year will not be material to the Company’s 2011 financial statements. This adjustment was recognized within interest expense in the condensed statement of operations.

On January 26, 2011, the Company and Vector entered into an amendment to the Revolver increasing the amount that the Company may borrow thereunder from $50,000 to $100,000.

(6) Subsequent Event

On July 27, 2011, CDSI entered into the Merger Agreement with Merger Sub, SG Blocks and the Signing Stockholders. Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SG Blocks, with SG Blocks surviving the merger and becoming a wholly-owned subsidiary of CDSI (the “Merger”).

Upon consummation of the Merger, the holders of common stock of SG Blocks will receive an aggregate of 36,050,741 shares of CDSI common stock. Additionally, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) will receive in the Merger 408,750 shares of CDSI common stock pursuant to contractual obligations between SG Blocks and Ladenburg.

Upon consummation of the Merger, all outstanding SG Blocks warrants shall be cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,509 shares of CDSI common stock.

As a result of the foregoing transactions, the current holders of common stock of CDSI will own an aggregate of 8% of the common stock of CDSI on a fully diluted basis, the stockholders and warrant holders of SG Blocks will beneficially own an aggregate of 91% of the common stock of CDSI on a fully diluted basis and Ladenburg will own an aggregate of 1% of the common stock of CDSI on a fully diluted basis (not including the warrants to purchase shares of CDSI common stock it will receive in the Merger as a result of it currently holding warrants to purchase shares of SG Blocks common stock).

If approved, the Merger is expected to be consummated in September 2011, after the required approval by the stockholders of SG Blocks and the fulfillment of certain other conditions, as described in the Merger Agreement.

SG BLOCKS, INC.

Financial Statements

December 31, 2010 and 2009
and June 30, 2011

SG BLOCKS, INC.

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of
SG Blocks, Inc.

We have audited the accompanying balance sheets of SG Blocks, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards established by the Auditing Standards Board (United States) and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SG Blocks, Inc., as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

September 16, 2011

/s/ MARCUM LLP
Marcum LLP
New York, NY

SG BLOCKS, INC.

Balance Sheets

	December 31, 2010	December 31, 2009	June 30, 2011
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,038,661	$154,527	$1,542,998
Accounts receivable, net	189,235	285,241	170,163
Costs and estimated earnings in excess of billings on uncompleted contracts	—	14,036	—
Inventory	376,150	77,112	344,923
Prepaid expenses and other current assets	27,778	34,000	11,111
Total current assets	1,631,824	564,916	2,069,195
Equipment, net	4,412	3,790	8,084
Totals	$1,636,236	$568,706	$2,077,279
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$620,457	$464,882	$426,159
Accrued compensation and related costs	140,310	—	—
Accrued interest	554	69,075	2,588
Related party accrued expenses	47,363	35,226	25,109
Short-term notes payable	51,247	265,000	51,247
Related party notes payable	—	84,224	—
Billings in excess of costs and estimated earnings on uncompleted contracts	1,800	84,078	—
Deferred revenue	221,951	89,190	406,660
Convertible promissory notes, net of discount of $90,989	—	569,011	—
Derivative conversion option liabilities	—	99,261	—
Warrant liabilities	112,349	—	110,420
Total current liabilities	1,196,031	1,759,947	1,022,183
Stockholders' equity (deficit):
Preferred stock, $0.01 par value, 1,000,000 shares authorized; 0 issued and outstanding at December 31, 2010 and 2009 and June 30, 2011	—	—	—
Common stock, $0.001 par value, 5,000,000 shares authorized; 1,541,000 issued and outstanding at December 31, 2010, 848,167 issued and outstanding at December 31, 2009 and 1,781,000 issued and outstanding at June 30, 2011	1,541	848	1,781
Additional paid-in capital	3,799,840	921,443	4,999,600
Accumulated deficit	(3,361,176)	(2,113,532)	(3,946,285)
Total stockholders' equity (deficit)	440,205	(1,191,241)	1,055,096
Totals	$1,636,236	$568,706	$2,077,279

SG BLOCKS, INC.

Statements of Operations

	Year Ended December 31, 2010	Year Ended December 31, 2009	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
			(Unaudited)	(Unaudited)
Revenue:
SG block sales	$1,190,004	$284,460	$2,523,599	$718,596
Engineering services	181,312	95,795	4,190	74,765
Project management	545,249	98,085	64,894	462,681
	1,916,565	478,340	2,592,683	1,256,042
Cost of revenue:
SG block sales	803,453	200,330	2,178,696	485,532
Engineering services	104,369	39,412	713	36,917
Project management	431,337	49,951	37,904	329,360
	1,339,159	289,693	2,217,313	851,809
Gross profit	577,406	188,647	375,370	404,233
Operating expenses:
Payroll and related expenses	963,075	172,537	468,597	465,648
General and administrative expenses	351,006	155,043	311,537	160,044
Marketing and business development expense	161,425	71,034	165,600	44,337
Pre-project expenses	35,758	8,170	45,165	9,383
Total	1,511,264	406,784	990,899	679,412
Operating loss	(933,858)	(218,137)	(615,529)	(275,179)
Other income (expense):
Interest expense	(396,155)	(81,083)	(2,034)	(94,905)
Interest income	37	101	27	34
Change in fair value of derivative liabilities	9,275	—	1,929	(14,559)
Cancellation of trade liabilities and unpaid interest	73,057	—	30,498	41,982
Total	(313,786)	(80,982)	30,420	(67,448)
Net loss	$(1,247,644)	$(299,119)	$(585,109)	$(342,627)

SG BLOCKS, INC.

Statement of Changes in Stockholders' Equity (Deficit)

For the Years Ended December 31, 2009 and December 31, 2010 and
For the Six Months Ended June 30, 2011 (Unaudited)

	$0.001 Par Value Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance – January 1, 2009	848,167	$848	$902,643	$(1,814,413)	$(910,922)
Capital contributed	—	—	18,800	—	18,800
Net loss	—	—	—	(299,119)	(299,119)
Balance – December 31, 2009	848,167	848	921,443	(2,113,532)	(1,191,241)
Issuance of common stock	65,048	65	159,935	—	160,000
Repurchase and retirement of common stock	(17,749)	(18)	(49,982)	—	(50,000)
Stockholder loan conversion	33,559	34	94,966	—	95,000
Reclassification of derivative conversion options liabilities upon settlement of convertible notes	—	—	162,781	—	162,781
Shares issued upon settlement of convertible debt	19,320	19	96,581	—	96,600
Stock-based compensation	17,655	18	83,490	—	83,508
Stock issued in private offering, net of warrant liabilities in the amount of $112,349, and closing costs in the amount of $431,450	575,000	575	2,330,626	—	2,331,201
Net loss	—	—	—	(1,247,644)	(1,247,644)
Balance – December 31, 2010	1,541,000	1,541	3,799,840	(3,361,176)	440,205
Issuance of common stock	240,000	240	1,199,760	—	1,200,000
Net loss	—	—	—	(585,109)	(585,109)
Balance – June 30, 2011 (unaudited)	1,781,000	$1,781	$4,999,600	$(3,946,285)	$1,055,096

SG BLOCKS, INC.

Statements of Cash Flows

	Year Ended December 31, 2010	Year Ended December 31, 2009	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
			(Unaudited)	(Unaudited)
Cash flows from operating expenses:
Net loss	$(1,247,644)	$(299,119)	$(585,109)	$(342,627)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	1,412	923	1,048	574
Interest expense related to amortization and acceleration of debt discount	163,784	8,272	—	49,632
Interest expense related to shares issued upon settlement of convertible debt	96,600	—	—	—
Change in fair value of derivative liabilities	(9,275)	—	(1,929)	14,559
Stock-based compensation	83,508	—	—	83,508
Bad debts expense	28,362	6,000	—	—
Cancellation of trade liabilities and unpaid interest	73,057	—	30,498	41,982
Changes in operating assets and liabilities:
Accounts receivable	67,644	(253,031)	19,072	83,606
Costs and estimated earnings in excess of billings on uncompleted contracts	14,036	(14,036)	—	(35,196)
Inventory	(299,038)	(42,112)	31,227	42,112
Prepaid expenses and other current assets	6,222	—	16,667	28,975
Cash – overdraft	—	(99,639)	—	—
Accounts payable and accrued expenses	82,518	(169,843)	(224,796)	343,929
Accrued compensation and related costs	140,310	(20,254)	(140,310)	(141,208)
Accrued interest	(68,521)	56,198	2,034	(6,094)
Billings in excess of costs and estimated earnings on uncompleted contracts on uncompleted contracts	(82,278)	11,254	(1,800)	(30,606)
Deferred revenue	132,761	89,190	184,709	(89,190)
Related party accrued expenses	12,137	(19,709)	(22,254)	(10,117)
Net cash provided by (used in) operating activities	(804,405)	(745,906)	(690,943)	33,839
Cash flows used in investing activities
Purchase of equipment	(2,034)	(2,591)	(4,720)	—
Cash flows from financing activities:
Proceeds from convertible notes payable	95,000	660,000	—	—
Principal payments on convertible notes payable	(660,000)	—	—	—
Proceeds from short-term notes payable	41,247	60,000	—	—
Principal payments on short-term notes payable	(255,000)	(20,000)	—	(105,000)
Proceeds from related party notes payable	—	189,058	—	—
Principal payments on related party notes payable	(84,224)	(104,834)	—	(84,224)
Stockholder capital contributions	—	118,800	—	—
Proceeds from issuances of common stock	160,000	—	1,200,000	100,000
Purchase and retirement of common stock	(50,000)	—	—	—
Proceeds from issuance of common stock and warrants in private offering	2,443,550	—	—	—
Net cash provided by (used in) financing activities	1,690,573	903,024	1,200,000	(89,224)
Net increase in cash	884,134	154,527	504,337	(55,385)
Cash and cash equivalents – beginning of year/period	154,527	—	1,038,661	154,527
Cash and cash equivalents – end of year/period	$1,038,661	$154,527	$1,542,998	$99,142
Supplemental disclosure of cash flow information:
Cash paid during the year/period for:
Interest	$129,033	$14,505	$—	$10,881
Supplemental disclosure of non-cash information:
Conversion of debt to common stock	$95,000	$—	$—	$—

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

1. Description of Business

SG Blocks, LLC (a Missouri Limited Liability Company formed on January 23, 2007) began operations in 2007. On October 25, 2010, SG Blocks, LLC completed a common control merger with SG Blocks, Inc. (a Delaware corporation incorporated on August 16, 2010), with SG Blocks, Inc. being the surviving Corporation (the “Company”). In connection with the merger, all of the outstanding membership units were retroactively restated to shares of common stock. The Company is a provider of code engineered cargo shipping containers modified for use in “green” construction. The Company also provides engineering and project management services related to the use of modified containers in construction.

2. Liquidity and Financial Condition

Since inception, the Company has generated losses from operations and the Company anticipates it will continue to generate losses from operations for the foreseeable future. As of December 31, 2010 and 2009, the Company’s stockholders’ equity (deficit) was approximately $440,200 and ($1,191,200), respectively. Net cash used in operating activities was $804,405 and $745,906 for the years ended December 31, 2010 and 2009, respectively. Operations since inception have been funded with the proceeds from equity and debt financings and sales activity. As of December 31, 2010, the Company had cash and cash equivalents of $1,038,661. It is anticipated that existing capital resources will enable the Company to continue operations through at least July 1, 2012.

3. Summary of Significant Accounting Policies

Accounting estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant areas which require the Company to make estimates include revenue recognition, stock-based compensation, derivatives and allowance for doubtful accounts. Actual results could differ from those estimates.

Operating cycle — The length of the Company’s contracts varies, but is typically between one to two years. Assets and liabilities relating to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets as they will be liquidated in the normal course of contract completion, which at times could exceed one year.

Revenue recognition — The Company accounts for its long-term contracts associated with the design, engineering, manufacture and project management of building projects and related services, using the percentage-of-completion accounting method. Under this method, revenue is recognized based on the extent of progress towards completion of the long-term contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs, marketing and business development expenses and pre-project expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated earnings in excess of billing on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billing in excess of revenue recognized.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies  – (continued)

The Company offers a one-year warranty on completed contracts. The Company has not incurred any losses to date and nor does it anticipate incurring any losses for warranties that are currently outstanding. Accordingly no warranty reserve is considered necessary for any of the periods presented.

The Company also supplies repurposed containers to its customers. In these cases, the Company serves as a supplier to its customers for standard and made to order products that it sells at fixed prices. Revenue from these contracts is generally recognized when the products have been delivered to the customer, accepted by the customer and collection is reasonably assured. Revenue is recognized upon completion of the following: an order for product is received from a customer; written approval for the payment schedule is received from the customer and the corresponding required deposit or payments are received; a common carrier signs documentation accepting responsibility for the unit as agent for the customer; and the unit is delivered to the customer’s shipping point.

Amounts billed to customers in a sales transaction for shipping and handling are classified as revenue. Products sold are generally paid for based on schedules provided for in each individual customer contract including upfront deposits and progress payments as products are being manufactured.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue when they are earned.

Marketing expenses — Marketing expenses are expensed as incurred.

Cash and cash equivalents — The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less.

Accounts receivable  — Accounts receivable are receivables generated from sales to customers and progress billings on performance type contracts. Amounts included in accounts receivable are deemed to be collectible within the Company’s operating cycle. Management provides an allowance for doubtful accounts based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote.

The Company has a factoring agreement in place as of December 31, 2010 and 2009 and June 30, 2011. The agreement provides for the Company to receive an advance of 75% of any accounts receivable of which it factors. The factoring agreement also provides for discount fees ranging from 2.5% to 7.5% of the face value of any accounts receivable factored. The factoring agreement is with recourse except in an instance where the customer is insolvent. For years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011, there has been no activity with regard to this agreement.

Inventory — Raw construction materials (primarily shipping containers) are valued at the lower of costs (first-in, first-out method) or market. Finished goods and work-in-process inventories are valued at the lower of costs or market, using the specific identification method.

Equipment — Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Estimated useful lives for significant classes of assets are as follows: computer and software 3 to 5 years and equipment 5 years. Repairs and maintenance are charged to expense when incurred.

Convertible instruments — The Company accounts for hybrid contracts such as convertible notes that feature conversion options in accordance with applicable generally accepted accounting principles (“GAAP”). Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging Activities,” (“ASC 815”)

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies  – (continued)

requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options” (“ASC 470-20”). Under ASC 470-20 the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reporting in results of operations.

Common stock purchase warrants and other derivative financial instruments — The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined in ASC 815-40 “Contracts in Entity's Own Equity”. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

The Company’s free standing derivatives consist of warrants to purchase common stock that were issued to a placement agent involved with the private offering memorandum as described in Note 14. The Company reevaluated the common stock purchase warrants to assess their proper classification in the balance sheet as of December 31, 2010 and determined that the common stock purchase warrants feature a characteristic permitting cash settlement at the option of the holder. Accordingly, these instruments have been classified as derivative liabilities in the accompanying balance sheet as of December 31, 2010 and June 30, 2011.

Fair value measurements — Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which the Company believes approximates fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies  – (continued)

measurement date. The Company maximized the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The Company uses three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities
Level 2	Quoted prices for similar assets and liabilities in active markets or inputs that are observable.
Level 3	Inputs that are observable (for example, cash flow modeling inputs based on assumptions).

Financial liabilities measured at fair value on a recurring basis are summarized below:

	December 31, 2009	Quoted prices in active market for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative Conversion Option Liabilities	$99,261	$—	$—	$99,261

	December 31, 2010	Quoted prices in active market for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Warrant Liabilities	$112,349	$—	$—	$112,349

	June 30, 2011	Quoted prices in active market for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Warrant Liabilities	$110,420	$—	$—	$110,420

The derivative conversion option liabilities and warrant liabilities are measured at fair value using the lattice pricing model and are classified within Level 3 of the valuation hierarchy.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

	June 30, 2011	December 31, 2010	December 31, 2009
Beginning balance	$112,349	$99,261	$—
Aggregate fair value of conversion option liabilities and warrants issued	—	185,144	99,261
Change in fair value of conversion option liabilities and warrants	(1,929)	(9,275)	—
Settlement of conversion option liabilities included in additional paid in capital	—	(162,781)	—
Ending balance	$110,420	$112,349	$99,261

The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the Company’s derivative financial instruments are discussed in Note 8 and 14 (disclosure of convertible promissory notes and warrants).

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies  – (continued)

In accordance with the provisions of ASC 815, the Company presented the conversion option liability and warrant liabilities at fair value on its balance sheet, with the corresponding changes in fair value recorded in the Company’s statement of operations for the applicable reporting periods. As disclosed in Note 8 and 14, the Company computed the fair value of the derivative liability at the date of issuance and the reporting dates of December 31, 2009 and 2010 using both the Black-Scholes option pricing and lattice pricing methods. The value calculated using the lattice pricing method is within 1% of the value determined under the Black-Scholes method.

The Company developed the assumptions that were used as follows: The fair value of the Company’s common stock was obtained from valuation models developed by the Company. The results of the valuation were accessed for reasonableness by comparing such amount to sales of other equity and equity linked securities to unrelated parties for cash and intervening events affected in the price of the Company’s stock. The term represents the remaining contractual term of the derivative; the volatility rate was developed based on analysis of the Company’s historical stock price volatility and the historical volatility rates of several other similarly situated companies (using a number of observations that was at least equal to or exceeded the number of observations in the life of the derivative financial instrument at issue); the risk free interest rates were obtained from publicly available US Treasury yield curve rates; the dividend yield is zero because the Company has not paid dividends and does not expect to pay dividends in the foreseeable future.

Share-based payments — The Company accounts for share based payments in accordance with ASC 718 “Compensation — Stock Compensation” which results in the recognition of expense under applicable GAAP and requires measurement of compensation cost for all share based payment awards at fair value on the date of grant and recognition of compensation expense over the service period for awards expected to vest. The fair value of restricted stock is determined based on the number of shares granted and the fair value of our common stock on date of grant. The recognized expense is net of expected forfeitures.

Income taxes — The Company accounts for income taxes pursuant to ASC 740, “Income Taxes”, and provides for income taxes utilizing the asset and liability approach. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the liabilities are no longer determined to be necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

As a result of the merger, described in Note 1, beginning on October 25, 2010, the Company’s results of operations are taxed as a C Corporation. Prior to the merger, the Company’s operations were organized as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying financial statements for periods prior to October 25, 2010.

This change in tax status to a taxable entity resulted in the recognition of deferred tax assets and liabilities based on the expected tax consequences of temporary differences between the book and tax basis of the Company’s assets and liabilities as of December 31, 2010.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

3. Summary of Significant Accounting Policies  – (continued)

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carryforwards will result in a benefit based on expected profitability by tax jurisdiction. A valuation allowance for such tax assets and loss carryforwards is provided when it is determined to be more likely than not that the benefit of such deferred tax asset will not be realized in future periods. If it becomes more likely than not that a tax asset will be used, the related valuation allowance on such assets would be reduced.

Concentrations of credit risk — Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

With respect to receivables, concentrations of credit risk are limited to a few customers in the construction industry. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers other than normal lien rights. At December 31, 2010 and 2009, 54% and 67%, respectively, of the Company’s accounts receivable were due from one customer. That customer’s balance has subsequently been received in full. At June 30, 2011, 52% of the Company’s accounts receivables were due from one customer.

Revenues relating to three, two and one customers, respectively, represented approximately 96%, 68% and 78% of the Company’s total revenues for the years ended December 31, 2010 and 2009, and for the six months ended June 30, 2011, respectively.

Costs of revenue relating to one vendor represented approximately 60%, 77% and 84% of the Company’s total cost of revenue for the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011. The Company believes it would be able to use other vendors at reasonable comparable terms if needed.

4. Accounts Receivable

At December 31, 2010 and 2009 and June 30, 2011, the Company’s accounts receivable consisted of the following:

	2010	2009	2011
SG block sales	$120,318	$193,248	$106,313
Engineering services	33,317	17,512	33,317
Project management	69,962	80,481	64,895
Total gross receivables	223,597	291,241	204,525
Less: allowance for doubtful accounts	(34,362)	(6,000)	(34,362)
Total net receivables	$189,235	$285,241	$170,163

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

5. Costs and Estimated Earnings on Uncompleted Contracts

Costs and estimated earnings on uncompleted contracts consist of the following at December 31, 2010 and 2009 and June 30, 2011:

	2010	2009	2011
Costs incurred on uncompleted contracts	$—	$91,764	$—
Estimated earnings	—	110,181	—
	—	201,945	—
Less: billings to date	(1,800)	(271,987)	—
	$(1,800)	$(70,042)	$—

The above amounts are included in the accompanying balance sheets under the following captions at December 31, 2010 and 2009 and June 30, 2011.

	2010	2009	2011
Costs and estimated earnings in excess of billings on uncompleted contracts	$—	$14,036	$—
Billings in excess of cost and estimated earnings on uncompleted contracts	(1,800)	(84,078)	—
	$(1,800)	$(70,042)	$—

Although management believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

6. Inventory

At December 31, 2010 and 2009 and June 30, 2011, the Company’s inventory consisted of the following:

	2010	2009	2011
Work in process	$376,150	$77,112	$344,923
	$376,150	$77,112	$344,923

7. Equipment

At December 31, 2010 and 2009 and June 30, 2011, the Company’s equipment consisted of the following:

	2010	2009	2011
Computer equipment and software	$5,416	$3,382	$10,136
Furniture and other equipment	2,155	2,155	2,155
	7,571	5,537	12,291
Less: accumulated depreciation	(3,159)	(1,747)	(4,207)
	$4,412	$3,790	$8,084

Depreciation expense for the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011 and 2010 amounted to $1,412, $923, $1,048 and $574, respectively.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

8. Convertible Promissory Notes

Convertible promissory notes consisted of the following:

Description	December 31, 2010	December 31, 2009	June 30, 2011
Convertible promissory note to Plaza Construction Corporation with a face amount of $500,000 (and a net related discount of $90,989), at 5% per annum, compounded monthly(A)	$—	$409,011	$—
Convertible promissory note to The Stahmer Family Trust with a face amount of $60,000, at 24% per annum, compounded annually(B)	—	60,000	—
Convertible promissory note to The Stahmer Family Trust with a face amount of $50,000, at 24% per annum, compounded annually(B)	—	50,000	—
Convertible promissory note to William LaBahn with a face amount of $50,000, at 24% per annum, compounded annually(B)	—	50,000	—
Convertible promissory notes to certain partners and associates of Olshan Grundman Frome Rosenweig & Wolosky, LLP with a total face amount of $65,000, at 1% per annum, compounded annually(C)	—	—	—
Convertible promissory note to Christopher Melton with a face amount of $30,000, at 1% per annum, compounded annually(C)	—	—	—
Total convertible promissory notes	$—	$569,011	$—

(A)	On November 25, 2009, the Company issued a convertible promissory note to Plaza Construction Corporation (“Plaza”) in exchange for $500,000. The note and all accrued and unpaid interest was due on November 25, 2010, bore interest at an annual rate of 5% per annum, compounded monthly and was guaranteed by a stockholder of the Company. Plaza had the right to convert any unpaid principal and interest on this note, at any time, into a fixed percentage of the then outstanding shares of common stock. The conversion price was subject to an adjustment in the event that the Company subsequently issues equity securities or equity linked securities at a price more favorable than the exercise price of the conversion option embedded in the note. The Company bifurcated the derivative from its debt host in accordance with ASC 815. The issuance date fair value of the derivative amounted to $99,261. Consequently, the Company recorded a discount of $99,261 on the note, which was amortized over the term of the note, using the effective interest method. During the years ended December 31, 2010 and 2009, $90,989 and $8,272, respectively, of the discount has been charged to interest expense. Amortization of the discount for the six months ended June 30, 2010 amounted to $49,632.

The significant assumptions which the Company used to measure the fair value at November 29, 2009 (issuance date) and December 31, 2009 of conversion option liability was as follows:

Stock price	$4.73
Term	1 year
Volatility	50%
Risk-free interest rate	2.01%
Current equity value	$4,000,000
Dividend yield	0.00
Return	0.47%
Up Ratio	1.144
Down Ratio	0.857
Up Transition Probability	0.5001

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

8. Convertible Promissory Notes  – (continued)

The difference in fair value at the issuance date of November 25, 2009 and December 31, 2009 was insignificant. The Company estimated the fair value of this derivative using the lattice valuation model. The fair value of this conversion liability at the settlement date (October 29, 2010) was $89,986 and at December 31, 2009 was $99,261. The fair value of this conversion liability at the settlement date was calculated based on the potential converted value over principal and interest that Plaza received upon settlement of the note. The conversion option liability was reclassified into equity upon settlement of the convertible note.

On October 29, 2010, Plaza received $523,014 for both principal and interest as part of the proceeds from the private offering. As a result of the Company retiring the note prior to maturity, Plaza also received 2% of all outstanding shares of the Company. At such time there were 966,000 shares of common stock outstanding, and therefore, Plaza received 19,320 shares of common stock with a fair value of $96,600. In addition, the Company owes Plaza a cash obligation fee of $50,000 which is included in interest expense for the year ended December 31, 2010 and consequently is included in accounts payable and accrued expenses as of December 31, 2010 and June 30, 2011.

(B)	As part of a maximum loan facility of $310,000, during May and June of 2009, the Company issued three convertible notes; two notes were issued to The Stahmer Family Trust (“Stahmer Trust”) in the amounts of $60,000 and $50,000, and one note was issued to William LeBahn (“LeBahn”) in the amount of $50,000. The notes had original maturity dates ranging from May 28 to June 19, 2010, bore interest at an annual rate of 24% per annum, and were convertible into a fixed percentage of the then outstanding shares of common stock of the Company. The fair value of this conversion option liability was de minims. In the event of a default, as outlined in the underlying agreements, the entire unpaid balances of the notes were convertible into common stock of the Company. The entire principal amounts outstanding on all three notes, were repaid during 2010.

As a result of settlement agreements with Stahmer Trust and LeBahn, during 2010, unpaid interest totaling $13,749 was forgiven, and is included as other income on the accompanying statements of operations for the year ended December 31, 2010. Also, unpaid interest totaling $41,247 on the notes, were included into new notes payable agreements, as disclosed in Note 9.

(C)	In August 2010, the Company issued three convertible promissory notes to certain partners and associates of Olshan Grundman Frome Rosenzqeig & Wolosky, LLP (“OGFRW, LLP”) in the aggregate principal amount of $65,000 and also issued one convertible promissory note to Christopher Melton in the principal amount of $30,000. The OGFRW, LLP notes had an original maturity date of February 5, 2011 and the note to Christopher Melton had an original maturity date of August 3, 2011. All of these notes bore interest at an annual rate of 1% per annum, and were convertible into a fixed percentage of the then outstanding shares of common stock of the Company. The fair value of these conversion option liabilities were determined to be $72,795 utilizing the Black-Scholes method. For the year ended December 31, 2010, $72,795 for the amount of the discount on the notes is included as a component of interest expense in the accompanying statements of operations. In 2010 in conjunction with the private offering memorandum, these notes were converted into 33,559 shares of the Company’s common stock based upon the contractual terms of the conversion option. The conversion option liability was reclassified into equity upon settlement of the convertible notes.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

8. Convertible Promissory Notes  – (continued)

The significant assumptions which the Company used to measure the fair value at the issuance date of conversion option liability is as follows:

Stock price	$5.00
Term	0.5 to 1 year
Volatility	50%
Risk-free interest rate	2.01%
Dividend yield	0.00
Exercise price	$2.78 to 3.11

Interest expense for convertible promissory notes amounted to $54,011, $24,183 and $27,473 for the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2010, respectively.

9. Short-Term Notes Payable

Other short-term notes payable consisted of the following:

Description	December31, 2010	December 31, 2009	June 30, 2011
Promissory note to Mike Labadie, with a face amount of $75,000, at 15% per annum(A)	$—	$55,000	$—
Promissory note to Roger Hackett, with a face amount of $50,000, at 7% per annum(B)	—	50,000	—
Promissory note to Stahmer Trust, with a face amount of $28,425, at 10% per annum(C)	28,425	—	28,425
Promissory note to LaBahn, with a face amount of $12,822, at 10% per annum(D)	12,822	—	12,822
Promissory notes to Labadie and Martha Labadie, with a total face amount of $150,000, at 12.5% per annum(E)	—	150,000	—
Promissory note to James Southard, with a total face amount of $10,000(F)	10,000	10,000	10,000
Total other short-term notes payable	$51,247	$265,000	$51,247

(A)	During 2008, the Company received an advance totaling $75,000 from Mike Labadie (“Labadie”) and was due on demand. The note bore interest at the rate of 15% per annum. The note was guaranteed by a related party. During 2010 the Company settled outstanding interest on this loan by negotiating forgiveness of $11,326 of accrued interest (See Note 17) and repaying the remaining interest and outstanding principal in full.
(B)	On March 3, 2009, the Company issued a $50,000 promissory note to Roger Hackett. The note and unpaid interest had an original maturity date of March 3, 2010, and bore interest at an annual rate of 7% per annum. The note was repaid in 2010.
(C)	During 2010, the Company settled outstanding interest on convertible notes with Stahmer Trust in the amount of $28,425, as disclosed in Note 8, by issuing this promissory note. This note bore interest at the rate of 10% per annum. The note matured and was paid on August 12, 2011.
(D)	During 2010, the Company settled outstanding interest on a convertible note with LaBahn in the amount of $12,822, as disclosed in Note 6, by issuing this promissory note. This note bore interest at the rate of 10% per annum. The note matured and was paid on August 12, 2011.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

9. Short-Term Notes Payable  – (continued)

(E)	On August 18, 2008, the Company entered into an agreement with Labadie and Martha Labadie (“Martha”), in which the Company received $150,000 for the purpose of constructing a 1,600 square foot shipping container home (“Harbinger House”) as a demonstration unit to be used for display at conventions. Per the terms of the agreement, the Company had the option, if exercised by February 28, 2009, to repay the $150,000 of principal and 12.5% interest, or to sell the property to a third party and repay the $150,000 of principal and 30% of any net profits received from the sale. If neither event occurred, the Company had the obligation to repurchase the property at $150,000 plus $25,000 to settle the note. The Company repaid the $150,000 plus $25,000 during 2010.

The Harbinger House was damaged during transport during 2008 and was written down to an impaired value of $35,000 as of December 31, 2009 and included as part of inventory. The Harbinger House was scrapped in 2011, and therefore the book value has been written off as of December 31, 2010.

(F)	During March 2009, the Company received an advance from James Southard in the amount of $10,000. The note is non-interest bearing and is due on demand.

Interest expense for other short-term notes payable amounted to $2,340, $30,096, $2,034 and $1,971 for the years ended December 31, 2010 and 2009, and for the six months ended June 30, 2011 and 2010, respectively.

10. Related Party Notes Payable

	December 31, 2010	December 31, 2009	June 30, 2011
Promissory notes to SG Blocks Financial, LLC, with a total face amount of $86,260, at 5% – 10% per annum(A)	$—	$63,168	$—
Promissory notes to Gary Tave, with a total face amount of $73,326(B)	—	21,056	—
Total related party notes payable	$—	$84,224	$—

(A)	During 2009, the Company entered into various promissory notes with SG Blocks Financial, LLC (“SG Financial”), and a stockholder of the Company totaling $126,260. SG Financial is a wholly owned limited liability company, whose only member is the same stockholder of the Company, who is a party to this agreement. The sole purpose of SG Financial is to enter into these notes with the Company. All of the notes were short term and bore interest at rates between 5% and 10%. The notes were repaid in full during 2009 and 2010.
(B)	During 2009, the Company entered into various promissory notes with Gary Tave, a director of the Company totaling $73,326, with stated interest totaling $3,500. All of the notes were short term. The proceeds from these notes were used for the sole purpose of purchasing materials. The notes provided for a security interest in a certain receivable of the Company. The notes were repaid in full during 2010.

Interest expense for other related party notes payable amounted to $345, $10,682 and $345 for the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2010, respectively.

11. Income Taxes

Prior to the merger on October 25, 2010, the Company’s results of operations were taxed as a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was required to be reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying consolidated financial statements for periods prior to October 25, 2010. As a result of the Acquisition, beginning on October 25, 2010, the

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

11. Income Taxes  – (continued)

Company’s results of operations are taxed as a C Corporation. The Company’s benefit for income taxes consists of the following for the year ended December 31, 2010:

Current:
Federal	$(125,487)
State	(32,094)
Total current provision	(157,581)
Deferred:
Federal	(34,993)
State	(8,950)
Total deferred	(43,943)
Total benefit for income taxes	(201,524)
Less: valuation reserve	201,524
Income Tax provision	$—

The change in tax status to a taxable entity resulted in a net deferred tax benefit of $0 being recognized and included in the tax benefit for the year ended December 31, 2010. The tax benefit for the year ended December 31, 2010 also includes a tax benefit of $0 which was determined using an effective tax rate of 0.00% for the period from October 26, 2010 (the date on which the tax status changed to a C Corporation) to December 31, 2010.

A reconciliation of the federal statutory rate of 0% for 2010 to the effective rate for income from operations before income taxes is as follows:

Benefit for income taxes at federal statutory rate	34.00%
State income taxes, net of federal benefit	5.28
Effect of change in tax status to C corporation	(22.94)
Other	0.16
Less valuation allowance	(16.50)
Effective income tax rate	0.00%

The temporary differences between recognition of expenses on the financial statements and tax return relate primarily to differences in depreciation methods and change in allowance for doubtful accounts.

The tax effects of these temporary differences along with the net operating losses, net of an allowance for credits, have been recognized as deferred tax assets at December 31, 2010 as follows:

Net operating loss carryforward	$157,581
Bad debt reserve	11,141
Employee stock compensation	32,802
Less valuation reserve	(201,524)
Net deferred tax asset	$—

The Company establishes a valuation allowance if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred assets will be realized. The valuation allowance increased $201,524 during 2010, offsetting the increase in the deferred tax asset attributable to the net operating loss and reserves.

As of December 31, 2010, the Company has a net operating loss carry forward of approximately $402,000 for Federal tax purposes. The net operating loss expires through 2030.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

11. Income Taxes  – (continued)

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses. As of December 31, 2010, the Company has no unrecognized tax positions, including interest and penalties. The tax years 2007-2010 are still open to examination by the major tax jurisdictions in which the Company operates. The Company files returns in the United States Federal tax jurisdiction and various other state jurisdictions.

12. Construction Backlog (unaudited)

The following represents the backlog of signed engineering and project management contracts in existence at December 31, 2010 and 2009 and June 30, 2011:

	2009	2010	2011
Balance – January 1	$636,919	$459,201	$35,789
New contracts and change orders during the period	16,161	303,150	33,296
	653,080	762,351	69,085
Less: contract revenue earned during the period	(193,879)	(726,562)	(69,085)
	459,201	35,789	—
Contracts signed but not started	—	—	—
Balance – December 31 and June 30	$459,201	$35,789	$—

Subsequent to June 30, 2011, the Company has received additional customer contracts totaling approximately $3,060,000.

13. Stockholders’ Equity

Common stock — Effective October 25, 2010, in conjunction with the merger of SG Blocks, LLC and SG Blocks, Inc., the members of SG Blocks, LLC received the number of shares of common stock of the Company which was equal to their percentage ownership interest in the LLC. The total shares issued were 966,000 shares. The total amount of capital contributed to the LLC since its inception was $1,267,533 and was transferred to additional paid in capital of the Company.

Issuance of common stock — For the year ended December 31, 2010, the Company issued 65,048 shares of common stock for a total amount of $160,000. For the six months ended June 30, 2011, the Company issued 240,000 shares of common stock for a total amount of $1,200,000.

Repurchase and retirement of common stock — During 2010, the Company repurchased and retired 17,749 shares of its common stock for a total amount of $50,000.

Private offering memorandum — In September 2010, the Company offered through a private offering memorandum (“PPM”) to sell up to 800,000 shares of its common stock at $5 per share. As of December 31, 2010, the Company had sold 575,000 shares and raised $2,875,000 through this PPM. The Company incurred $431,450 in closing costs from the PPM, and also issued warrants valued at $112,349 (See Note 14).

The Company as part of the PPM has share agreements which contain registration rights that have a cash penalty payable monthly to the shareholders equal to 1% of the proceeds of the offering based on certain criteria not being met as defined in the share agreements. As required under ASC Subtopic 450-20 “Loss Contingencies”, the Company must accrue an estimated loss for a loss contingency if information available before the financial statements are issued indicates that it is both probable and reasonably estimated. The Company does not consider this loss as being probable and does not consider it necessary to establish a reserve for an estimated loss accrual as of December 31, 2010 and June 30, 2011.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

14. Warrants

In conjunction with the PPM in October 2010, the Company issued warrants to Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the placement agent for the PPM. The warrants entitle Ladenburg to purchase up to a total of 51,750 shares of common stock, $0.001 par value par value, for $5 per share. The warrants expire October 28, 2015. The warrants are exercisable, at the option of the holder, at any time prior to their expiration. The fair value of warrants issued to placement agents were calculated utilizing the probability weighted binomial method. The warrants issued to the placement agent contain provisions that make them redeemable for cash by the holder of the warrant under certain circumstances that are not within the control of the Company. Accordingly, the fair market value of the warrants as of the date of issuance has been classified as liabilities. The value of the warrants at December 31, 2010 was approximately $112,349.

The significant assumptions which the Company used to measure the fair value of warrants at December 31, 2010 is as follows:

Stock price	$5.02
Term	4.82 Years
Volatility	50%
Risk-free interest rate	2.01%
Exercise prices	$5.00
Dividend yield	0.00%
Current equity value	$7,827,000
Return	2.01%
Delta	1/12
Up ratio	1.145
Down ratio	0.858
Up transition probability	0.5001

At June 30, 2011 the value of the warrants were adjusted to their fair value which was approximately $110,420. The difference in fair value of $1,929 is included in the accompanying statement of operations.

The significant assumptions which the Company used to measure the fair value of warrants at June 30, 2011 is as follows:

Stock price	$5.02
Term	4.33 Years
Volatility	50%
Risk-free interest rate	1.76%
Exercise prices	$5.00
Dividend yield	0.00%
Current equity value	$7,827,000
Return	2.24%
Delta	1/12
Up ratio	1.145
Down ratio	0.858
Up transition probability	0.5001

15. Stock Grants

In April 2010, prior to the PPM, the Company established the SG Blocks 2010 Restricted Unit Plan (the “2010 Plan”). Under the 2010 Plan, the Company awarded restricted stock grants to eligible employees as determined by the Board of Directors, and were subject to certain vesting and forfeiture requirements. Per the 2010 Plan, the maximum restricted stock grants that could be granted were equal to a percentage interest in the Company of 3.52% of the total equity of the Company. During April 2010, the Company granted the total

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

15. Stock Grants  – (continued)

maximum allowable percentage of restricted stock grants, which equaled 17,655 shares of common stock. These shares vest upon a one year service condition. Vesting is accelerated upon the following events: an event constituting change of control, an initial public offering of the Company’s securities, the death or disability of the participant, or termination without cause, as outlined in the underlying agreement. For the year ended December 31, 2010, the Company recognized stock-based compensation expense of $83,508, which is included in payroll and related expenses on the accompanying statement of operations.

The summary of activity for the Company’s restricted stock grants is presented as follows:

		Weighted Average Fair Value Per Share
Balance – January 1, 2010	$—	$—
Granted	17,655	4.73
Vested	—	—
Forfeited/Cancelled	—	—
Balance – December 31, 2010	$17,655	$4.73
Granted	—	—
Vested	—	—
Forfeited/Cancelled	—	—
Balance – June 30, 2011	$17,655	$4.73

16. Related Party Transactions

ConGlobal Industries, Inc. is a minority stockholder of the Company and provides containers and labor on domestic projects. The Company recognized Cost of Goods Sold of $845,692, $254,251 and $1,851,782, for services ConGlobal Industries, Inc. rendered during the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011, respectively. For the year ended December 31, 2010 and for the six months ended June 30, 2011, $36,622 and $1,750, respectively, of such expenses are included in accounts payable and accrued expenses in the accompanying balance sheet.

The Lawrence Group is a minority stockholder of the Company and is a building design, development and project delivery firm. The Company recognized Pre-project Expenses of $5,483 and $7,527 for consulting services The Lawrence Group rendered during the years ended December 31, 2010 and 2009, respectively. For the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011, $103,782, $98,300, and $103,782, respectively, of such expenses are included in accounts payable and accrued expenses in the accompanying balance sheets.

The Company has accrued certain reimbursable expenses of owners of the Company. Such expenses amounted to $47,363, $35,226 and $25,109, for the years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011, respectively.

17. Cancellation of Trade Liabilities and Unpaid Interest

During 2010, the Company recognized debt forgiveness income of $73,057 as shown on the accompanying statements of operations. Of that amount, $25,075 represents forgiveness of interest on notes payable and $47,982 represents forgiveness of trade accounts payable resulting from settlement agreements with vendors. For the six months ended June 30, 2011, the Company recognized debt forgiveness income of $30,498 which represents forgiveness of trade accounts payable resulting from settlement agreements with vendors.

SG BLOCKS, INC.

Notes to Financial Statements
For the Years Ended December 31, 2010 and 2009 and the Six Months Ended June 30, 2011 and 2010
(Information Relating to the Six Months Ended June 30, 2011 and 2010 is Unaudited)

18. Subsequent Events

Management has evaluated events and transactions occurring after the date of the balance sheet and through the date of the independent registered public accounting firm report to determine whether any of these events or transactions were required to be recognized or disclosed in the financial statements. The date of the independent auditors’ report is the date that the financial statements were available to be issued.

Annex A

MERGER AGREEMENT AND PLAN OF REORGANIZATION

(AS AMENDED)

BY AND AMONG

CDSI HOLDINGS INC., CDSI MERGER SUB, INC.,

SG BLOCKS, INC.

AND

CERTAIN OF THE STOCKHOLDERS OF SG BLOCKS, INC.

DATED AS OF JULY 27, 2011

MERGER AGREEMENT AND PLAN OF REORGANIZATION

THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of July 27, 2011, by and among CDSI Holdings Inc., a Delaware corporation (“CDSI”), CDSI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CDSI (“Merger Sub”), SG Blocks, Inc., a Delaware corporation (“SG Blocks”), and the persons executing the “Stockholders Signature Page” hereto (the “Signing Stockholders”). The term “Agreement” as used herein refers to this Merger Agreement and Plan of Reorganization, as the same may be amended from time to time, and all schedules hereto (including the SG Blocks Schedule and the CDSI Schedule, as defined in the preambles to Articles II and III hereof, respectively).

RECITALS

A.  Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of Delaware law (the “Applicable Law”), CDSI, Merger Sub and SG Blocks intend to enter into a business combination transaction by means of a merger in which Merger Sub will merge into SG Blocks, with SG Blocks being the surviving entity and becoming a wholly owned subsidiary of CDSI (the “Merger”).

B.  The board of directors of each of CDSI, Merger Sub and SG Blocks has determined that the Merger is fair to, and in the best interests of, its respective company and stockholders.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

THE MERGER

1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into SG Blocks, the separate corporate existence of Merger Sub shall cease and SG Blocks shall continue as the surviving corporation in the Merger (the “Surviving Subsidiary”).

1.2  Effective Time; Closing.  Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by SG Blocks and CDSI and specified in the Certificate of Merger being the “Effective Time” and the date of such filing being the “Effective Date”). Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the transactions contemplated by this Agreement (the “Closing”), other than the filing of the Certificate of Merger, shall take place at the offices of Graubard Miller, counsel to CDSI, 405 Lexington Avenue, 19th Floor, New York, New York 10174 at a time and date to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile or by emailed PDF file.

1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and Applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Subsidiary, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Subsidiary, and SG Blocks shall continue as a wholly owned subsidiary of CDSI.

1.4  Governing Documents.  At the Effective Time,

(a)  the Certificate of Incorporation of CDSI shall be amended and restated in the form attached hereto as Exhibit A;

(b)  the Certificate of Incorporation of Merger Sub in the form attached hereto as Exhibit B shall become the certificate of incorporation of the Surviving Subsidiary, except that Article I shall state that the name of the Surviving Subsidiary shall be “SG Building Blocks, Inc.”; and

(c)  the Bylaws of SG Blocks shall become the bylaws of the Surviving Subsidiary.

1.5  Effect on SG Blocks Securities.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of SG Blocks or the holders of any of the securities of SG Blocks, the following shall occur:

(a)  Conversion of SG Blocks Common Stock and Derivative Securities; Issuance to CDSI.  At the Effective Time, all of the issued and outstanding shares of the common stock, par value $0.001, of SG Blocks (“SG Blocks Common Stock”) issued and outstanding immediately prior to the Effective Time, will automatically be canceled and extinguished and be converted, collectively, into the right to receive an aggregate of 36,050,741 shares of common stock, par value $0.01 per share, of CDSI (“CDSI Common Stock”) (the “Stock Consideration”); with each such share of SG Blocks Common Stock converted into the right to receive a pro rata portion of the Stock Consideration. Immediately following the conversion contemplated by this Section 1.5(a), 100 shares of SG Blocks Common Stock, as the Surviving Subsidiary, shall be issued to CDSI.

(b)  Adjustments to Exchange Ratios.  The numbers of shares of CDSI Common Stock that the security holders of SG Blocks are entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of CDSI Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to CDSI Common Stock occurring on or after the date hereof and prior to the Effective Time.

(c)  Conversion of SG Blocks Warrants.  Subject to adjustment in accordance with Section 1.5(b), the warrants (“SG Blocks Warrants”) to purchase shares of SG Blocks Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into warrants (“CDSI Warrants”) to purchase 1,145,509 shares of CDSI Common Stock having terms and conditions substantially identical in all material respects to the terms and conditions pertaining to the SG Blocks Warrants. Upon consummation of the Merger, the CDSI Warrants shall be issued upon surrender of the SG Blocks Warrants.

(d)  No Fractional Shares.  No fraction of a share of CDSI Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby, and each security holder of SG Blocks who would otherwise be entitled to a fraction of a share of CDSI Common Stock (after aggregating all fractional shares of CDSI Common Stock that otherwise would be received by such holder) shall be deemed to receive from CDSI, in lieu of such fractional share, one (1) share of CDSI Common Stock.

(e)  Capital Stock of Merger Sub.  All issued and outstanding shares of the capital stock of Merger Sub shall automatically, and without any action on the part of the holder thereof, be converted into an aggregate of 100 validly issued, fully paid and non-assessable shares of common stock of the Surviving Subsidiary to be issued to CDSI pursuant to Section 1.5(a).

1.6  Surrender of Certificates.

(a)  Exchange Agent.  American Stock Transfer and Trust Company shall be designated by the parties hereto to act as the exchange agent (the “Exchange Agent”) in the Merger.

(b)  Procedure.  Subject to Section 1.14 below, certificates representing the shares of CDSI Common Stock shall be issued to the holders of SG Blocks Common Stock upon surrender of the certificates or instruments representing all of the outstanding shares of SG Blocks Common Stock

(collectively, “SG Blocks Certificates”) as provided for herein. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, CDSI shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of SG Blocks Certificates: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the SG Blocks Certificates shall pass, only upon delivery of the SG Blocks Certificates to the Exchange Agent and shall contain such other customary provisions as CDSI may reasonably specify), and (ii) instructions for use in effecting the surrender of the SG Blocks Certificates in exchange for the shares of CDSI Common Stock to which the holder of such SG Blocks Certificates is entitled as a result of the Merger (and any dividends or other distributions pursuant to Section 1.5(b)). Upon surrender of the SG Blocks Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CDSI, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such SG Blocks Certificates shall be entitled to receive in exchange therefor such certificates representing the number of shares of CDSI Common Stock, less the applicable Escrow Shares (defined below), for which their shares of SG Blocks Common Stock are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.5(b), and the SG Blocks Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding SG Blocks Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable shares of CDSI Common Stock issuable pursuant to Section 1.5(a).

(c)  Distributions With Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the date of this Agreement with respect to shares of CDSI Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered SG Blocks Certificates with respect to the shares of CDSI Common Stock to be issued upon surrender thereof until the holders of record of such SG Blocks Certificates shall surrender such SG Blocks Certificates. Subject to applicable law, following surrender of any such SG Blocks Certificates with a properly completed letter of transmittal, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, the certificates representing shares of CDSI Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of CDSI Common Stock.

(d)  Transfers of Ownership.  If certificates representing the shares of CDSI Common Stock are to be issued in a name other than that in which the SG Blocks Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the SG Blocks Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to CDSI or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing the shares of CDSI Common Stock in any name other than that of the registered holder of the SG Blocks Certificates surrendered, or established to the satisfaction of CDSI or any agent designated by it that such tax has been paid or is not payable.

(e)  Termination of Exchange Agent Obligations.  Shares of CDSI Common Stock held by the Exchange Agent that have not been delivered to holders of SG Blocks Certificates within six months after the Effective Time shall promptly be delivered to CDSI, and thereafter holders of SG Blocks Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 1.6 shall thereafter look only to CDSI (subject to abandoned property, escheat and similar laws) for their claim for shares of CDSI Common Stock and any dividends or distributions pursuant to Section 1.5(b) with respect to shares of CDSI Common Stock to which they are entitled.

(f)  No Liability.  Notwithstanding anything to the contrary in this Section 1.6, neither the Exchange Agent, CDSI, the Surviving Subsidiary, SG Blocks nor any party hereto shall be liable to a holder of shares of SG Blocks Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7  No Further Ownership Rights in SG Blocks Stock.  All CDSI Common Stock deemed issued to security holders of SG Blocks upon consummation of the Merger and conversion of the SG Blocks Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to the corresponding outstanding SG Blocks Common Stock and there shall be no further registration of transfers on the records of the Surviving Subsidiary of the SG Blocks Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, SG Blocks Certificates are presented to CDSI for any reason, they shall be canceled and exchanged as provided in this Article I.

1.8  Tax Consequences.  It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (“Code”). The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

1.9  Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest CDSI with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SG Blocks and the Surviving Subsidiary, the then current officers and directors of SG Blocks, and the officers and directors of CDSI shall take all such lawful and necessary action.

1.10  Escrow.  As the sole remedy for the indemnification obligations set forth in Article VII of this Agreement, an aggregate of 817,500 shares of CDSI Common Stock to be received by the holders of SG Blocks Common Stock, allocated pro rata amongst such holders, representing 2% of the shares of CDSI Common Stock to be outstanding immediately after the Closing Date, shall be deposited into escrow (the “Escrow Shares"), in accordance with the terms and conditions of the escrow agreement to be entered into at the Closing between CDSI, the Committee (defined below), the Representative (defined below) and Continental Stock Transfer & Trust Company (“CST&T”), as escrow agent (“Escrow Agent”), in form and substance mutually and reasonably agreed to by CDSI and SG Blocks and providing for the terms contemplated by Article VII hereof (the “Escrow Agreement”). The Escrow Agreement shall provide that, on the 5th business day after CDSI has filed with the SEC its Annual Report on Form 10-K for the fiscal year ending December 31, 2011 (the “Escrow Release Date”), the Escrow Agent shall release the Escrow Shares, less that portion thereof applied in satisfaction of or reserved with respect to indemnification claims in connection with claims made pursuant to Section 7.1(a) of this Agreement (“Escrow Claims”). Any Escrow Shares due to be released on the Escrow Release Date that continue to be held with respect to any unresolved Escrow Claim shall be delivered to the stockholders of SG Blocks in the same proportions as originally deposited into escrow, promptly upon such resolution, subject to reduction, if any, for the indemnification obligation associated with such resolved Escrow Claim.

1.11  Committee and Representative for Purposes of Escrow Agreement.

(a)  CDSI Committee.  Prior to the Closing, the Board of Directors of CDSI shall appoint a committee consisting of one or more of its then members to act on behalf of CDSI to take all necessary actions and make all decisions pursuant to the Escrow Agreement. In the event of a vacancy in such committee, the remaining members of the committee (if any) shall appoint as a successor a Person who was a director of CDSI prior to the Closing Date or some other Person who would qualify as an “independent” director of CDSI and who has not had any relationship with SG Blocks or the stockholders of SG Blocks prior to the Closing. If no members of the committee remain at the time of such vacancy, the board of directors of CDSI shall appoint as a successor a Person who was a director of CDSI prior to the Closing Date or some other Person who would qualify as an “independent” director of CDSI and who has not had any relationship with SG Blocks or the stockholders of SG Blocks prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VII hereof and the Escrow Agreement.

(b)  Representative.  SG Blocks and the Signing Stockholders hereby designate Paul Galvin to represent the interests of the Persons entitled to receive CDSI Common Stock as a result of the Merger for purposes of the Escrow Agreement. If such Person ceases to serve in such capacity, for any reason, such Person shall designate his or her successor. Failing such designation within ten (10) business days after the Representative has ceased to serve, those members of the Board of Directors of CDSI who were directors of SG Blocks prior to the Closing shall appoint as successor a Person who was a former stockholder of SG Blocks or such other Person as such members shall designate. Such Persons or their successors are intended to be the “Representative” referred to in Article VII hereof and the Escrow Agreement.

1.12  Signing Stockholder Matters.

(a)  By his, her or its execution of this Agreement, each Signing Stockholder, in his, her or its capacity as a stockholder of SG Blocks, hereby approves and adopts this Agreement and authorizes SG Blocks and its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the irrevocable written consent of each Signing Stockholder for purposes of the relevant provisions of the DGCL and other Applicable Law.

(b)  Each Signing Stockholder for himself, herself or itself only, represents and warrants as follows:

(i)  he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of CDSI and all persons acting on CDSI’s behalf concerning the business and operations of CDSI and to obtain any additional information to the extent CDSI possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information;

(ii)  he, she or it has had access to the CDSI SEC Reports (defined below) filed prior to the date of this Agreement;

(iii)  that the execution and delivery of this Agreement by such Signing Stockholder does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as defined), except (1) for applicable requirements, if any, of the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (2) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on such Signing Stockholder or SG Blocks or, after the Closing, CDSI, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement;

(iv)  that he, she or it owns the shares of SG Blocks Common Stock listed on Schedule 1.12(b)(iv) as being owned by him, her or it free and clear of all Liens, except as set forth in Schedule 1.12(b)(iv).

(c)  Each Signing Stockholder that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of Section 1.10(b).

1.13  Lock Up Agreements.  Simultaneously with the execution of this Agreement, each person or entity listed on Schedule 1.13, representing all of the officers and directors of SG Blocks and each stockholder of SG Blocks currently owning in excess of 20% of the SG Blocks Common Stock, are executing and delivering to CDSI agreements (“Lock Up Agreements”) in the form of Exhibit C hereto.

1.14  Shares Subject to Appraisal Rights.

(a)  Notwithstanding Section 1.5 hereof, Dissenting Shares (as defined in Section 1.14(b)) shall not be converted into a right to receive shares of CDSI Common Stock. The holders thereof shall be entitled only to such rights as are granted by the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the DGCL shall receive payment therefor from CDSI in accordance with the DGCL, provided, however, that (i) if any stockholder of SG Blocks who asserts appraisal rights in connection with the Merger (a “Dissenter”) shall have failed to establish his entitlement to such rights as provided in the DGCL, or (ii) if any such Dissenter shall have effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under the DGCL, the shares of SG Blocks Common Stock held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive the shares of CDSI Common Stock as provided in Section 1.5. SG Blocks shall give CDSI prompt notice of any demands for payment received by SG Blocks from a person asserting appraisal rights, and CDSI shall have the right to participate in all negotiations and proceedings with respect to such demands. SG Blocks shall not, except with the prior written consent of CDSI, make any payment with respect to, or settle or offer to settle, any such demands or negotiate or enter into any agreement with respect thereto.

(b)  As used herein, “Dissenting Shares” means any shares of SG Blocks Common Stock held by Persons who are entitled to appraisal rights under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to those shares in accordance with the DGCL.

1.15  Investment Representation.  All shares of CDSI Common Stock issued in accordance with the terms hereof shall, when issued, be restricted shares and may not be sold, transferred or otherwise disposed of by the holders thereof without registration under the Securities Act or an available exemption from registration under the Securities Act. The certificates representing the shares of CDSI Common Stock issued in accordance with the terms hereof will contain the appropriate restrictive legends, and CDSI shall issue appropriate stop-transfer instructions to the CDSI transfer agent with respect to such shares of CDSI Common Stock. Prior to the Closing, each holder of record (as of the Effective Time) of SG Blocks Certificates, which immediately prior to the Effective Time represented outstanding shares of SG Blocks Common Stock whose shares were converted into the right to receive shares of CDSI Common Stock pursuant to Section 1.5, shall provide an investment representation letter (the “Representation Letters”) in the form attached hereto as Exhibit D.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SG BLOCKS

Subject to the exceptions set forth in Schedule 2 attached hereto (the “SG Blocks Schedule”), SG Blocks hereby represents and warrants to CDSI as follows:

2.1  Organization.  SG Blocks is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. SG Blocks has full corporate power and authority to own its properties and to conduct its business as currently contemplated, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. SG Blocks is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by SG Blocks to be conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SG Blocks.

2.2   Subsidiaries.  Except as set forth on Schedule 2.2, SG Blocks does not presently own an interest in any other corporation, association or other business entity and is not a party to any joint venture, partnership or similar arrangement.

2.3  Financial Statements.  SG Blocks has provided to CDSI consolidated financial statements in draft form (including any related notes thereto) of SG Blocks for the fiscal years ended December 31, 2010 and 2009 (“Draft Audited Financial Statements”). Prior to Closing, SG Blocks will provide to CDSI a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of SG Blocks for the fiscal years ended December 31, 2010 and 2009 (the “Audited Financial Statements”) and unaudited financial statements for the three months ended June 30, 2011 (the “Unaudited Financial Statements” and together with the Audited Financial Statements, collectively referred to as the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly presents in all material respects the financial position of SG Blocks at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that such Financial Statements are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on SG Blocks.

2.4  No Liabilities.  SG Blocks has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of SG Blocks, except (i) liabilities provided for in or otherwise disclosed in a balance sheet or in the related notes to the Financial Statements, (ii) liabilities incurred since December 31, 2010 in the ordinary course of business, none of which would reasonably be expected to have a Material Adverse Effect, or (iii) expenses incurred by SG Blocks directly in relation to its financing activities in 2011.

2.5  Off Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between SG Blocks or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is not disclosed in the Financial Statements or that otherwise could be reasonably likely to have a Material Adverse Effect.

2.6  Absence of Material Changes.  Since the date of SG Blocks’ most recent Financial Statements, except as set forth on Schedule 2.6, SG Blocks has not incurred any Material Adverse Change (except as otherwise contemplated by clauses (i) through (iii) in Section 2.4, above).

2.7  Legal Proceedings.  Except as set forth on Schedule 2.7, there is not pending or, to the knowledge of SG Blocks, threatened or contemplated, any action, suit or proceeding to which SG Blocks is a party or of which any property or assets of SG Blocks is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

2.8  Contracts.  Schedule 2.8 sets forth a list of the following documents which SG Blocks is a party to:

(i)  any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to SG Blocks and which are otherwise material or not entered into in the ordinary course of business;

(ii)  any contract, lease or agreement involving payments in excess of $50,000, which is not cancelable by SG Blocks, without penalty on not less than 60 days notice;

(iii)  any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets with a value in excess of $50,000;

(iv)  any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors or stockholders of SG Blocks or persons related to or affiliated with such persons;

(v)  any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of SG Blocks, including, without limitation, any agreement with any stockholder of SG Blocks which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vi)  any pension, profit sharing, retirement, stock option or stock ownership plans;

(vii)  any royalty, dividend or similar arrangement based on the revenues or profits of SG Blocks or based on the revenues or profits derived from any material contract;

(viii)  any acquisition, merger, asset purchase or other similar agreement entered into in the past 12 months; or

(ix)  any agreement under which SG Blocks has granted any person registration rights for its securities.

All of the agreements listed on Schedule 2.8 are referred to herein collectively as “SG Blocks Contracts.”

Each of the SG Blocks Contracts which purports by its terms to be in effect is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Effective Date.

2.9  Due Authorization and Enforceability.  SG Blocks has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to engage in the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation by SG Blocks of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of SG Blocks (including the approval by its boards of directors), and no other corporate proceedings on the part of SG Blocks are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the DGCL and the terms and conditions of this Agreement, other than obtaining the approval of the holders of a majority of the outstanding SG Blocks Common Stock (as provided for in Section 5.1). This Agreement and the other agreements and documents contemplated hereby have been duly authorized, executed and delivered by SG Blocks, and each constitutes a valid, legal and binding obligation of SG Blocks, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

2.10  No Conflict.  The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by SG Blocks and the consummation of the transactions herein and therein contemplated by SG Blocks will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over SG Blocks or any of its properties, (B) any agreement or instrument to which SG Blocks is a party or by which it is bound or to which any of its property is subject, or (C) SG Blocks’ Charter Documents, except, as it pertains to clauses (A) and (B), as would not individually or in the aggregate reasonably be expected have a Material Adverse Effect on SG Blocks.

2.11  No Consents Required.  Except for the consents set forth on Schedule 2.11 and for the filing of the Certificate of Merger with the appropriate authorities pursuant to the DGCL, no consent, approval, authorization or order of, or filing with, any Governmental Entity is required for the execution, delivery and performance of this Agreement by SG Blocks or for the consummation of the transactions contemplated hereby by SG Blocks, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which SG Blocks is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of the required waiting period thereunder and (iii) where the failure to obtain such consents, approvals, authorizations, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SG Blocks or, after the Closing, CDSI, or prevent consummation of the transactions contemplated by this Agreement or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.12  Capitalization.  SG Blocks is authorized to issue 5,000,000 shares of SG Blocks Common Stock, of which 1,741,000 shares are issued and outstanding as of the date of this Agreement. All such shares have been duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all federal and state securities laws and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing or satisfied. SG Blocks is authorized to issue 1,000,000 shares of SG Blocks Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. Except as set forth on Schedule 2.12, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from SG Blocks any shares of the capital stock of SG Blocks.

2.13  Preemptive Rights.  Except as set forth on Schedule 2.13, there are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, any securities of SG Blocks pursuant to SG Blocks’ Charter Documents or any agreement or other instrument to which SG Blocks is a party or by which SG Blocks is bound.

2.14  Registration Rights.  Except as set forth on Schedule 2.14, no person has any right to require SG Blocks to register any shares of SG Blocks Common Stock under the Securities Act.

2.15  Permits.  SG Blocks holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and SG Blocks is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

2.16  Good Title to Property.  All real property owned by SG Blocks is shown or reflected on the balance sheets of SG Blocks included in the Financial Statements. SG Blocks has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it other than Intellectual Property, which is covered by Section 2.17 hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in Schedule 2.16 or in the Financial Statements, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Any real property held under lease by SG Blocks is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by SG Blocks.

2.17  Intellectual Property.

(a)  Except as set forth on Schedule 2.17(a), SG Blocks owns or possesses the SG Blocks Trademarks (as defined below) or rights thereto necessary for the conduct of its business as now being conducted, except to the extent such failure to own or possess such SG Blocks Trademarks would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 2.17(a) or as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (A) to the knowledge of SG Blocks, there is no infringement, misappropriation or violation by third parties of any such SG Blocks Trademarks; (B) there is no pending or, to SG Blocks’ knowledge, threatened action, suit, proceeding or claim by others challenging the rights of SG Blocks in or to any such SG Blocks Trademarks, and SG Blocks is unaware of any facts which would form a reasonable basis for any such claim; (C) the SG Blocks Trademarks owned by SG Blocks have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to SG Blocks’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such SG Blocks Trademarks, and SG Blocks is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to SG Blocks’ knowledge, threatened action, suit, proceeding or claim by others that SG Blocks infringes, misappropriates or otherwise violates any intellectual property or other proprietary rights of others, SG Blocks has not received any written notice of such claim and SG Blocks is unaware of any other facts which would form a reasonable basis for any such claim; and (E) to SG Blocks’ knowledge, no current employee of SG Blocks is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, or nondisclosure agreement. Except as set forth on Schedule 2.17(a), SG Blocks is not a party to or bound by any options, licenses or agreements with respect to the SG Blocks Trademarks. The term “SG Blocks Trademarks” means the trademark SG BLOCKS.

(b)  Except as set forth on Schedule 2.17(b), SG Blocks believes that it owns or possesses other SG Blocks Intellectual Property (as defined below) or rights thereto necessary for the conduct of the business of SG Blocks as now being conducted. Except as set forth on Schedule 2.17(b) or as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (A) to the knowledge of SG Blocks, there is no infringement, misappropriation or violation by third parties of any such SG Blocks Intellectual Property; (B) there is no pending or, to SG Blocks’ knowledge, threatened action, suit, proceeding or claim by others challenging the rights of SG Blocks in or to any such SG Blocks Intellectual Property; (C) the SG Blocks Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to SG Blocks’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such SG Blocks Intellectual Property; (D) there is no pending or, to SG Blocks’ knowledge, threatened action, suit, proceeding or claim by others that SG Blocks infringes, misappropriates or otherwise violates any SG Blocks Intellectual Property or other proprietary rights of others, SG Blocks has not received any written notice of such claim and SG Blocks is unaware of any other facts which would form a reasonable basis for any such claim; and (E) to SG Blocks’ knowledge, no current employee of SG Blocks is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, or nondisclosure agreement. Except as set forth on Schedule 2.17(b), SG Blocks is not a party to or bound by any options, licenses or agreements with respect to the SG Blocks Intellectual Property. The term “SG Blocks Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property, with the exception of the Trademarks discussed above.

2.18  No Violation.  SG Blocks is not (A) in violation of its Charter Documents, (B) in material breach of or otherwise in material default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any SG Blocks Contract, to which it is subject or by which it may be bound, or to which any of the material property or assets of SG Blocks is subject or (C) in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on SG Blocks.

2.19  Taxes.  Except as set forth on Schedule 2.19, SG Blocks has timely filed (or requested in good faith an extension to the filing of) all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which SG Blocks is contesting in good faith. All such returns are true, correct and complete in all material respects. No audit or other examination of any return of SG Blocks by any tax authority is presently in progress, nor has SG Blocks been notified in writing of any request for such an audit or other examination. To SG Blocks’s knowledge, it does not have any liability for any unpaid taxes which have not been accrued for or reserved on SG Blocks’ balance sheets included in the Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid taxes that may have been accrued since the end of the most recent fiscal year in connection with the operation of the business of SG Blocks in the ordinary course of business, none of which is material to the business, results of operations or financial condition of SG Blocks or, if any such account is material, it has been accrued on the books and records of SG Blocks in accordance with U.S. GAAP.

2.20  No Broker’s Fees.  SG Blocks has not incurred any liability, nor will it incur, directly or indirectly, any liability, for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby which will become the liability of CDSI or will be a liability of the Surviving Subsidiary to be paid after Closing except for the obligation to issue shares of CDSI Common Stock to Ladenburg Thalmann & Co. Inc. (“Ladenburg”) as set forth in Section 5.19.

2.21  Insurance.  Schedule 2.21 sets forth SG Blocks’ material all risk, auto liability, general comprehensive liability and product liability insurance polices currently in force and covering the assets, business, equipment, properties and operations of SG Blocks. To SG Blocks’ knowledge, such insurance is in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

2.22  No Labor Disputes.  No labor problem or dispute with the employees of SG Blocks exists, or, to SG Blocks’ knowledge, is threatened, which would reasonably be expected to have a Material Adverse Effect. SG Blocks is not aware that any key employee or significant group of employees of SG Blocks plans to terminate employment with SG Blocks. SG Blocks is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by SG Blocks and SG Blocks is not aware of any activities or proceedings of any labor union to organize any such employees.

2.23  Defined Benefit Plans.  SG Blocks has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by SG Blocks that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject SG Blocks to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter (or opinion letter, if applicable) has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. SG Blocks has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

2.24  Compliance with Environmental Laws.  SG Blocks (a) is in material compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to its businesses (“Environmental Laws”), (b) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (c) has not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this Section 2.24 as would not, individually or in the aggregate, have a Material Adverse Effect.

2.25  Minute Books.  The minute books of SG Blocks representing all existing records of all meetings and actions of the board of directors or managers (including any committees thereof) and stockholders or members (collectively, the “Corporate Records”) of SG Blocks since its formation through the date of the latest meeting and action have been made available to CDSI. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records.

2.26  Foreign Corrupt Practices.  Neither SG Blocks nor, to SG Blocks’ knowledge, any other person associated with or with the authority to act on behalf of SG Blocks, including without limitation any director, officer, agent or employee of SG Blocks has, directly or indirectly, while acting on behalf of SG Blocks (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments. SG Blocks’ internal accounting controls and procedures are sufficient to cause it to comply with the FCPA.

2.27  Money Laundering Laws.  The operations of SG Blocks are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all governmental bodies or regulatory agencies having jurisdiction over SG Blocks, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdictions over SG Blocks (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving SG Blocks with respect to the Money Laundering Laws is pending, or to the knowledge of SG Blocks, threatened against SG Blocks.

2.28  OFAC.  None of SG Blocks or, to the knowledge of SG Blocks, any director, officer, agent, employee or affiliate of SG Blocks, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.29  Proprietary Information Agreements.  Each current employee and officer of SG Blocks has executed an agreement with SG Blocks regarding the protection of SG Blocks’ confidentiality and proprietary information. SG Blocks is not aware that any of its current employees or officers is in violation thereof, and SG Blocks will use its reasonable commercial efforts to prevent any such violation prior to the Closing. SG Blocks is not aware that any former employee failed to execute similar agreements with SG Blocks or that any such former employee is in violation of any such agreement.

2.30  Solvency.  SG Blocks has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; or (e) made an offer of settlement, extension or composition to its creditors generally.

2.31  Related Party Transactions.  Except as set forth on Schedule 2.31, no employee, officer, member, stockholder or director of SG Blocks or a member of any of the foregoing individuals’ immediate family (collectively, “Related Parties”) is indebted to SG Blocks, nor is SG Blocks indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of compensation for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of SG Blocks and (iii) for other standard employee benefits made generally available to all employees (not including stock option agreements outstanding under any stock option plan approved by the Board of Directors of SG Blocks). To SG Blocks’ knowledge, no Related Party has any direct or indirect ownership interest in any firm or corporation with which SG Blocks is affiliated or with which SG Blocks has a business relationship, or any firm or corporation that competes with SG Blocks, except that Related Parties may own stock in publicly traded companies that may compete with SG Blocks. To the best of SG Blocks’ knowledge, except as set forth on Schedule 2.31, no Related Party is, directly or indirectly, interested in any SG Blocks Contract with SG Blocks (other than such contracts as relate to any such person’s ownership of capital stock or other securities of SG Blocks or such person’s employment with SG Blocks).

2.32  Representations and Warranties Complete.  The representations and warranties of SG Blocks included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder (excluding any and all drafts of such documentation), are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

2.33  Survival of Representations and Warranties.  The representations and warranties of SG Blocks set forth in this Agreement shall survive the Closing until, and shall terminate and be of no further force or effect on, the Escrow Release Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CDSI

Subject to the exceptions set forth in Schedule 3 attached hereto (the “CDSI Schedule”), each of CDSI and Merger Sub represent and warrant to, and covenant with, SG Blocks and the Signing Stockholders, as follows:

3.1  Organization.  Each of CDSI and Merger Sub is duly organized and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of CDSI and Merger Sub has full corporate power and authority to own its properties and to conduct its business as currently contemplated, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. Each of CDSI and Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by SG Blocks to be conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CDSI or Merger Sub.

3.2  Subsidiaries.  Other than CDSI’s ownership of Merger Sub, neither CDSI nor Merger Sub presently own an interest in any other corporation, association or other business entity. Neither CDSI nor Merger Sub is a party to any joint venture, partnership or similar arrangement.

3.3  SEC Filings; Financial Statements.

(a)  CDSI has made available to SG Blocks a correct and complete copy of each report, registration statement and definitive proxy statement filed by CDSI with the SEC (the “CDSI SEC Reports”), which are all the forms, reports and documents required to be filed by CDSI with the SEC prior to the date of this Agreement. All CDSI SEC Reports required to be filed by CDSI during the last two fiscal years and the interim period prior to the date of this Agreement were filed in a timely manner. As of their respective dates the CDSI SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CDSI SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in this Article III CDSI makes no representation or warranty whatsoever concerning any CDSI SEC Report as of any time other than the date or period with respect to which it was filed.

(b)  Each set of financial statements (including, in each case, any related notes thereto) contained in CDSI SEC Reports, including each CDSI SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of CDSI at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on CDSI taken as a whole.

(c)  Merger Sub has never made any filing with the SEC and it neither is, nor ever has been, required to make any such filing.

3.4  No Liabilities.  Except as set forth on Schedule 3.4, neither CDSI nor Merger Sub has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in any CDSI SEC Report that are, individually or in the aggregate, material to the business, results of operations or financial condition of CDSI, except (i)

liabilities provided for in or otherwise disclosed in a balance sheet or in the related notes to the financial statements included in any CDSI SEC Report or (ii) liabilities incurred since December 31, 2010 in the ordinary course of business, none of which would reasonably be expected to have a Material Adverse Effect.

3.5  Off Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between either CDSI or Merger Sub or any of their respective subsidiaries and an unconsolidated or other off balance sheet entity that is not disclosed in the financial statements included in the CDSI SEC Reports or that otherwise could be reasonably likely to have a Material Adverse Effect.

3.6  Absence of Material Changes.  Except as contemplated by this Agreement, since December 31, 2010, neither CDSI nor Merger Sub has incurred any Material Adverse Change (except as otherwise contemplated by clauses (i) through (ii) in Section 3.4, above).

3.7  Legal Proceedings.  There is not pending or, to the knowledge of CDSI or Merger Sub, threatened or contemplated, any action, suit or proceeding to which CDSI or Merger Sub is a party or of which any property or assets of CDSI or Merger Sub is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect.

3.8  Contracts.  Except as set forth in the CDSI SEC Reports filed prior to the date of this Agreement, and with respect to confidentiality, nondisclosure and indemnification agreements with executive officers and directors, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations of any kind, whether written or oral, to which CDSI or Merger Sub is a party or by or to which any of the properties or assets of CDSI or Merger Sub may be bound, subject or affected, which either (a) creates or imposes a liability greater than $5,000, or (b) may not be cancelled by CDSI or Merger Sub on less than 30 days’ or less prior notice (“CDSI Contracts”) without penalty. All CDSI Contracts are listed in Schedule 3.8. Each of the CDSI Contracts which purports by its terms to be in effect is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Effective Date.

3.9  Due Authorization and Enforceability.  Each of CDSI and Merger Sub has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to engage in the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation by CDSI and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of CDSI and Merger Sub (including the approval by its boards of directors), and no other corporate proceedings on the part of CDSI or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the DGCL and the terms and conditions of this Agreement, other than the filing of the Information Statement by CDSI on Schedule 14(f) (“Schedule 14(f)”) as set forth in Section 5.2. This Agreement and the other agreements and documents contemplated hereby have been duly authorized, executed and delivered by CDSI and Merger Sub, and each constitutes a valid, legal and binding obligation of CDSI and Merger Sub, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

3.10  No Conflict.  The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by CDSI and Merger Sub and the consummation of the transactions herein and therein contemplated by CDSI and Merger Sub will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over CDSI or Merger Sub or any of its properties, (B) any agreement or instrument to which CDSI or Merger Sub is a party or by which it is bound or to which any of its property is subject, or (C) CDSI’s or Merger Sub’s Charter Documents, except, as it pertains to clauses (A) and (B), as would not individually or in the aggregate reasonably be expected have a Material Adverse Effect on CDSI or Merger Sub.

3.11  No Consents Required.  Except for the filing of the Certificate of Merger with the appropriate authorities pursuant to the DGCL, the filing of an amendment to CDSI’s Charter Documents to provide for the change in CDSI’s name to “SG Blocks, Inc.” and an increase in the number of authorized shares of CDSI Common Stock to 100,000,000, and the filing of the Schedule 14(f) and waiting the requisite waiting periods for notice (as set forth in Section 5.2), no consent, approval, authorization or order of, or filing with, any Governmental Entity is required for the execution, delivery and performance of this Agreement by CDSI and Merger Sub or for the consummation of the transactions contemplated hereby by CDSI and Merger Sub, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which SG Blocks is licensed or qualified to do business, (ii) for the filing of any notifications required under the HSR Act, and the expiration of the required waiting period thereunder and (iii) where the failure to obtain such consents, approvals, authorizations, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CDSI or Merger Sub or prevent consummation of the transactions contemplated by this Agreement or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.12  Capitalization.

(a)  As of the date of this Agreement, the authorized capital stock of CDSI consists of 25,000,000 shares of CDSI Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“CDSI Preferred Stock”), of which 3,270,000 shares of CDSI Common Stock are issued and outstanding and no shares of CDSI Preferred Stock are issued and outstanding. All issued and outstanding shares of CDSI Common Stock are fully paid, nonassessable and validly issued in compliance with Applicable Law, federal and state securities laws, and the rules and regulations of the United States Securities and Exchange Commission. Other than the CDSI Common Stock and CDSI Preferred Stock, CDSI has no class or series of securities authorized by its Charter Documents.

(b)  As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.0001 per share (“Merger Sub Stock”), of which 50 shares are issued and outstanding. There are no options, warrants, voting agreements or other rights outstanding with respect to the Merger Sub Stock.

(c)  There are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from CDSI any shares of the capital stock of CDSI.

3.13  Preemptive Rights.  There are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, any securities of CDSI or Merger Sub pursuant to the Charter Documents or CDSI or Merger Sub or any agreement or other instrument to which CDSI or Merger Sub is a party or by which CDSI or Merger Sub is bound.

3.14  Registration Rights.  No person has any right to require CDSI to register any shares of CDSI Common Stock under the Securities Act.

3.15  Permits.  CDSI and Merger Sub hold, and are operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of their respective business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and each of CDSI and Merger Sub is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

3.16  Good Title to Property.  Neither CDSI nor Merger Sub owns or leases any real property or personal property. There are no options or other contracts under which CDSI or Merger Sub has a right or obligation to acquire or lease any interest in real property or personal property.

3.17  Intellectual Property.  Neither CDSI nor Merger Sub owns, licenses or otherwise has any right, title or interest in any intellectual property or trademarks.

3.18  No Violation.  Neither CDSI nor Merger Sub is (A) in violation of its Charter Documents, (B) in material breach of or otherwise in material default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any CDSI Contract, to which it is subject or by which it may be bound, or to which any of the material property or assets of CDSI or Merger Sub is subject or (C) in violation of any Legal Requirements with respect to the conduct of its business, the ownership or operation of its business, or the issuance of its capital stock, except for violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on CDSI or Merger Sub.

3.19  Taxes.  Each of CDSI and Merger Sub has timely filed (or requested in good faith an extension to the filing of) all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which SG Blocks is contesting in good faith. All such returns are true, correct and complete in all material respects. No audit or other examination of any return of CDSI or Merger Sub by any tax authority is presently in progress, nor has CDSI or Merger Sub been notified in writing of any request for such an audit or other examination. Neither CDSI nor Merger Sub has any liability for any unpaid taxes which have not been accrued for or reserved on CDSI’s or Merger Sub’s balance sheets included in the financial statements filed with the CDSI SEC Reports, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid taxes that may have been accrued since the end of the most recent fiscal year in connection with the operation of the business of CDSI or Merger Sub in the ordinary course of business, none of which is material to the business, results of operations or financial condition of CDSI or Merger Sub or, if any such account is material, it has been accrued on the books and records of CDSI or Merger Sub in accordance with U.S. GAAP.

3.20  No Broker’s Fees.   Neither CDSI nor Merger Sub has incurred any liability, nor will either incur, directly or indirectly, any liability, for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.21  Insurance.  Neither CDSI nor Merger Sub maintains any insurance policies.

3.22  No Labor Disputes.  No labor problem or dispute with the employees of CDSI or Merger Sub exists, or, to CDSI’s or Merger Sub’s knowledge, is threatened, which would reasonably be expected to have a Material Adverse Effect. Neither CDSI nor Merger Sub is aware that any key employee or significant group of employees of CDSI or Merger Sub plans to terminate employment with CDSI or Merger Sub. Neither CDSI nor Merger Sub is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by CDSI or Merger Sub and neither CDSI or Merger Sub is aware of any activities or proceedings of any labor union to organize any such employees.

3.23  Defined Benefit Plans.  Neither CDSI nor Merger Sub maintains, or has any liability under, any ERISA Plan.

3.24  Compliance with Environmental Laws.  Each of CDSI and Merger Sub (a) is in compliance with any and all applicable Environmental Laws, (b) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (c) has not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this Section 3.24 as would not, individually or in the aggregate, have a Material Adverse Effect.

3.25  Minute Books.  The Corporate Records of CDSI and Merger Sub since their respective dates of formation through the date of the latest meeting and action have been made available to SG Blocks. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records.

3.26  Foreign Corrupt Practices.  Neither CDSI nor Merger Sub nor, to CDSI’s nor Merger Sub’s knowledge, any other person associated with or with the authority to act on behalf of CDSI or Merger Sub, including without limitation any director, officer, agent or employee of CDSI or Merger Sub has, directly or indirectly, while acting on behalf of CDSI or Merger Sub (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the FCPA or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments. CDSI’s internal accounting controls and procedures are sufficient to cause it to comply with the FCPA.

3.27  Money Laundering Laws.  The operations of CDSI and Merger Sub are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving CDSI or Merger Sub with respect to the Money Laundering Laws is pending, or to the knowledge of CDSI or Merger Sub, threatened against CDSI or Merger Sub.

3.28  OFAC.   None of CDSI, Merger Sub or, to the knowledge of CDSI or Merger Sub, any director, officer, agent, employee or affiliate of CDSI or Merger Sub, is currently subject to any U.S. sanctions administered by the OFAC.

3.29  Related Party Transactions.  Except as set forth on Schedule 3.29, no CDSI or Merger Sub Related Parties are indebted to CDSI or Merger Sub, nor is CDSI or Merger Sub indebted (or committed to make loans or extend or guarantee credit) to any of them. To CDSI’s knowledge, except as set forth on Schedule 3.29, no CDSI or Merger Sub Related Party has any direct or indirect ownership interest in any firm or corporation with which CDSI or Merger Sub is affiliated or with which CDSI or Merger Sub has a business relationship, or any firm or corporation that competes with CDSI or Merger Sub, except that Related Parties may own stock in publicly traded companies that may compete with SG Blocks, CDSI or Merger Sub. To the best of CDSI’s knowledge, except as set forth on Schedule 3.29, no Related Party is, directly or indirectly, interested in any CDSI Contract with CDSI or Merger Sub (other than such contracts as relate to any such person’s ownership of capital stock or other securities of CDSI or such person’s employment with CDSI).

3.30  Representations and Warranties Complete.  The representations and warranties of CDSI and Merger Sub included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.31  Survival of Representations and Warranties.  The representations and warranties of CDSI and Merger Sub set forth in this Agreement shall survive until and terminate at the Closing.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1  Conduct of Business by CDSI, Merger Sub and SG Blocks.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of CDSI, Merger Sub and SG Blocks shall, except to the extent that the other party shall otherwise consent in writing or as contemplated by this Agreement or as set forth in Schedule 4.1, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all Applicable Laws and regulations (except where noncompliance would not be reasonably expected to have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement and except as set forth in Schedule 4.1, without the prior written consent of the other party, which cannot be unreasonably withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of CDSI, Merger Sub and SG Blocks shall not do any of the following:

(a)  Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)  Grant any severance or termination pay to (i) any officer or (ii) any employee, except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)  With respect to SG Blocks, sell, transfer or license to any person or otherwise extend, amend or modify any material rights to any SG Blocks Intellectual Property or SG Blocks Trademarks, or enter into grants to sell, transfer or license to any person future patent rights, except in the ordinary course of business consistent with past practice;

(d)  Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)  Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests of such capital stock;

(f)  Except as contemplated by this Agreement, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(g)  Amend its Charter Documents;

(h)  Except as contemplated by this Agreement, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of CDSI or SG Blocks, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(i)  Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j)  Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of CDSI or SG Blocks, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k)  Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits

(including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices or to conform to the requirements of any Applicable Law;

(l)  Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements included in the CDSI SEC Reports filed prior to the date of this Agreement or SG Blocks’ Draft Audited Financial Statements, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which SG Blocks is a party or of which SG Blocks is a beneficiary or to which CDSI is a party or of which CDSI is a beneficiary, as applicable;

(m)  Except in the ordinary course of business consistent with past practices, modify, amend or terminate any material SG Blocks Contract or CDSI Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n)  Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o)  Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12-month period;

(p)  Settle any litigation where the consideration given is other than monetary or to which a Related Party is a party;

(q)  Make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;

(r)  Form or establish any subsidiary except in the ordinary course of business consistent with prior practice or as contemplated by this Agreement;

(s)  Permit any Person to exercise any of its discretionary rights under any ERISA Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(t)  Make capital expenditures except in accordance with prudent business and operational practices consistent with past practices;

(u)  Make or omit to take any action which would be reasonably expected to have a Material Adverse Effect;

(v)  Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with past practices; or

(w)  Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (v) above.

4.2  Exclusivity.

(a)  SG Blocks and each Signing Stockholder shall not, and SG Blocks and each Signing Stockholder shall cause SG Blocks’ officers, directors, employees, representatives and agents, as applicable, not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any person or entity (other than the CDSI) concerning any Merger Transaction (defined below) or (ii) take any other action intended or designed to facilitate the efforts of any person or entity (other than CDSI) relating to a possible Merger Transaction. For purposes of this Agreement, the term “Merger Transaction” shall mean any of the following involving SG Blocks or any subsidiary of SG Blocks: (i) any merger, consolidation, share exchange, business combination or other similar transaction; or (ii) any sale, lease, exchange, transfer or other disposition of any of the assets of SG Blocks or subsidiaries (other than in the normal course of business consistent with past practice) or any shares of the capital stock of SG Blocks or any subsidiary in a single transaction or series of transactions.

(b)  In the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into a Merger Transaction, communicated to SG Blocks, any Signing Stockholder or any of SG Blocks’ officers, directors or employees or any of their representatives or agents, such party shall immediately (and in no less than 48 hours) give written notice of same to the CDSI.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1  SG Blocks Stockholder Approval.  Promptly following the execution of this Agreement, SG Blocks shall either call a special meeting of stockholders to be held as promptly as practicable following the execution of this Agreement or seek consent from the holders of a majority of the outstanding SG Blocks Common Stock for the purpose of, among others, approving the Merger contemplated herein. In connection therewith, SG Blocks shall promptly prepare and distribute either a proxy statement or information statement (the “Proxy Statement/Information Statement”) for dissemination to each holder of shares of SG Blocks Common Stock, sufficient for them to make a decision to approve the Merger and acquire the CDSI Common Stock on consummation of the Merger on the basis of an exemption from the registration provisions of the Securities Act. CDSI shall as promptly as practical provide SG Blocks with copies of the CDSI SEC Reports and such other information (but not material non-public information) as may be necessary in connection with the provision of the Proxy Statement/Information Statement.

5.2  Schedule 14(f) of CDSI.

(a)  As of the date of this Agreement, CDSI has obtained the consent of a majority of its outstanding shares of Common Stock in accordance with the DGCL to approve (i) the Merger and this Agreement and the transactions contemplated hereby, (ii) an increase in the number of authorized shares of CDSI Common Stock to 100,000,000, (ii) the change of the name of CDSI to “SG Blocks, Inc.” and (iii) the adoption of an equity incentive plan to be effective upon consummation of the Merger.

(b)  As promptly as practicable after the execution of this Agreement, CDSI shall file with the SEC and distribute the Schedule 14(f) for the purpose of notifying the holders of CDSI Common Stock prior to the Merger of the approval of the matters set forth in Section 5.2(a) together with such matters as CDSI may deem necessary.

(c)  SG Blocks shall cooperate and use its best efforts to supply CDSI with all requisite information necessary that CDSI requests to complete the Schedule 14(f).

(d)  The information supplied by SG Blocks in response to requests by CDSI for inclusion in the Schedule 14(f) shall not, at the time the Schedule 14(f) is filed with the SEC or distributed to the holders of CDSI Common Stock prior to the Merger and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

(e)  The information as being supplied by CDSI for inclusion in the Schedule 14(f) shall not, at the time the Schedule 14(f) is filed with the SEC or distributed to the holders of CDSI Common Stock prior to the Merger and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

(f)  If, at any time prior to the Effective Date, any event or circumstance relating to SG Blocks, CDSI, Merger Sub or any of their respective officers or directors should be discovered which should be set forth in an amendment to the Schedule 14(f), such party shall promptly inform the other and CDSI shall promptly file and distribute such amendment to the Schedule 14(f).

(g)  All documents that CDSI is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

5.3  Blue Sky Compliance.  CDSI shall use its commercially reasonable efforts to avail itself of any exemptions or to qualify or otherwise register the shares of CDSI Common Stock to be issued pursuant to the Merger under the securities or Blue Sky Laws of every jurisdiction of the United States in which a SG Blocks stockholder has an address on the records of SG Blocks, on the record date for determining SG Blocks stockholders entitled to notice of and to vote on the Merger, except any such jurisdiction with respect to which counsel for CDSI has determined that such qualification is not required under the securities or Blue Sky Laws of such jurisdiction.

5.4  Directors and Officers of CDSI and Surviving Subsidiary After Merger.

(a)  Immediately after the Effective Date, the Board of Directors of CDSI will be made up of the following individuals, in accordance with the Schedule 14(f):

(i)	Paul Galvin;
(ii)	Joseph Tacopina;
(iii)	Stevan Armstrong;
(iv)	J. Scott Magrane;
(v)	Claudia Walters;
(vi)	Richard J. Lampen; and
(vii)	J. Bryant Kirkland.

(b)  Immediately after the Effective Date, the officers of CDSI shall be, in accordance with the Schedule 14(f):

(i)	Paul Galvin – Chief Executive Officer;
(ii)	Brian Wasserman – Chief Financial Officer;
(iii)	Stevan Armstrong – President and Chief Operating Officer; and
(iv)	Jennifer Strumingher – Chief Administrative Officer.

(c)  Immediately after the Effective Date, the directors and officers of the Surviving Subsidiary shall be:

(i)	Paul Galvin – Chief Executive Officer;
(ii)	Brian Wasserman – Chief Financial Officer;
(iii)	Stevan Armstrong – President and Chief Operating Officer; and
(iv)	Jennifer Strumingher – Chief Administrative Officer.

5.5  HSR Act.  If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, CDSI and SG Blocks shall each prepare and file the notifications and any other information required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notifications in accordance with all applicable requirements of all Governmental Entities. CDSI and SG Blocks shall cooperate in good faith with each other and such Governmental Entities. CDSI and SG Blocks shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions, (c) request an early termination of the waiting period under the HSR Act and (d) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act shall be shared equally by CDSI and SG Blocks.

5.6  Other Actions.

(a)  As promptly as practicable after execution of this Agreement, CDSI shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which SG Blocks shall review, comment upon and approve (which approval shall not be unreasonably withheld or delayed) prior to filing. Any language included in the Signing Form 8-K, may henceforth be used by CDSI in other filings made by it with the SEC and in other documents distributed by CDSI in connection with the transactions contemplated by this Agreement without further review or consent of SG Blocks. Promptly after the execution of this Agreement, CDSI and SG Blocks shall also mutually agree on and issue a press release announcing the execution of this Agreement (the “Signing Press Release”).

(b)  CDSI and SG Blocks shall cooperate with each other to prepare a draft Form 8-K announcing the Closing and to include the Financial Statements prepared by SG Blocks and Marcum LLP, SG Blocks’ accountant (“Marcum”), and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Closing Form 8-K”). Prior to Closing, CDSI and SG Blocks shall mutually agree on and issue a press release announcing the consummation of the Merger hereunder (“Closing Press Release”). Concurrently with the Closing, CDSI shall distribute the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, CDSI shall file the Closing Form 8-K with the Commission.

(c)  SG Blocks and CDSI shall further cooperate with each other and use their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity.

5.7  Required Information.  In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Schedule 14f, the Proxy Statement/Information Statement, the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of CDSI and/or SG Blocks to any Government Entity or other third party in connection with the Merger and the other transactions contemplated hereby, and for such other reasonable purposes, SG Blocks and CDSI each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, managers, members and stockholders (including the directors of CDSI and SG Blocks to be elected effective as of the Closing pursuant to Section 5.4 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Merger, or any other statement, filing, notice or application made by or on behalf of SG Blocks and CDSI to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.8  Confidentiality; Access to Information.

(a)  Confidentiality.  Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information (“Confidential Information”) received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. A party may disclose the Confidential Information to its financial advisors, accountants, counsel and other representatives (collectively “Advisors”), provided that such Advisors agree to be bound by the provisions of this Section 5.8 and the party disclosing Confidential Information to its Advisors is responsible for such Advisor’s compliance with this Section 5.8. Such confidentiality obligations will not apply to (i) information which was known to a party or its respective agents prior to receipt from the other party; (ii) information which is or becomes generally known other than by breach of the covenants set forth in this Section 5.8; (iii) information acquired by a party or its respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (x) will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby, and (y) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Merger contemplated hereby.

(b)  Access to Information.

(i)  SG Blocks will afford CDSI and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and key personnel of SG Blocks during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties (the existence and scope of which of which have been disclosed to CDSI), to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of SG Blocks as CDSI may reasonably request. No information or knowledge obtained by CDSI in any investigation pursuant to this Section 5.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(ii)  CDSI will afford SG Blocks and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of CDSI during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties (the existence and scope of which have been disclosed to SG Blocks), to obtain all information concerning the business, including properties, results of operations and personnel of CDSI, as SG Blocks may reasonably request. No information or knowledge obtained by SG Blocks in any investigation pursuant to this Section 5.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.9  Public Disclosure.  From the date of this Agreement until Closing or termination of this Agreement, the parties shall cooperate in good faith to jointly prepare and mutually agree upon all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transactions contemplated hereby without the prior consent of CDSI (in the case of SG Blocks) or SG Blocks (in the case of CDSI), except as otherwise provided by this Agreement or as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this

Agreement or any terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants, investors, and other professional advisors.

5.10  Commercially Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, CDSI and its board of directors, and SG Blocks and its board of directors, shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable best efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require CDSI or SG Blocks to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.11  Lock Up Agreements; Sale Restrictions.  Concurrently with the execution of this Agreement, each person or entity listed on Schedule 1.13, representing all of the officers and directors of SG Blocks and each stockholder of SG Blocks currently owning in excess of 20% of the SG Blocks Common Stock, is executing a Lock Up Agreement. No sales of shares of CDSI Common Stock issued as a result of the Merger shall be made by any of the foregoing individuals or entities during the period prescribed by and as otherwise permitted pursuant by the Lock Up Agreements.

5.12  No Securities Transactions.  Neither SG Blocks nor the Signing Stockholders nor any of their respective affiliates, directly or indirectly, shall engage in any transactions involving the securities of CDSI prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. SG Blocks shall use its commercially reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

5.13  Disclosure of Certain Matters.  Each of CDSI and SG Blocks will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives rise to the reasonable expectation by such party that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of SG Blocks or CDSI, or (e) would require any amendment or supplement to the Schedule 14f. The parties shall have the obligation to supplement or amend SG Blocks Schedules and CDSI Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.14  Charter Protections; Directors’ and Officers’ Liability Insurance.

(a)  All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of CDSI as provided in the Charter Documents of CDSI or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)  For a period of six (6) years after the Closing Date, CDSI shall cause to be maintained in effect policies of directors’ and officers’ liability insurance with coverage and amounts as set forth on Schedule 5.14 with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c)  If CDSI or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of CDSI assume the obligations set forth in this Section 5.14.

(d)  The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of CDSI for all periods ending on or before the Closing Date and may not be changed without the consent of Committee.

5.15  Insider Loans; Equity Ownership in Subsidiaries.  SG Blocks shall use its commercially reasonable best efforts to cause each Insider of SG Blocks or its subsidiaries to, at or prior to Closing (i) repay to SG Blocks any loan by SG Blocks to such Person and any other amount owed by such Person to SG Blocks; (ii) cause any guaranty or similar arrangement pursuant to which SG Blocks has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) cease to own any direct equity interests in any subsidiary of SG Blocks or in any other Person that utilizes the name “SG Blocks” or any other names comprising the Intellectual Property or any derivative thereof.

5.16  [Intentionally Omitted]

5.17  Access to Financial Information.  SG Blocks will, and will cause its auditors to (a) continue to provide CDSI and its advisors access to all of SG Blocks’ financial information used in the preparation of its Financial Statements and Draft Audited Financial Statements and (b) cooperate fully with any reviews performed by CDSI or its advisors of any such financial statements or information.

5.18  Audited Financial Statements.  SG Blocks shall use its best efforts to deliver to CDSI the Audited Financial Statements on or prior to July 29, 2011. The Audited Financial Statements shall be audited by Marcum and shall comply with U.S. GAAP.

5.19  Additional Issuances.  Upon consummation of the Merger, CDSI shall issue to Ladenburg an aggregate of 408,750 shares of CDSI Common Stock in accordance with existing agreements between SG Blocks and Ladenburg.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1  Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)  SG Blocks Stockholder Approval.  The Merger shall have been approved by the stockholders of SG Blocks by the requisite vote under the laws of the State of Delaware and holders of less than 10% of SG Blocks Common Stock shall have requested appraisal of their shares pursuant to the DGCL.

(b)  Schedule 14(f).  The Schedule 14(f) shall have been distributed by CDSI not less than 10 days prior to the Closing Date to all the holders of shares of CDSI Common Stock as of the date of distribution which will be a day prior to the Closing Date in accordance with the Securities Act and Exchange Act and the rules and regulations thereunder promulgated by the SEC.

(c)  HSR Act; No Order.  All specified waiting periods under the HSR Act shall have expired, and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

6.2  Additional Conditions to the Obligations of SG Blocks and the Signing Stockholders.  The obligations of SG Blocks and the Signing Stockholders to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by SG Blocks:

(a)  Representations and Warranties.  Each representation and warranty of CDSI and Merger Sub contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to any immaterial corrections or updates pursuant to Section 5.13, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (C) as of the date of this Agreement and (D) subject to any immaterial corrections or updates pursuant to Section 5.13, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. SG Blocks shall have received a certificate with respect to the foregoing signed on behalf of CDSI and Merger Sub by an authorized officer of CDSI and Merger Sub (“CDSI Closing Certificate”).

(b)  Agreements and Covenants.  Each of CDSI and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the CDSI Closing Certificate shall include a provision to such effect.

(c)  No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of CDSI to issue the securities contemplated by this Agreement and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)  Consents.  Each of CDSI and Merger Sub shall have obtained the consents, waivers and approvals set forth on Schedule 6.2(d).

(e)  Material Adverse Effect.  No Material Adverse Effect with respect to CDSI or Merger Sub shall have occurred since the date of this Agreement.

(f)  SEC Compliance.  Immediately prior to Closing, CDSI shall be in compliance in all material respects with the reporting requirements under the Securities Act and Exchange Act.

(g)  Opinion of Counsel.  SG Blocks shall have received an opinion of counsel from Graubard Miller, counsel to CDSI, to be mutually and reasonably agreed upon by SG Blocks and CDSI.

(h)  Other Deliveries.  At or prior to Closing, CDSI shall have delivered to SG Blocks (i) copies of resolutions and actions taken by CDSI’s or Merger Sub’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, (ii) such other documents or certificates as shall reasonably be required by SG Blocks and its counsel in order to consummate the transactions contemplated hereunder, and (iii) a certificate attesting to the incumbency of the officers of CDSI and Merger Sub.

(i)  Resignations.  The persons listed in Schedule 6.2(i) shall have resigned from the positions and offices listed in Schedule 6.2(i) with CDSI to be effective at the Effective Time.

(j)  Escrow Agreement.  The Escrow Agreement shall have been executed and delivered by CDSI and shall be in full force and effect with respect to CDSI.

6.3  Additional Conditions to the Obligations of CDSI and Merger Sub.  The obligations of CDSI and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by CDSI:

(a)  Representations and Warranties.  Each representation and warranty of SG Blocks and the Signing Stockholders contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) subject to any immaterial corrections or updates pursuant to Section 5.13, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (C) as of the date of this Agreement and (D) subject to any immaterial corrections or updates pursuant to Section 5.13, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. CDSI shall have received a certificate with respect to the foregoing (to the extent the foregoing pertains to the representations and warranties of SG Blocks) signed on behalf of SG Blocks by an authorized officer of SG Blocks (“SG Blocks Closing Certificate”).

(b)  Agreements and Covenants.  SG Blocks and the Signing Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and SG Blocks Closing Certificate shall include a provision to such effect.

(c)  No Litigation.  No action, suit or proceeding shall be pending or threatened in writing before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of SG Blocks to issue the securities contemplated by this Agreement or CDSI to own, operate or control any of the assets and operations of SG Blocks following the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)  Consents.  SG Blocks shall have obtained the consents, waivers and approvals set forth on Schedule 6.3(d).

(e)  Material Adverse Effect.  No Material Adverse Effect with respect to SG Blocks shall have occurred since the date of this Agreement.

(f)   Lock Up Agreements.  The Lock Up Agreements shall have been executed and delivered and shall be in full force and effect.

(g)  Escrow Agreement.  The Escrow Agreement shall have been executed and delivered by the Representative and shall be in full force and effect with respect to the Representative.

(h)  Representation Letters.  Representation Letters from each holder of shares of SG Blocks Common Stock shall have been delivered to CDSI and no more than 35 of such holders shall have indicated that they are not an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(i)  Opinion of Counsel.  CDSI shall have received an opinion of counsel from Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to SG Blocks, to be mutually and reasonably agreed upon by SG Blocks and CDSI.

(j)  Other Deliveries.  At or prior to Closing, SG Blocks shall have delivered to CDSI: (i) copies of resolutions and actions taken by SG Blocks' board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, (ii) such other documents or certificates as shall reasonably be required by CDSI and its counsel in order to consummate the transactions contemplated hereunder, and (iii) a certificate attesting to the incumbency of the officers of SG Blocks.

(k)  Insider Loans; Equity Ownership in Subsidiaries.  All outstanding indebtedness owed by any Related Party of SG Blocks shall have been repaid in full, including the indebtedness and other obligations described on Schedule 2.31, and all outstanding guaranties and similar arrangements pursuant to which SG Blocks has guaranteed the payment or performance of any obligations of any Related Party of SG Blocks to a third party shall have been terminated, and no Related Party shall own any direct equity interests in any subsidiary of SG Blocks or in any other Person that utilizes the name “SG Blocks” or any other name comprising the SG Blocks Intellectual Property or any derivative thereof.

(l)  Financial Statements.

(i)  The Audited Financial Statements shall not be materially different than the Draft Audited Financial Statements, and the audit report on the Audited Financial Statements shall not contain any material qualifications not contained in the Draft Audited Financial Statements, or omit any material qualifications contained in the Draft Audited Financial Statements, and shall not utilize any accounting procedure that is materially different from that used in connection with the Draft Audited Financial Statements with respect to any material item set forth in the Audited Financial Statements.

(ii)  The Unaudited Financial Statements will reflect that SG Blocks will have at least $1,000,000 of total revenues.

ARTICLE VII

INDEMNIFICATION

7.1  Indemnification of CDSI.

(a)  Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), CDSI and its representatives, successors and permitted assigns (the “CDSI Indemnitees”) shall be indemnified, defended and held harmless with respect to the matters under Sections 7.1(a)(i) and 7.1(a)(ii), below, but only to the extent of the Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any CDSI Indemnitee by reason of, arising out of or resulting from:

(i)  the inaccuracy or breach of any representation or warranty of SG Blocks or any of the Signing Stockholders contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by SG Blocks to CDSI pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(ii)  the non-fulfillment or breach of any covenant or agreement of SG Blocks or any of the Signing Stockholders contained in this Agreement.

(b)  As used in this Article VII, the term “Losses”, subject to Section 7.4(e) hereof, shall include all actual losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable out-of-pocket legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which the CDSI Indemnitees may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this

Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2  Indemnification of Third Party Claims.  The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against a CDSI Indemnitee by a Person other than SG Blocks or a Signing Stockholder (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a)  Notice of Claim.  CDSI, acting through the Committee, will give the Representative prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative shall be entitled to participate in the defense of Third Party Claim at its expense.

(b)  Defense.  The Representative shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c) below) and at the Company’s expense, by written notice to CDSI, to assume the entire control of, subject to the right of CDSI to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to CDSI to be the lead counsel in connection with such defense. If the Representative is permitted and elects to assume the defense of a Third Party Claim:

(i)  the Representative shall diligently and in good faith defend such Third Party Claim and shall keep the Committee reasonably informed of the status of such defense; provided, however, that the Committee shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned except to the extent the settlement relates solely to monetary damages that are indemnified fully under Section 7.1; and

(ii)  CDSI and the Committee shall cooperate fully in all respects with the Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and CDSI and the Committee shall make available to the Representative all pertinent information and documents under its control.

(c)  Limitations of Right to Assume Defense.  The Representative shall not be entitled to assume control of such defense and, subject to the limitations of Section 7.4, shall pay the reasonable fees and expenses of one counsel retained by CDSI or the Committee if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against a CDSI Indemnitee; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect CDSI or its subsidiaries other than as a result of money damages or other money payments.

(d)  Other Limitations.  Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by a CDSI Indemnitee against the Representative and shall not affect the Representative’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative is obligated to be greater than such damages would have been had the Committee given the Representative prompt notice hereunder. So long as the Representative is defending any such action actively and in good faith, CDSI shall not settle such action. CDSI shall make available to the Representative all relevant records and other relevant materials required by them and in the possession or under the control of CDSI, for the use of the Representative and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e)  Failure to Defend.  If the Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, CDSI or the Committee, subject to the limitations of Section 7.4, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f)  CDSI Indemnitee Rights.  Anything in this Section 7.2 to the contrary notwithstanding, the Representative shall not, without the written consent of the Committee, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to each of the CDSI Indemnitees of a full and unconditional release from all liability and obligation in respect of such action without any payment by any CDSI Indemnitee.

(g)  Representative Consent.  Unless the Representative has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3  Insurance and Tax Effect.

(a)  To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, CDSI shall use reasonable best efforts to obtain the maximum recovery under such insurance; provided that CDSI Indemnitees shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by CDSI for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Representative. If CDSI has received the payment required by this Agreement from the Representative in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Representative and shall pay to the Representative, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Representative pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

(b)  To the extent that any Losses that are subject to indemnification pursuant to this Article VII are deductible for income tax purposes by CDSI, SG Blocks or the Merger Sub, as the case may be, the amount of any Loss shall be reduced by the income tax savings to such party as a result of the payment of such Loss.

7.4  Limitations on Indemnification.

(a)  Survival; Time Limitation.  The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by SG Blocks or the Signing Stockholders to CDSI in connection with this Agreement (including the certificate required to be delivered by SG Blocks pursuant to Section 6.3(a)) shall survive the Closing until the Escrow Release Date (the “Survival Period”).

(b)  Any indemnification claim made by CDSI or Merger Sub in writing prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, (i) no claim for indemnification under this Article VII shall be brought after the end of the Survival Period, and (ii) the indemnification rights of CDSI Indemnitees under this Article VII shall terminate and be of no further force or effect.

(c)  Deductible.  No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $500,000 (the “Deductible”), in which event the amount payable shall be only the amount in excess of the Deductible.

(d)  Aggregate Amount Limitation.  The aggregate liability for Losses pursuant to Section 7.1 shall not in any event exceed the Escrow Shares and no CDSI Indemnitee shall have any claim against SG Blocks’ stockholders other than the Escrow Shares during the Escrow Period.

(e)  No Special or Consequential Damages.  In no event shall Losses be deemed to include any special, indirect, consequential or punitive damages.

7.5  Exclusive Remedy.  CDSI on behalf of itself and the other CDSI Indemnitees, hereby acknowledges and agrees that, from and after the Closing, the sole remedy of the CDSI Indemnitees with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit a CDSI Indemnitees’ right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud.

7.6  Adjustment to Purchase Price.  Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the “purchase price” paid to the stockholders of SG Blocks in connection with business combination between SG Blocks and CDSI, except as otherwise required by Law.

7.7  Representative Capacities; Application of Escrow Shares.  The parties acknowledge that the Representative’s obligations under this Article VII are solely as a representative of the stockholders of SG Blocks in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify the CDSI Indemnitees under this Article VII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to the CDSI Indemnitees as a result of such indemnification obligations shall be made solely from, and to the extent of, the Escrow Shares. Out-of-pocket expenses of the Representative for attorneys’ fees and other costs shall be borne in the first instance by CDSI, which may make a claim for reimbursement thereof against the Escrow Shares upon the claim with respect to which such expenses are incurred becoming an Established Claim (as defined in the Escrow Agreement). The parties further acknowledge that all actions to be taken by the CDSI Indemnitees pursuant to this Article VII shall be taken on their behalf by the Committee in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto. Notwithstanding anything to the contrary contained herein, all Escrow Shares remaining in escrow following the Final Escrow Release Date in excess of the Escrow Shares necessary to satisfy any timely filed claim for indemnification shall be released and delivered to the Persons entitled to them on such date. Notwithstanding anything to the contrary contained herein, the Representative shall have no liability to SG Blocks or any Stockholder or any party hereto for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative. CDSI shall defend, indemnify and hold harmless the Representative for all losses, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation) arising out of or in connection with, the performance by the Representative of its duties and obligations under this Agreement, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative.

ARTICLE VIII

TERMINATION

8.1  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)  by mutual written agreement of CDSI and SG Blocks at any time;

(b)  by either CDSI or SG Blocks if the Merger shall not have been consummated by November 30, 2011; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)  by either CDSI or SG Blocks if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d)  by SG Blocks, upon a material breach of any representation, warranty, covenant or agreement on the part of CDSI or Merger Sub set forth in this Agreement, or if any representation or warranty of CDSI or Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by CDSI or Merger Sub is curable by CDSI or Merger Sub prior to the Closing Date, then SG Blocks may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from SG Blocks to CDSI or Merger Sub of such breach, provided CDSI and Merger Sub continues to exercise commercially reasonable best efforts to cure such breach (it being understood that SG Blocks may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by CDSI or Merger Sub is cured during such thirty (30)-day period);

(e)  by CDSI, upon a material breach of any representation, warranty, covenant or agreement on the part of SG Blocks or a Signing Stockholder set forth in this Agreement, or if any representation or warranty of SG Blocks or a Signing Stockholder shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by SG Blocks prior to the Closing Date, then CDSI may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from CDSI to SG Blocks of such breach, provided SG Blocks or such Signing Stockholder continues to exercise commercially reasonable best efforts to cure such breach (it being understood that CDSI may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by SG Blocks or such Signing Stockholder is cured during such thirty (30)-day period); and

(f)  by either CDSI or SG Blocks, if this Agreement and the transactions contemplated hereby shall fail to be approved and adopted by the affirmative vote of the holders of SG Blocks Common Stock required under the DGCL.

8.2  Notice of Termination; Effect of Termination.

(a)  Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto.

(b)  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Sections 5.8, 5.9, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section

8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Merger to occur on or before the date stated therein.

8.3  Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that the fees and expenses incurred by CDSI shall not exceed $150,000.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“AAA”	Section 10.8
“Advisors”	Section 5.8
“Affiliate”	Section 10.2(g)
“Agreement”	Heading
“Applicable Law”	Recital A
“Approvals”	Section 2.1
“Audited Financial Statements”	Section 2.3
“Blue Sky Laws”	Section 1.12(b)(iii)
“CDSI”	Heading
“CDSI Closing Certificate”	Section 6.2(a)
“CDSI Common Stock”	Section 1.5(a)
“CDSI Contracts”	Section 3.8
“CDSI Indemnitees”	Section 7.1(a)
“CDSI Preferred Stock”	Section 3.12(a)
“CDSI Schedule”	Article III Preamble
“CDSI SEC Reports”	Section 3.3(a)
“CDSI Warrants”	Section 1.5(c)
“Certificate of Merger”	Section 1.2
“Charter Documents”	Section 10.2(i)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Form 8-K”	Section 5.6(b)
“Closing Press Release”	Section 5.6(b)
“Code”	Section 1.8
“Committee”	Section 1.11(a)
“Confidential Information”	Section 5.8
“Corporate Records”	Section 2.26
“CST&T”	Section 1.10
“Deductible”	Section 7.4(c)
“DGCL”	Recital A
“Disclosure Schedules”	Section 5.13
“Dissenter”	Section 1.14(a)
“Dissenting Shares”	Section 1.14(b)
“Draft Audited Financial Statements”	Section 2.3
“Effective Date”	Section 1.2
“Effective Time”	Section 1.2
“Environmental Laws”	Section 2.24
“ERISA”	Section 2.23
“ERISA Plan”	Section 2.23
“Escrow Agent”	Section 1.10
“Escrow Agreement”	Section 1.10

“Escrow Claims”	Section 1.10
“Escrow Release Date”	Section 1.10
“Escrow Shares”	Section 1.10
“Exchange Act”	Section 1.12(b)(iii)
“Exchange Agent”	Section 1.6(a)
“FCPA”	Section 2.27
“Financial Statements”	Section 2.3
“Governmental Entity”	Section 10.2(h)
“HSR Act”	Section 2.11
“knowledge”	Section 10.2(e)
“Ladenburg”	Section 2.20
“Legal Requirements”	Section 10.2(c)
“Lien”	Section 10.2(f)
“Lock Up Agreements”	Section 1.13
“Losses”	Section 7.1(b)
“Marcum”	Section 5.6(b)
“Material Adverse Change”	Section 10.2(b)
“Material Adverse Effect”	Section 10.2(a)
“Merger”	Recital A
“Merger Sub”	Heading
“Merger Sub Stock”	Section 3.12(b)
“Merger Transaction”	Section 4.2(a)
“Money Laundering Laws”	Section 2.28
“Notice of Claim”	Section 7.2(a)
“OFAC”	Section 2.29
“Person”	Section 10.2(d)
“Proxy Statement/Information Statement”	Section 5.1
“Related Parties”	Section 2.32
“Representative”	Section 1.11(b)
“Representation Letters”	Section 1.15
“Schedule 14(f)”	Section 3.9
“Securities Act”	Section 1.12(b)(iii)
“SG Blocks”	Heading
“SG Blocks Certificates”	Section 1.6(b)
“SG Blocks Closing Certificate”	Section 6.3(a)
“SG Blocks Common Stock”	Section 1.5(a)
“SG Blocks Contracts”	Section 2.8
“SG Blocks Intellectual Property”	Section 2.17(b)
“SG Blocks Schedule”	Article II Preamble
“SG Blocks Trademarks”	Section 2.17(a)
“SG Blocks Warrants”	Section 1.5(c)
“Signing Form 8-K”	Section 5.6(a)
“Signing Press Release”	Section 5.6(a)
“Signing Stockholders”	Heading
“Survival Period”	Section 7.4(a)
“Surviving Subsidiary”	Section 1.1
“Third Party Claim”	Section 7.2
“Unaudited Financial Statements”	Section 2.3
“U.S. GAAP”	Section 2.3

ARTICLE X

GENERAL PROVISIONS

10.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to CDSI, to:

CDSI Holdings Inc.
100 S.E. Second Street, 32nd Floor
Miami, Florida 33131
Attention: Chief Executive Officer
Telephone: 305-579-8000
Telecopy: 305-579-8009

with a copy to:

David Alan Miller, Esq.
Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901
Telephone: 212-818-8661
Telecopy: 212-818-8881

if to SG Blocks to:

SG Blocks, Inc.
350 Madison Avenue, 14th Floor
New York, New York 10016
Attention: Chief Executive Officer
Telephone: 646-747-2424
Telecopy: 212-619-1028

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Kenneth Schlesinger, Esq.
Telephone: (212) 451-2252
Telecopy: (212) 451-2222

10.2  Interpretation.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement:

(a)  the term “Material Adverse Effect” when used in connection with SG Blocks or CDSI, as the case may be, means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that is materially adverse to the business, properties, financial condition or results of operations of SG Blocks or CDSI, as applicable, and their respective Subsidiaries, taken as a whole; provided however that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect any changes, events, occurrences or effects arising out of, resulting from or attributable to (A) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (B) earthquakes, hurricanes, tornados or other natural disasters, (C) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (D) changes in the general national or regional economic conditions, or (E) any actions arising from actions that SG Blocks or CDSI are required to take hereunder.

(b)  the term “Material Adverse Change” when used in connection with SG Blocks or CDSI, as the case may be, means: (i) the incurrence of any material liabilities or obligations, direct or contingent, or the entry into any material transactions, or the declaration or payment of any dividends or distributions of any kind with respect to its capital stock; (ii) any change in the capital stock (other than a change in the number of outstanding shares due to the issuance of shares upon the exercise of outstanding options or warrants); (iii) any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options or other equity awards pursuant to outstanding equity incentive plans existing on the date hereof); or (iv) any material adverse change in the business, properties, financial condition or results of operations of such entity.

(c)  the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable SG Blocks Contracts or CDSI Contracts;

(d)  the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(e)  the term “knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation;

(f)  the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(g)  the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(h)  the term “Governmental Entity” shall mean any United States federal or state court, administrative agency, commission, governmental or regulatory authority or similar body; and

(i)  the term “Charter Documents” when used in connection with SG Blocks or CDSI, as the case may be, means such entity’s certificate of incorporation or bylaws, as amended from time to time.

10.3  Counterparts; Electronic Delivery.  This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4  Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between CDSI and SG Blocks executed on or about March 21, 2011 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5  Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6  Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8  Arbitration.  Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”). The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York City, New York. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of Delaware, New Castle County, for such purpose.

10.9  Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10  Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.10, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11  Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.12  Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.13  Currency.  All references to currency amounts in this Agreement shall mean United States dollars.

10.14  Schedules.  The information furnished in the Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement. The Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business. The inclusion of any fact or information in a Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

CDSI HOLDINGS INC.

By:	/s/ Richard J. Lampen Name: Richard J. Lampen Title: Chief Executive Officer

CDSI MERGER SUB, INC.

By:	/s/ Richard J. Lampen Name: Richard J. Lampen Title: President

SG BLOCKS, INC.

By:	/s/ Paul M. Galvin Name: Paul M. Galvin Title: Chief Executive Officer

EACH STOCKHOLDER HAS EXECUTED THE
FOLLOWING SIGNATURE PAGE

By his, her or its execution of this Agreement, the following Signing Stockholder, in his, her or its capacity as a stockholder of SG Blocks, hereby approves and adopts this Agreement and authorizes SG Blocks, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the written consent of such Signing Stockholder for purposes of the DGCL.

TAG Partners LLC

By:	/s/ Paul M. Galvin
Name:	Paul M. Galvin
Title:	Chairman

Address:

By his, her or its execution of this Agreement, the following Signing Stockholder, in his, her or its capacity as a stockholder of SG Blocks, hereby approves and adopts this Agreement and authorizes SG Blocks, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits. Such execution shall be deemed to be action taken by the written consent of such Signing Stockholder for purposes of the DGCL.

SMA Development Group, LLC

By:	/s/ Stevan Armstrong
Name:	Stevan Armstrong
Title:	President

Address:

Annex B

CDSI HOLDINGS INC.

2011 INCENTIVE STOCK PLAN

1.	Purpose of the Plan.

This 2011 Incentive Stock Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to CDSI Holdings Inc., a Delaware corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan may be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2.	Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall act as the administrator of the Plan. The Board, subject to Sections 3, 4 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Board shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Board shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan in the manner and to the extent that the Board deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives. The act or determination of a majority of the Board shall be the act or determination of the Board and any decision reduced to writing and signed by all of the members of the Board shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Board pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

3.	Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right, Restricted Stock or Equity Incentive granted to Optionees or Grantees, the Board may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the Optionee or Grantee’s relationship to the Company, the Optionee or Grantee’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee or Grantee’s length of service, promotions and potential. An Optionee or Grantee who has been granted an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted Stock or Equity Incentive(s) if the Board shall so determine.

4.	Stock Reserved for the Plan.

Subject to adjustment as provided in Section 10 hereof, a total of 8,000,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Stock”), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to Options and Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed 2,000,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives shall no longer be subject to future awards under the Plan.

5.	Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

(a)  Option Price.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Board at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 10 below. “Fair Market Value” means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)  Option Term.  The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)  Exercisability.  Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Board may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Board in its sole discretion. In its sole discretion, the Board may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Board shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)  a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)  the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)  the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)  a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)  Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Board. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)  Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(f)  Incentive Option Shares.  A grant of an Incentive Option under this Plan shall provide that (i) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (ii) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6.	Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Board. Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award. Such rights may be exercised in whole or in part by giving written notice to the Company. Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Board shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7.	Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Board shall deem desirable:

(a)  Grantee rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Board and, if the Board shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Board. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

(b)  Issuance of certificates.  The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)  Delivery of certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Board at the time of grant.

(d)  Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Board has specified such restrictions has lapsed. Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)  Change of Control.  Upon the occurrence of a Change in Control, the Board may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Board in its sole discretion.

8.	Other Equity Incentives or Stock Based Awards.

The Board may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Board shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9.	Term of Plan.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights or Equity Incentives theretofore granted may extend beyond that date.

10.	Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Board shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The Board shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Plan.

11.	Purchase for Investment.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.	Taxes.

(a)  The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)  If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

(c)  If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

13.	Effective Date of Plan.

The Plan shall be effective on July 27, 2011; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than July 27, 2012, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

14.	Amendment and Termination, Section 409A of the Code.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted without the Optionee or Grantee’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)  materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

(b)  materially increase the benefits accruing to the Optionees or Grantees under the Plan;

(c)  materially modify the requirements as to eligibility for participation in the Plan;

(d)  decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

(e)  extend the term of any Option beyond that provided for in Section 5(b).

The Board may amend the terms of any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee’s consent. The Board may also substitute new Options, Stock Appreciation Rights or Restricted Stock for previously granted Options, Stock Appreciation Rights or Restricted Stock including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Board may deem appropriate. However, the Board may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules) and the Board shall exercise its discretion in granting Options, Stock Appreciation Rights or Restricted Stock hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Option, Stock Appreciation right or Restricted Stock hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

15.	Government Regulations.

The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

16.	General Provisions.

(a)  Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)  Employment Matters.  The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)  Limitation of Liability.  No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)  Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Board, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Board may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

(e)  Non-transferability.  Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Board, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)  No rights as a Stockholder.  No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(g)  Termination by Death.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Board shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

(h)  Termination by Reason of Disability.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Board shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

(i)  Termination by Reason of Retirement.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Board shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter. For purposes of this paragraph (i), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(j)  Other Termination.  Unless otherwise determined by the Board, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right’s term if the Optionee or Grantee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Board). The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

CDSI Holdings Inc.

July 27, 2011